    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                       INFINITY BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    4832                                   13-4030071
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                  Identification Number)

                         ------------------------------

            40 WEST 57TH STREET, NEW YORK, NY 10019, (212) 314-9200
  (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                                 FARID SULEMAN
                            CHIEF FINANCIAL OFFICER
                       INFINITY BROADCASTING CORPORATION
                              40 WEST 57TH STREET
                               NEW YORK, NY 10019
                                 (212) 314-9200
 (Name, Address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

               HOWARD CHATZINOFF, ESQ.                              WILLIAM B. SHEARER, JR., ESQ.
              WEIL, GOTSHAL & MANGES LLP                        POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                   767 FIFTH AVENUE                            191 PEACHTREE STREET, N.E., 16(TH) FLOOR
               NEW YORK, NY 10153-0119                                    ATLANTA, GA 30303
                    (212) 310-8000                                          (404) 572-6873

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the effective time of the merger of Burma Acquisition Corp., a wholly owned subsidiary of Infinity Broadcasting Corporation, with and into Outdoor Systems, Inc., pursuant to the Agreement and Plan of Merger, dated as of May 27, 1999, as amended, attached as Appendix C to the Consent Solicitation/Proxy Statement/Prospectus forming a part of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
              TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED               BE REGISTERED(1)       PER SHARE       OFFERING PRICE(2)         FEE(3)
Class A common stock, par value $0.01                  260,640,203              --            $7,252,313,635        $2,016,144

(1) Based on the exchange ratio for the merger (1.25 shares of Class A common stock of Infinity for each outstanding share of common stock of Outdoor Systems) and the maximum number of shares of Outdoor Systems common stock that may be outstanding as of the effective time of the merger, assuming the exercise of all outstanding options or other rights to purchase shares of Outdoor Systems common stock.

(2) Pursuant to Rule 457(f) under the Securities Act, the proposed maximum aggregate offering price was determined by multiplying 34.78125, the average of the high and low sales prices of common stock of Outdoor Systems on September 30, 1999, as reported on the New York Stock Exchange by 208,512,612, the number of shares of Outdoor Systems common stock outstanding at the close of business on September 30, 1999, assuming the exercise of all then outstanding options or other rights to purchase shares of Outdoor Systems common stock.

(3) The registration fee for the Class A common stock of Infinity registered hereby has been calculated pursuant to Section 6(b) of, and Rules 457(c) and 457(c) under, the Securities Act as follows: .000278 multiplied by the proposed maximum aggregate offering price. A fee of $1,356,771 was paid on July 19, 1999 in respect of the merger in connection with the filing of preliminary proxy materials. Pursuant to Rules 0-11(a)(2) and 14a-6(i)(I) under the Exchange Act, the registration fee payable herewith has been reduced by the amount of such fees previously paid.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               [LOGO]                                                                 [LOGO]

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    The boards of directors of both Infinity Broadcasting Corporation and Outdoor Systems, Inc. have unanimously agreed to a merger in which a wholly owned subsidiary of Infinity will merge into Outdoor Systems. Outdoor Systems will survive the merger as a wholly owned subsidiary of Infinity.

    This document provides you with detailed information about the merger agreement and the merger. This document is also the prospectus of Infinity for the Infinity Class A common stock that will be issued to Outdoor Systems stockholders in the merger. You can also obtain financial and other information about Infinity and Outdoor Systems from documents that the companies have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

    If the merger is completed, Outdoor Systems stockholders will receive 1.25 shares of Infinity Class A common stock for each share of Outdoor Systems common stock that they own. Infinity stockholders will continue to own their existing shares. Immediately after the merger, the former stockholders of Outdoor Systems will hold shares of Infinity Class A common stock representing 21.6% of Infinity's equity ownership and 6.0% of the total voting power of Infinity's stock. This information is based upon the number of shares of Infinity and Outdoor Systems common stock outstanding on October 1, 1999 and does not take into account unexercised stock options or incentive stock awards.

    The merger cannot be completed without the approval of both companies' stockholders.

OUTDOOR SYSTEMS SPECIAL MEETING

    Outdoor Systems has scheduled a special meeting for its stockholders to vote on the adoption of the merger agreement. The date, time and place of the Outdoor Systems special meeting is contained in the attached notice for the special meeting.
    The merger will not be completed unless the holders of a majority of the voting power of the outstanding shares of Outdoor Systems common stock vote in favor of the adoption of the merger agreement. Outdoor Systems stockholders who hold or have voting control over shares representing 26.0% of the voting power of the outstanding shares of Outdoor Systems common stock have agreed with Infinity to vote those shares in favor of the adoption of the merger agreement.

INFINITY CONSENT SOLICITATION

    Infinity is soliciting the written consent of its stockholders in favor of the issuance of Infinity Class A common stock to Outdoor Systems stockholders in the merger. Infinity will not hold a special meeting.

    The merger will not be completed unless the holders of shares of Infinity Class A and Class B common stock representing a majority of the voting power of all outstanding shares of Infinity common stock, voting as a single class, execute written consents in favor of the issuance of Infinity Class A common stock to Outdoor Systems stockholders in the merger. CBS Broadcasting, Inc., an indirect, wholly owned subsidiary of CBS Corporation holding shares of Infinity Class B common stock representing 96.2% of the voting power of Infinity's stock, has agreed with Outdoor Systems to consent to the stock issuance.

BEFORE CASTING YOUR VOTE OR PROVIDING YOUR WRITTEN CONSENT, PLEASE CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 17. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE INFINITY CLASS A COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED THAT THIS DOCUMENT IS ACCURATE OR ADEQUATE.

This document is dated October 4, 1999 and is first being mailed to stockholders on October 6, 1999.

                       INFINITY BROADCASTING CORPORATION
                              40 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019

                            ------------------------

                         NOTICE OF CONSENT SOLICITATION
                            ------------------------

To the stockholders of INFINITY BROADCASTING CORPORATION:

    The enclosed materials seek your consent to the issuance of 1.25 shares of Infinity's Class A common stock for each share of common stock of Outdoor Systems in connection with the merger described in the Agreement and Plan of Merger, dated as of May 27, 1999, as amended, by and among Outdoor Systems, Infinity and Burma Acquisition Corp., a wholly owned subsidiary of Infinity formed solely for purposes of the merger. Infinity expects to issue approximately 231.3 million shares of Infinity Class A common stock in the merger, representing 21.6% of Infinity's equity ownership and 6.0% of the voting power of Infinity's stock that will be outstanding immediately after the merger. This information is based upon the number of shares of Infinity and Outdoor Systems common stock outstanding on October 1, 1999 and does not take into account unexercised stock options or incentive stock awards.

    The merger will not be completed unless the holders of shares of Infinity Class A and Class B common stock representing a majority of the voting power of all outstanding shares of Infinity common stock, voting as a single class, execute written consents in favor of the issuance of Infinity Class A common stock to Outdoor Systems stockholders in the merger. Based on the reasons described in these materials, including the opinion of Chase Securities Inc. that the exchange ratio was fair, from a financial point of view, to Infinity, our board of directors has unanimously determined that the merger and the issuance of the Infinity Class A common stock are fair to, and in the best interests of Infinity and its stockholders and has unanimously approved the merger agreement and the issuance of the Infinity Class A common stock. The Infinity board of directors unanimously recommends that you CONSENT TO the issuance of Infinity Class A common stock to Outdoor Systems stockholders in the merger.

    We are asking record holders of Infinity Class A common stock at the close of business on October 1, 1999 to sign and return a written consent that has the effect of voting their shares in favor of the stock issuance. CBS Broadcasting, which holds 100% of the outstanding shares of Infinity Class B common stock, representing 96.2% of the voting power of Infinity's stock, has agreed with Outdoor Systems to consent to the issuance of Infinity Class A common stock to Outdoor Systems stockholders in the merger. CBS BROADCASTING'S CONSENT, BY ITSELF, WILL BE SUFFICIENT FOR INFINITY STOCKHOLDERS TO APPROVE THE STOCK ISSUANCE.

    After carefully reading and considering the information contained in this document, please complete, sign, date and mail your signed written consent form in the enclosed postage prepaid return envelope. In order for your consent to count, we must receive your properly completed and executed consent no later than 12:00 noon, New York City time, on November 4, 1999. This will have the effect of voting your shares in favor of the stock issuance. You may revoke your written consent in the manner described in this document at any time prior to 12:00 noon, New York City time, on November 4, 1999.

                                          By Order of the Board of Directors

                                                  [LOGO]

                                          Angeline C. Straka
                                          SECRETARY

New York, New York
October 4, 1999

                             OUTDOOR SYSTEMS, INC.
                        2502 NORTH BLACK CANYON HIGHWAY
                             PHOENIX, ARIZONA 85009

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON NOVEMBER 4, 1999
                            ------------------------

To the stockholders of OUTDOOR SYSTEMS, INC.:

    Notice is hereby given that Outdoor Systems, Inc. will hold a special meeting of its stockholders at the Ritz Carlton, 2401 E. Camelback Road, Phoenix, Arizona at 10:00 a.m., local time, on November 4, 1999 to vote on:

    - The adoption of the Agreement and Plan of Merger, dated as of May 27, 1999, as amended, by and among Outdoor Systems, Infinity Broadcasting Corporation and Burma Acquisition Corp., a wholly owned subsidiary of Infinity formed solely for purposes of the merger, which provides for the merger of Burma Acquisition into Outdoor Systems as described in the merger agreement; and

    - Any other matters that properly come before the special meeting and any adjournments or postponements of the special meeting.

    Based on the reasons described in these proxy materials, including the opinion of Outdoor Systems' financial advisor that the exchange ratio was fair, from a financial point of view, to Outdoor Systems stockholders, our board of directors:

    - has unanimously determined that the merger is fair to, and in the best interests of, Outdoor Systems stockholders;

    - has declared the merger advisable and unanimously approved the merger agreement and the merger; and

    - has unanimously recommended that you vote FOR the adoption of the merger agreement.

    Only record holders of Outdoor Systems common stock at the close of business on October 1, 1999 will receive notice of, and may vote at, the special meeting and any adjournments or postponements of the special meeting. The merger will not be completed unless the holders of a majority of the voting power of the outstanding shares of Outdoor Systems common stock vote in favor of the adoption of the merger agreement. Outdoor Systems stockholders who hold or have voting control over shares representing 26.0% of the voting power of the outstanding shares of Outdoor Systems common stock have agreed with Infinity to vote those shares in favor of the adoption of the merger agreement.

    You are cordially invited to attend the special meeting. It is important that your shares be represented at the special meeting, whether or not you plan to attend in person. Accordingly, please complete, sign, date and return the enclosed proxy card in the enclosed postage prepaid envelope. You may revoke your proxy in the manner described in the accompanying document at any time before the proxy has been voted at the special meeting. Also, even if you return your proxy card, you may vote in person at the special meeting. If you sign, date and return your proxy card without indicating how you want to vote, we will vote your proxy in favor of the adoption of the merger agreement. Unless you vote in person, if you fail to return your card or return your card unsigned, the effect will be the equivalent of voting against the adoption of the merger agreement.

                                          By Order of the Board of Directors

                                                  [LOGO]

                                          Bill M. Beverage

                                          SECRETARY

Phoenix, Arizona
October 4, 1999

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----

SUMMARY....................................................................................................           1

  Infinity Consent Solicitation............................................................................           2

  The Outdoor Systems Special Meeting......................................................................           2

  Recommendations to Stockholders..........................................................................           3

  The Merger...............................................................................................           3

  Forward-Looking Statements...............................................................................           6

WHERE YOU CAN FIND MORE INFORMATION........................................................................           7

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA...........................................................           9

  Selected Historical and Pro Forma Combined Condensed Financial Information...............................           9

  Infinity Selected Consolidated Historical Financial Data.................................................           9

  Outdoor Systems Selected Consolidated Historical Financial Data..........................................          11

  Selected Unaudited Pro Forma Combined Condensed Financial Information....................................          14

COMPARATIVE PER SHARE MARKET INFORMATION...................................................................          16

RISK FACTORS...............................................................................................          17

  Risks Relating to the Merger.............................................................................          17

  Risks Relating to CBS Control of Infinity................................................................          18

  Risks Relating to the Combined Company's Business........................................................          21

  Risk Relating to Infinity's Stock........................................................................          22

FORWARD-LOOKING STATEMENTS.................................................................................          23

INFINITY CONSENT SOLICITATION..............................................................................          24

  Purposes of the Consent Solicitation.....................................................................          24

  Record Date..............................................................................................          24

  Required Consents........................................................................................          24

  Revocation of Consents...................................................................................          24

THE OUTDOOR SYSTEMS SPECIAL MEETING........................................................................          25

  Time and Place of the Outdoor Systems Special Meeting....................................................          25

  Purposes of the Special Meeting..........................................................................          25

  Record Date..............................................................................................          25

  Required Votes...........................................................................................          25

  Attending the Outdoor Systems Special Meeting............................................................          26

  Revocation of Proxies....................................................................................          26

                                                                                                                PAGE
                                                                                                                -----
  Accountants..............................................................................................          26

SOLICITATION EXPENSES......................................................................................          26

DESCRIPTION OF BURMA ACQUISITION...........................................................................          26

THE MERGER.................................................................................................          27

  Background...............................................................................................          27

  Infinity's Reasons for the Merger; Recommendation of the Infinity Board..................................          30

  Opinion of Chase.........................................................................................          31

  Outdoor Systems' Reasons for the Merger; Recommendation of the Outdoor Systems Board.....................          37

  Opinion of Outdoor Systems' Financial Advisor............................................................          40

  BT Alex. Brown Opinion...................................................................................          40

  Material Federal Income Tax Consequences of the Merger...................................................          47

  Interests of Directors, Officers and Affiliates of Outdoor Systems in the Merger.........................          48

  Resale of Infinity Class A Common Stock Issued in the Merger; Affiliates.................................          53

  Regulatory Approvals.....................................................................................          53

  Stock Exchange Listing...................................................................................          54

  Delisting and Deregistration of Outdoor Systems Common Stock; Cessation of Outdoor Systems Periodic
    Reporting..............................................................................................          54

  Accounting Treatment.....................................................................................          54

  No Dissenters' Rights of Appraisal.......................................................................          54

THE MERGER AGREEMENT.......................................................................................          55

  Terms of the Merger......................................................................................          55

  Issuance of New Stock Certificates.......................................................................          56

  Certificate of Incorporation, By-laws, Directors and Officers After the Merger...........................          56

  Representations and Warranties...........................................................................          57

  Covenants and Agreements.................................................................................          58

  No Solicitation of Transactions..........................................................................          60

  Employment Matters.......................................................................................          60

  Indemnification and Insurance............................................................................          60

  Conditions to the Merger.................................................................................          61

  Termination; Termination Fee; Standstill Provisions......................................................          62

  Amendment and Waiver.....................................................................................          63

OUTDOOR SYSTEMS STOCKHOLDERS AGREEMENT.....................................................................          64

CBS BROADCASTING VOTING AGREEMENT..........................................................................          65

                                                                                                                PAGE
                                                                                                                -----
COMPARISON OF RIGHTS OF HOLDERS OF INFINITY CLASS A COMMON STOCK AND OUTDOOR SYSTEMS COMMON STOCK..........          66

LEGAL MATTERS..............................................................................................          71

EXPERTS....................................................................................................          71

STOCKHOLDER PROPOSALS......................................................................................          71

INDEX TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION......................................         F-1

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION...............................................         F-2

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.......................................         F-6

------------------------

ANNEX A  OPINION OF CHASE SECURITIES INC.

ANNEX B  OPINION OF BT ALEX. BROWN INCORPORATED

ANNEX C  MERGER AGREEMENT

ANNEX D  OUTDOOR SYSTEMS STOCKHOLDERS AGREEMENT

ANNEX E  CBS BROADCASTING VOTING AGREEMENT

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT, INCLUDING THE ANNEXES AND THE OTHER DOCUMENTS LISTED IN THE SECTION "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 7. WHERE APPROPRIATE, WE HAVE INCLUDED PAGE REFERENCES TO DIRECT YOU TO MORE COMPLETE DESCRIPTIONS OF THE TOPICS PRESENTED IN THIS SUMMARY.

INFINITY BROADCASTING CORPORATION
  40 West 57th Street
  New York, New York 10019
  (212) 314-9200

    Infinity is one of the largest radio broadcasting and outdoor advertising companies in the United States. Infinity's approximately 160 radio stations serve 35 markets and accounted for approximately 11% of total 1998 U.S. radio advertising expenditures. Infinity was formed in September 1998 to own and operate the radio and outdoor advertising business of CBS. In December 1998, Infinity completed an initial public offering of 155,250,000 shares of its Class A common stock. CBS beneficially owns 100% of Infinity's Class B common stock. As of October 1, 1999, the Class B common stock represented approximately 83.5% of Infinity's equity ownership and 96.2% of the total voting power of Infinity's stock. On September 7, 1999, CBS announced that it had entered into an agreement with Viacom Inc. providing for the merger of Viacom and CBS. The closing of the merger, which is subject to a number of conditions, is expected to occur during the first half of 2000.

    Infinity conducts its outdoor advertising business through its wholly owned subsidiary, TDI Worldwide, Inc. TDI is one of the largest outdoor advertising companies in the United States, operating approximately 100 franchises. TDI also operates in the United Kingdom, the Republic of Ireland and the Netherlands. The majority of TDI's franchises are in large metropolitan areas.

    Infinity's radio stations serve diverse target audiences through a broad range of programming formats such as rock, oldies, news/ talk, adult contemporary, sports/talk and country, and Infinity has established leading franchises in news, sports and personality programming. Infinity believes that this diversity provides advertisers with "one-stop-shopping" by enabling advertisers to select properties that reach a targeted audience group or to select groups of stations and outdoor advertising properties to reach broad groups of consumers within and across markets. Infinity believes that this diversity also reduces its dependence on any single station, outdoor property, local economy, format or advertiser.

OUTDOOR SYSTEMS, INC.
  2502 North Black Canyon Highway
  Phoenix, Arizona 85009
  (602) 246-9569

    Outdoor Systems is the largest outdoor advertising company in North America, operating approximately 114,100 bulletin, poster, mall and transit advertising display faces. Outdoor Systems currently operates its business in:

    - 90 metropolitan markets in the United States;

    - 13 metropolitan markets in Canada; and

    - 44 metropolitan markets in Mexico.

In addition to the above, Outdoor Systems operates approximately 125,000 subway advertising display faces in New York City.

    Outdoor Systems' markets generally possess demographic characteristics that are attractive to national and regional advertisers, allowing Outdoor Systems to provide advertising space in several of its markets to advertisers with national and regional campaigns so they can simplify their purchasing process while presenting their messages in multiple markets. Each market also has unique local industries, businesses, sports franchises and special events that are frequent users of outdoor advertising.

INFINITY CONSENT SOLICITATION (page 24)

    IF YOU ARE AN INFINITY STOCKHOLDER:

    After carefully reading and considering the information contained in this document, please complete, sign, date and mail your signed written consent form in the enclosed return envelope by 12:00 noon, New York City time, on November 4, 1999.

REVOCATION OF CONSENTS

    You may revoke your consent or submit a new written consent at any time prior to 12:00 noon, New York City time, on November 4, 1999 by sending your revocation or new written consent to Infinity's secretary.

INFINITY SHARES HELD IN "STREET NAME"

    Your broker will execute your written consent only if you instruct your broker to do so. To properly instruct your broker, follow the directions provided by your broker. If you have instructed your broker to execute your consent, you must follow the procedure provided by the broker to revoke that consent.

INFINITY STOCK CERTIFICATES

    Do not send in your stock certificates. Infinity stockholders will keep their stock certificates.

QUESTIONS ABOUT THE INFINITY CONSENT SOLICITATION OR THE MERGER

    If you have questions about the Infinity consent solicitation or the merger, you should contact:

    Infinity Broadcasting Corporation
    40 West 57th Street
    New York, New York 10019
    (212) 314-9200
    Attention: Investor Relations

THE OUTDOOR SYSTEMS SPECIAL MEETING (page 25)

    IF YOU ARE AN OUTDOOR SYSTEMS STOCKHOLDER:

    After carefully reading and considering the information contained in this document, please indicate your vote on the enclosed proxy card. Please mail your signed proxy card in the enclosed return envelope as soon as possible. It is important that your proxy card be available to be voted at the Outdoor Systems special meeting on November 4, 1999.

REVOCATION OF PROXIES (page 26)

    You can change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways:

    - you can send a written notice stating that you would like to revoke your proxy;

    - you can complete and submit a new proxy card; or

    - you can attend the special meeting, notify Outdoor Systems' secretary and vote in person.

    Your attendance alone will not, however, revoke your proxy.

ATTENDING THE OUTDOOR SYSTEMS SPECIAL MEETING (page 26)

    We recommend that you send in your proxy even if you plan to attend the special meeting. You may request a ticket for admission to the special meeting by marking the appropriate box on the proxy card and returning it no later than November 1, 1999. If you hold your shares through a third party, such as a broker, you should send an account statement or similar documentation of ownership to the appropriate person and request a ticket.

OUTDOOR SYSTEMS SHARES HELD IN "STREET NAME"

    Your broker will vote your shares only if you instruct your broker on how to vote. To properly instruct your broker, follow the directions provided by your broker. Your failure to instruct your broker to vote your shares will be the equivalent of voting against the adoption of the merger agreement. If you have instructed your broker to vote your shares, you must follow the procedure provided by the broker to change your vote.

OUTDOOR SYSTEMS STOCK CERTIFICATES

    Do not send in your stock certificates now. After the merger is completed, we will send to you written instructions for exchanging your Outdoor Systems stock certificates for Infinity Class A common stock certificates.

QUESTIONS ABOUT THE OUTDOOR SYSTEMS PROXY SOLICITATION OR THE MERGER

    If you have questions about the Outdoor Systems proxy solicitation or the merger, you should contact:

   Outdoor Systems, Inc.
    2502 North Black Canyon Highway
    Phoenix, Arizona 85009
    (602) 246-9569
    Attention: Investor Relations

RECOMMENDATIONS TO STOCKHOLDERS

TO INFINITY STOCKHOLDERS (page 30)

    Chase has provided a written fairness opinion dated May 26, 1999 to the Infinity board regarding the fairness, from a financial point of view, of the exchange ratio to Infinity. Based on Infinity's reasons for the merger described in this document, including Chase's fairness opinion, the Infinity board believes that the issuance of the shares of Infinity Class A common stock to the Outdoor Systems stockholders in the merger, at the rate of 1.25 Infinity Class A shares for each Outdoor Systems share, is fair to Infinity stockholders and in their best interests and recommends that Infinity stockholders CONSENT TO the stock issuance. A copy of Chase's fairness opinion is attached as Annex A to this document. We encourage you to read this opinion carefully.

TO OUTDOOR SYSTEMS STOCKHOLDERS (page 37)

    BT Alex. Brown Incorporated, Outdoor Systems' financial advisor, has provided a written fairness opinion dated May 26, 1999 to the Outdoor Systems board regarding the fairness, from a financial point of view, of the exchange ratio to the Outdoor Systems stockholders. Based on Outdoor Systems' reasons for the merger described in this document, including BT Alex. Brown's fairness opinion, the Outdoor Systems board believes that the merger is fair to the Outdoor Systems stockholders and in their best interests and recommends that the Outdoor Systems stockholders vote FOR the adoption of the merger agreement. A copy of BT Alex. Brown's fairness opinion is attached as Annex B to this document. We encourage you to read this opinion carefully.

THE MERGER

    THE MERGER AGREEMENT IS ATTACHED AS ANNEX C TO THIS DOCUMENT. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT IN ITS ENTIRETY, AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

WHAT OUTDOOR SYSTEMS STOCKHOLDERS WILL RECEIVE IN THE MERGER

    In the merger, Outdoor Systems stockholders will receive 1.25 shares of Infinity Class A common stock for each share of Outdoor Systems common stock that they own. No fractional shares of Infinity Class A common stock will be issued. Instead, Outdoor Systems stockholders will receive a cash payment for any fractional share that they are entitled to based on the closing price of a share of Infinity Class A common stock on the first trading day after the completion of the merger.

    Example: If you currently own 100 shares of Outdoor Systems common stock, then after the merger you will be entitled to receive 125 shares of Infinity Class A common stock. If you currently own 50 shares of Outdoor Systems common stock, then after the merger you will be entitled to receive 62 shares of Infinity Class A common stock and a check for the market value of one-half of a share of Infinity Class A common stock.

TREATMENT OF OUTSTANDING OPTIONS AND INCENTIVE STOCK AWARDS

    When we complete the merger, all outstanding Outdoor Systems stock options and incentive stock awards, whether or not fully vested, will convert into options to purchase, or incentive stock awards payable in, shares of Infinity Class A common stock. We will adjust the number of shares subject to options and incentive stock awards and the exercise price for the options based on the exchange ratio. In addition, under the terms of the Outdoor Systems stock incentive plans, all of these stock options to purchase shares of Infinity Class A common stock will fully vest and incentive stock awards payable in shares of Infinity Class A common stock will become immediately payable as a result of the merger.

OWNERSHIP OF INFINITY AFTER THE MERGER

    Infinity will issue approximately 231.3 million shares of Infinity Class A common stock to Outdoor Systems stockholders in the merger. These shares will represent 21.6% of Infinity's equity ownership and 6.0% of the total voting power of Infinity's stock immediately after the merger. This information is based on the number of shares of Infinity and Outdoor Systems common stock outstanding on October 1, 1999 and does not take into account unexercised stock options or incentive stock awards. Immediately after the merger, CBS Broadcasting will continue to be Infinity's single-largest stockholder, holding shares representing 65.4% of Infinity's equity ownership and 90.4% of the total voting power of Infinity's stock.

    On September 6, 1999, Viacom and CBS entered into an agreement and plan of merger providing for the merger of Viacom and CBS. Upon the closing of the merger, which is subject to a number of conditions and is expected to take place during the first half of 2000, Viacom will be the ultimate parent of Infinity.

NO DISSENTERS' RIGHTS OF APPRAISAL (page 54)

    Under Delaware corporate law, Outdoor Systems stockholders do not have the right to refuse to participate in the merger and obtain an appraisal of their shares instead of the merger consideration. If the merger is completed, all Outdoor Systems stockholders will be entitled to receive the merger consideration.

INTERESTS OF DIRECTORS, OFFICERS AND AFFILIATES OF OUTDOOR SYSTEMS IN THE MERGER (page 48)

    In considering the Outdoor Systems board's recommendation that Outdoor Systems stockholders vote in favor of the adoption of the merger agreement, Outdoor Systems stockholders should be aware that a number of Outdoor Systems' directors and officers have interests in the merger that are different from or in addition to those of other Outdoor Systems stockholders. These persons include William S. Levine, Chairman of the Board of Outdoor Systems, and Arturo
R. Moreno, President, Chief Executive Officer and a director of Outdoor Systems. Mr. Levine's interests include the continuation of a services agreement with Outdoor Systems. Mr. Moreno's interests include his employment and non-competition agreement to be entered into with Infinity upon completion of the merger. In addition, Mr. Moreno and certain executive officers of Outdoor Systems, other than Mr. Levine, have stock options to purchase shares of Outdoor Systems common stock that will fully vest as a result of the merger. Certain executive officers of Outdoor Systems also hold incentive stock awards which will become immediately payable as a result of the merger. Messrs. Levine and Moreno also will be appointed to the Infinity board effective as of the second business day after the completion of the merger.

    As of October 1, 1999, directors, executive officers and affiliates of Outdoor Systems beneficially owned shares, including shares subject to currently exercisable stock options, representing approximately 32.7% of the total outstanding Outdoor Systems common stock, including shares subject to currently exercisable stock options.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (page 47)

    TO INFINITY STOCKHOLDERS: Since your shares of Infinity common stock will remain unchanged as a result of the merger, you will not recognize any gain or loss for federal income tax purposes.

    TO OUTDOOR SYSTEMS STOCKHOLDERS: In the opinion of Weil, Gotshal & Manges LLP, counsel to Infinity, and Powell, Goldstein, Frazer & Murphy LLP, counsel to Outdoor Systems, the merger will qualify as a tax-free reorganization for federal income tax purposes. Accordingly, the exchange of your shares of Outdoor Systems common stock for shares of Infinity Class A common stock generally will not cause you to recognize any gain or loss. You may, however, have to recognize gain in connection with any cash you receive for fractional shares.

    THIS TAX TREATMENT MAY NOT APPLY TO EVERY OUTDOOR SYSTEMS STOCKHOLDER. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER TO YOU

MAY BE VERY COMPLICATED AND WILL DEPEND ON YOUR SPECIFIC SITUATION. YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

CONDITIONS TO THE MERGER (page 61)

    The obligations of Infinity and Outdoor Systems to complete the merger are subject to the satisfaction or waiver of certain conditions, including the following:

    - obtaining the requisite approvals of Infinity and Outdoor Systems stockholders;

    - obtaining all required regulatory approvals; and

    - the absence of any governmental or court order blocking, or any proceedings by a governmental body trying to block, completion of the merger.

REGULATORY APPROVALS (page 53)

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the merger cannot be completed until after we have given certain information and materials to the Federal Trade Commission and the Department of Justice and the required waiting periods have expired or been terminated. Infinity and Outdoor Systems submitted pre-merger notification and report forms to the FTC and DOJ on June 14, 1999.

    On July 14, 1999, Infinity and Outdoor Systems received from the DOJ a request for additional information and documentary material. Infinity and Outdoor Systems produced the requested information and material and are working to obtain the required regulatory approvals and consents. We cannot assure you, however, as to when or whether any of these approvals and consents will be obtained or the terms and conditions that may be imposed.

COMPLETION OF THE MERGER

    We are working towards completing the merger as quickly as possible and expect to complete it in 1999.

TERMINATION OF THE MERGER AGREEMENT (page 62)

    Outdoor Systems and Infinity may jointly agree to terminate the merger agreement without completing the merger.

    Either company may unilaterally terminate the merger agreement if:

    - the merger is not completed by December 31, 1999, although either Outdoor Systems or Infinity can unilaterally extend this date, if necessary, to obtain any regulatory consents or approvals required to complete the merger, but neither may unilaterally extend this date beyond February 28, 2000;

    - the other company fails to obtain the requisite stockholder approval;

    - a law or court order permanently prohibits the merger; or

    - the other company has made material misrepresentations or has failed to perform its obligations under the merger agreement.

    Outdoor Systems may unilaterally terminate the merger agreement at any time before its stockholders adopt the merger agreement if the Outdoor Systems board determines that in order to satisfy its fiduciary obligations to its stockholders it must enter into an agreement with a third party for a more favorable transaction.

    Infinity may unilaterally terminate the merger agreement if:

    - Outdoor Systems enters into a binding agreement with a third party for a more favorable transaction; or

    - the Outdoor Systems board withdraws or adversely modifies its recommendation of the merger to Outdoor Systems stockholders.

TERMINATION FEE

    Outdoor Systems is required to pay Infinity a cash termination fee of $300 million if:

    - Outdoor Systems or Infinity terminates the merger agreement because Outdoor Systems entered into an agreement with a third party for a more favorable transaction in order to satisfy the Outdoor Systems board's fiduciary obligations to its stockholders;

    - the Outdoor Systems board withdraws or adversely modifies its approval or recommendation of the merger agreement or fails to call its special meeting other than as a result of an injunction or restraining order;

    - either Infinity or Outdoor Systems terminates the merger agreement because Outdoor Systems stockholders do not approve the merger after Outdoor Systems notified Infinity that it had received a more favorable acquisition proposal from a third party and intended to, but did not, enter into an agreement with that third party; or

    - Outdoor Systems enters into an agreement for an alternative transaction with a third party within 18 months after the merger agreement is terminated when either of the following has occurred:

        - Infinity or Outdoor Systems terminated the merger agreement because Outdoor Systems stockholders did not adopt the merger agreement, other than after notice to Infinity of a more favorable third party transaction proposal; or

        - Infinity terminated the merger agreement because of a breach by Outdoor Systems of the merger agreement.

FORWARD-LOOKING STATEMENTS (page 23)

    Statements in this document and in the documents incorporated by reference in this document other than historical facts are or may be forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in these statements depending on a variety of factors. You should carefully review all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this document. In addition, before casting your vote or providing your written consent, please consider carefully the risk factors beginning on page 17.

                      WHERE YOU CAN FIND MORE INFORMATION

    Federal securities law requires Infinity and Outdoor Systems to file information with the Securities and Exchange Commission concerning our respective business and operations. Accordingly, both companies file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also do so at the following regional offices of the SEC:

    - Seven World Trade Center, 13th Floor, New York, New York 10048.

    - Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

    Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The companies' SEC filings are also available to the public on the SEC's web site at: http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

    Infinity has filed with the SEC a registration statement on Form S-4. This document is a part of the registration statement and constitutes a prospectus of Infinity for the Infinity Class A common stock to be issued to Outdoor Systems stockholders in the merger. As allowed by the SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information with respect to Infinity and the Class A common stock, you should consult the registration statement and its exhibits. Statements contained in this document concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for additional information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

    SEC rules and regulations permit Infinity and Outdoor Systems to "incorporate by reference" the information Infinity and Outdoor Systems file with the SEC. This means that Infinity and Outdoor Systems can disclose important information to you by referring you to the information Infinity and Outdoor Systems have filed with the SEC. The information that Infinity and Outdoor Systems incorporate by reference is considered to be part of this document. Information that Infinity and Outdoor Systems file later with the SEC will automatically update and supersede this information.

    Infinity incorporates by reference the documents listed below and any filings Infinity will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this document, but prior to the date of the consent solicitation:

    - Annual Report on Form 10-K, as amended by Form 10-K/A, of Infinity for the year ended December 31, 1998;

    - Quarterly Reports on Form 10-Q, as amended by Form 10-Q/A, of Infinity for the periods ended March 31, 1999 and June 30, 1999; and

    - Current Reports on Form 8-K of Infinity filed on June 4, 1999, June 25, 1999 and September 13, 1999.

    References in this proxy statement/prospectus to:

    - Infinity's Form 10-K for the year ended December 31, 1998 refer to that Form 10-K as amended by the Form 10-K/A,

    - Infinity's Form 10-Q for the period ended March 31, 1999 refer to that Form 10-Q as amended by the Form 10-Q/A; and

    - Infinity's Form 10-Q for the period ended June 30, 1999 refer to that Form 10-Q as amended by the Form 10-Q/A.

    Outdoor Systems incorporates by reference the documents listed below and any filings Outdoor Systems will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this document, but prior to the date of the Outdoor Systems special meeting:

    - Annual Report on Form 10-K of Outdoor Systems for the year ended December 31, 1998;

    - Quarterly Reports on Form 10-Q of Outdoor Systems for the periods ended March 31, 1999 and June 30, 1999; and

    - Current Reports on Form 8-K of Outdoor Systems filed on May 27, 1999, June 3, 1999 and June 24, 1999.

    You can request a free copy of the above filings or any filings subsequently incorporated by reference into this document by writing or calling:

       In the case of Infinity:

           Angeline C. Straka
           Secretary
           Infinity Broadcasting Corporation
           51 West 52nd Street
           New York, New York 10019

       Telephone requests may be directed to (212) 975-4321.

       In the case of Outdoor Systems:

           Bill M. Beverage
           Secretary
           Outdoor Systems, Inc.
           2502 North Black Canyon Highway
           Phoenix, Arizona 85009

       Telephone requests may be directed to (602) 246-9569

In order to ensure timely delivery of these documents, you should make such request by October 28, 1999.

    Neither Infinity nor Outdoor Systems has authorized anyone to give any information or make any representation about the merger or about either company that differs from or adds to the information in this document or in the documents that each company publicly files with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

    If you live in a jurisdiction where it is unlawful to offer to exchange or sell, to ask for offers to exchange or buy, or to ask for proxies regarding the securities offered by this document, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this document does not extend to you.

    The information contained in this document is as of October 4, 1999 unless the information specifically indicates that another date applies.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

SELECTED HISTORICAL AND PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    We are providing the following historical financial information to help with your analysis of the financial aspects of the merger. The information is only a summary and should be read together with the consolidated financial statements of Infinity and Outdoor Systems and other financial information contained in the most recent annual and quarterly reports of Infinity and Outdoor Systems, which are incorporated in this document by reference and from which we derived this information. See "Where You Can Find More Information" on page 7.

INFINITY SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

    Infinity was formed in September 1998 as a wholly owned subsidiary of CBS to own and operate CBS's radio and outdoor advertising segment. In December 1998, Infinity completed an initial public offering of 155,250,000 shares of its Class A common stock. The historical financial statements present Infinity's operations as if it had been a separate entity for all periods presented. In addition, any acquisitions of radio and outdoor advertising properties by CBS during these periods are deemed to have been made by Infinity. The consideration to effect the acquisitions has been treated as a capital contribution by CBS to Infinity. These acquisitions include (a) the November 24, 1995 acquisition by CBS, formerly known as Westinghouse Electric Corporation, of the radio operations of CBS Inc., (b) the December 31, 1996 acquisition by CBS of Infinity Media Corporation, formerly known as Infinity Broadcasting Corporation, and (c) the June 4, 1998 acquisition by CBS of the radio operations of American Radio Systems Corporation.

    The following tables present the summary selected consolidated financial data of Infinity. We derived this information from the audited consolidated financial statements of Infinity for the four years ended December 31, 1998 and the unaudited consolidated financial statements of Infinity for the six months ended June 30, 1999 and June 30, 1998 and the year ended December 31, 1994. The financial statements of Infinity as of December 31, 1998 and 1997 and for the three years in the period ended December 31, 1998, together with the report of KPMG LLP, independent auditors, are incorporated by reference in this document from Infinity's Annual Report on Form 10-K for the year ended December 31, 1998. You should read the summary selected financial data in conjunction with Infinity's financial statements and "Management's Discussion and Analysis" incorporated by reference in this document from Infinity's Annual Report on Form 10-K for the year ended December 31, 1998. See "Where You Can Find More Information" on page 7.

                           STATEMENT OF EARNINGS DATA

                    (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)

                                                   SIX MONTHS ENDED
                                                       JUNE 30,                     YEAR ENDED DECEMBER 31,
                                                ----------------------  ------------------------------------------------
                                                  1999        1998       1998(A)     1997(A)       1996        1995(A)
                                                ---------  -----------  ---------  -----------  -----------  -----------

                                                     (UNAUDITED)
Net revenues..................................  $   1,071   $     785   $   1,893   $   1,480    $     554    $     216
Operating expenses excluding depreciation and
  amortization................................        626         466       1,084         888          344          136
Depreciation and amortization.................        146         106         250         197           58           18
Operating earnings............................        289         205         542         372          139           53
Interest expense, net.........................         (2)         (5)        (64)         (4)          --           --
Net earnings..................................        147          98         235         178           72           28
Net earnings per common share--basic and
  diluted.....................................  $    0.17   $    0.14   $    0.33   $    0.25    $    0.10    $    0.04
Weighted average shares outstanding-- basic
  and diluted (c).............................        855         700         706         700          700          700


                                                   1994
                                                -----------
                                                (UNAUDITED)
Net revenues..................................   $     175
Operating expenses excluding depreciation and
  amortization................................         103
Depreciation and amortization.................          16
Operating earnings............................          47
Interest expense, net.........................          --
Net earnings..................................          43
Net earnings per common share--basic and
  diluted.....................................   $    0.06
Weighted average shares outstanding-- basic
  and diluted (c).............................         700

                                   OTHER DATA

                                 (IN MILLIONS)

                                                 SIX MONTHS ENDED
                                                     JUNE 30,                           YEAR ENDED DECEMBER 31,
                                               --------------------  -------------------------------------------------------------
                                                 1999      1998(A)    1998(A)     1997(A)       1996        1995(A)       1994
                                               ---------  ---------  ---------  -----------  -----------  -----------  -----------

                                                   (UNAUDITED)                                                         (UNAUDITED)
EBITDA(b)....................................  $     435  $     311  $     798   $     575    $     197    $      71    $      93
Cash flow from operating activities..........        319        203        442         310          104           49           25
Cash flow from (used by) investing
  activities.................................        (62)    (1,392)    (1,403)         22       (1,001)      (1,214)           4
Cash flow (used by) from financing
  activities.................................       (219)     1,211      1,436        (329)         917        1,164          (29)
Capital expenditures.........................        (20)       (11)       (32)        (15)          (7)          (9)          (8)

                               BALANCE SHEET DATA

                                 (IN MILLIONS)

                                                                                       AS OF DECEMBER 31,
                                                                  -------------------------------------------------------------
                                                                   1998(A)     1997(A)       1996        1995(A)       1994
                                                        AS OF     ---------  -----------  -----------  -----------  -----------
                                                      JUNE 30,                                                      (UNAUDITED)
                                                        1999
                                                     -----------
                                                     (UNAUDITED)
Total assets.......................................   $  10,792   $  10,798   $   7,074       $7,262       $1,878   $      486
Total debt.........................................         337         525           2          150           --           --
Stockholders' equity...............................       8,957       8,858       6,397        6,419        1,660          511
Working capital....................................         707         786         247          273           80           32

------------------------

(a) Includes financial information for the following acquired entities from their respective dates of acquisition: the radio operations of American Radio from June 4, 1998; Infinity Media

    Corporation from December 31, 1996; and the radio operations of CBS Inc. from November 24, 1995. Accordingly, operating results are not necessarily comparable on a year-to-year basis.

(b) EBITDA, as defined by Infinity, represents earnings before interest, taxes, minority interest, depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, management believes that it is useful to an investor in evaluating Infinity because the measure is widely used in the broadcast industry to evaluate a company's operating performance. Nevertheless, EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining Infinity's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. As EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, this measure may not be comparable to similarity titled measures employed by other companies.

(c) In December 1998, Infinity completed an initial public offering of 155,250,000 shares of its Class A common stock.

OUTDOOR SYSTEMS SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

    The table below presents the summary selected consolidated financial data of Outdoor Systems. We derived this information from the audited consolidated financial statements of Outdoor Systems for the five years ended December 31, 1998 and the unaudited consolidated financial statements of Outdoor Systems for the six months ended June 30, 1999 and June 30, 1998. The financial statements of Outdoor Systems as of December 31, 1997 and 1998 and for the three years in the period ended December 31, 1998, together with the report of Deloitte & Touche LLP, independent auditors, are incorporated by reference in this document from Outdoor Systems' Annual Report on Form 10-K for the year ended December 31, 1998. You should read the summary selected financial data in conjunction with the Outdoor Systems' financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference in this document from Outdoor Systems' Annual Report on Form 10-K for the year ended December 31, 1998. See "Where You Can Find More Information" on page 7.

                          STATEMENT OF OPERATIONS DATA

                    (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)

                                               SIX MONTHS
                                                 ENDED
                                                JUNE 30,                           YEAR ENDED DECEMBER 31,
                                        ------------------------  ---------------------------------------------------------
                                           1999         1998        1998(1)     1997(2)    1996(2)     1995       1994(2)
                                        -----------  -----------  -----------  ---------  ---------  ---------  -----------
                                              (UNAUDITED)
Net revenues(3).......................   $     374    $     321    $     706   $     471  $     173  $      65   $      52
Operating expenses:
  Direct advertising expenses.........         173          156          331         237         88         30          24
  General and administrative
    expenses..........................          19           17           37          29         13          4           3
  Depreciation and amortization.......          71           55          123          75         23         10           9
  Gain on dispositions................          --           --           --          --          7         --           4
Operating income......................         111           93          215         130         57         20          19
Interest expense, net.................         (74)         (64)        (138)        (87)       (32)       (17)        (16)
Income before extraordinary item(4)...          24           15           41          22         14          3           1
Net income (loss).....................          24           15           41          15         (3)         3           1
Net income (loss) attributable to
  common stockholders.................          24           15           41          15         (7)        --          --
Basic net income (loss) per share.....        0.13         0.08         0.22        0.09      (0.07)        --          --
Diluted net income (loss) per share...        0.12         0.07         0.20        0.08      (0.06 (5)        --         --
Shares used in basic per share
  computations........................         185          182          183         164        102         71          57
Shares used in diluted per share
  computations........................         206          203          204         184        119         86          71

                                   OTHER DATA

                             (DOLLARS IN MILLIONS)

                                               SIX MONTHS
                                                 ENDED
                                                JUNE 30,                           YEAR ENDED DECEMBER 31,
                                        ------------------------  ---------------------------------------------------------
                                           1999         1998        1998(1)     1997(2)    1996(2)     1995       1994(2)
                                        -----------  -----------  -----------  ---------  ---------  ---------  -----------

                                              (UNAUDITED)
EBITDA(6).............................   $     182    $     147    $     338   $     205  $      72  $      30   $      24
EBITDA margin(7)......................        48.6%        46.0%        47.8%       43.6%      41.6%      46.7%       46.6%
Operating income margin(8)............        29.6%        28.9%        30.4%       27.6%      32.8%      31.3%       37.3%
Net cash provided by operating
  activities..........................   $      55    $      52    $     157   $      91  $      50  $      19   $      12
Net cash used in investing
  activities..........................         (83)         (87)        (508)     (1,294)      (754)        (6)        (28)
Net cash provided by (used in)
  financing activities................          24           37          363       1,197        715        (14)         18
Capital expenditures..................         (24)         (17)         (38)        (30)        (9)        (7)         (5)

                               BALANCE SHEET DATA

                                 (IN MILLIONS)

                                                                       AS OF
                                                                     JUNE 30,                AS OF DECEMBER 31,
                                                                    -----------  ------------------------------------------
                                                                       1999        1998       1997       1996       1995
                                                                    -----------  ---------  ---------  ---------  ---------
                                                                    (UNAUDITED)
Total assets......................................................   $   2,827   $   2,757  $   2,229  $     933  $     138
Total debt........................................................       1,831       1,807      1,444        606        142
Redeemable preferred stock........................................          --          --         --         --          4
Common stockholders' equity (deficiency)..........................         811         771        695        288        (29)
Working capital...................................................          20          38         61         36          8


                                                                      1994
                                                                    ---------

Total assets......................................................  $     151
Total debt........................................................        155
Redeemable preferred stock........................................          3
Common stockholders' equity (deficiency)..........................        (29)
Working capital...................................................         15

------------------------

(1) On July 1, 1998, Outdoor Systems completed the acquisition of (i) substantially all of the assets of Vendor, S.A. de C.V., the outdoor advertising subsidiary of Televisa, S.A. de C.V., for approximately $216.0 million and (ii) substantially all of the outdoor advertising business conducted by MM Billboard, S.A. de C.V., an affiliated outdoor advertising company in northern Mexico, for approximately $21.9 million. The operations of these acquisitions include approximately 6,600 bulletin display faces in 44 metropolitan markets in Mexico. In addition, during 1998, Outdoor Systems completed other acquisitions. Accordingly, operating results are not necessarily comparable on a year-to-year basis.

(2) During 1996 and 1997, Outdoor Systems completed certain transactions, including the acquisition of substantially all of the assets of the outdoor advertising division of Gannett Co., Inc. and the sale of substantially all of its existing billboard assets in Denver in 1996, and the acquisition of the outdoor advertising operations of Minnesota Mining and Manufacturing Company in 1997. In December 1994, Outdoor Systems consummated the disposition of substantially all the operating assets of its business then operating in Atlanta. Accordingly, operating results are not necessarily comparable on a year-to-year basis.

(3) Net revenues are gross revenues minus agency commissions, plus lease, printing and other revenues.

(4) Deferred financing costs of $17.8 million during 1996 and $6.8 million during 1997 associated with borrowings which were retired or redeemed were charged as an extraordinary loss.

(5) Stock options are included because Outdoor Systems had net income before the extraordinary loss.

(6) Outdoor Systems defines EBITDA as operating income (loss) before depreciation and amortization expense, gain on dispositions and foreign currency gains or losses. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, management believes that it is useful to an investor in evaluating Outdoor Systems because the measure is widely used in the outdoor advertising industry to evaluate a company's operating performance. Nevertheless, EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measures for determining Outdoor Systems' operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. As EBITDA is not a measure of performance in accordance with generally accepted accounting principles, this measure may not be comparable to similarly titled measures employed by other companies.

(7) EBITDA margin is defined as EBITDA stated as a percentage of net revenues.

(8) Operating income margin is defined as operating income stated as a percentage of net revenues.

SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The following selected unaudited pro forma combined condensed financial data are derived from the unaudited pro forma combined condensed financial information included elsewhere in this document and should be read together with that data and with the notes to that data. These selected unaudited pro forma combined condensed financial data are based upon the historical financial statements of Infinity, American Radio and Outdoor Systems. The unaudited pro forma combined condensed balance sheet as of June 30, 1999 is presented as if the merger of Infinity and Outdoor Systems had occurred on June 30, 1999. The unaudited pro forma combined condensed statements of operations for the six months ended June 30, 1999 and the year ended December 31, 1998 are presented as if the merger of Infinity and Outdoor Systems, the acquisition of American Radio, and the Infinity initial public offering had occurred on January 1, 1998.

    These selected unaudited pro forma combined condensed financial data are for illustrative purposes only and do not necessarily indicate the operating results or financial position that would have been achieved had the merger of Infinity and Outdoor Systems, and the Other Infinity Events, which includes the acquisition of American Radio and the Infinity initial public offering, been completed as of the dates indicated or of the results that may be obtained in the future. In addition, the data does not reflect synergies that might be achieved from combining these operations.

  SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS DATA

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                   SIX MONTHS
                                                                                      ENDED         YEAR ENDED
                                                                                  JUNE 30, 1999  DECEMBER 31, 1998
                                                                                  -------------  -----------------
Net revenues....................................................................    $   1,445        $   2,767
Depreciation and amortization expense...........................................         (317)            (613)
Operating earnings..............................................................          300              562
Interest expense, net...........................................................          (61)            (128)

Earnings before income taxes and minority interest..............................          241              435
Net earnings....................................................................           80              124
Basic and diluted earnings per common share.....................................         0.07             0.11

Weighted average basic shares outstanding.......................................        1,086            1,086
Weighted average diluted shares outstanding.....................................        1,105            1,105

                SELECTED UNAUDITED PRO FORMA BALANCE SHEET DATA

                                 (IN MILLIONS)

                                                                                                         AS OF
                                                                                                     JUNE 30, 1999
                                                                                                     -------------
Total assets.......................................................................................   $    19,112
Total debt.........................................................................................         1,695
Stockholders' equity...............................................................................        15,729

                           COMPARATIVE PER SHARE DATA

                                                                                                             OUTDOOR
                                                                                 OUTDOOR      ESTIMATED      SYSTEMS
                                                                   INFINITY      SYSTEMS      PRO FORMA     PRO FORMA
SIX MONTHS ENDED JUNE 30, 1999                                    HISTORICAL   HISTORICAL     COMBINED     EQUIVALENT
----------------------------------------------------------------  -----------  -----------  -------------  -----------
Income per common share:
  Basic.........................................................   $    0.17    $    0.13     $    0.07     $    0.09
  Diluted.......................................................        0.17         0.12          0.07          0.09
Book value per common share:
  Basic.........................................................       10.49         4.39         14.51         18.13
  Diluted.......................................................       10.49         3.94         14.27         17.83
Cash dividends per common share.................................          --           --            --            --

                                                                                              ESTIMATED
                                                                                              PRO FORMA
                                                                                              COMBINED
                                                                                             AS ADJUSTED
                                                                                                 FOR         OUTDOOR
                                                                                 OUTDOOR        OTHER        SYSTEMS
                                                                   INFINITY      SYSTEMS      INFINITY      PRO FORMA
YEAR ENDED DECEMBER 31, 1998                                      HISTORICAL   HISTORICAL      EVENTS      EQUIVALENT
----------------------------------------------------------------  -----------  -----------  -------------  -----------
Income per common share:
  Basic.........................................................   $    0.33    $    0.22     $    0.11     $    0.14
  Diluted.......................................................        0.33         0.20          0.11          0.14
Book value per common share:
  Basic.........................................................       10.36         4.18         14.39         17.99
  Diluted.......................................................       10.36         3.75         14.17         17.71
Cash dividends per common share.................................          --           --            --            --

NOTES TO SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The average common shares outstanding used in calculating pro forma combined basic and diluted income per common share, As Adjusted for Other Infinity Events, are calculated assuming that the estimated number of shares of Infinity common stock to be issued in the merger were outstanding from January 1, 1998. In addition, the average common shares outstanding used in calculating pro forma combined diluted income per share includes the impact of options to purchase shares of common stock.

    The book value per common share amounts of Infinity were calculated by dividing stockholders' equity by the number of common shares outstanding, excluding treasury shares, at the end of the period. The common shares outstanding used in calculating basic pro forma combined book value per share are 1,084,304,000 and 1,086,127,000 at June 30, 1999 and December 31, 1998,
respectively, which includes 853,427,000 and 855,250,000 of Infinity shares outstanding as of each of the respective dates, plus 230,877,094 shares representing the estimated number of common shares to be issued in connection with the Outdoor Systems merger. The common shares outstanding used in calculating diluted pro forma combined book value per share include the Infinity common shares outstanding, plus the estimated number of common shares to be issued in connection with the acquisition of Outdoor Systems, as well as the dilutive impact of Infinity and Outdoor Systems options to purchase shares of common stock, and totaled 1,102,448,000 and 1,103,127,000 as of June 30, 1999 and December 31, 1998, respectively.

    Outdoor Systems pro forma equivalent amounts are calculated by multiplying the respective pro forma combined per share amounts by the exchange ratio of 1.25.

                    COMPARATIVE PER SHARE MARKET INFORMATION

    Infinity Class A common stock is listed and traded on the New York Stock Exchange under the symbol "INF". Outdoor Systems common stock is listed and traded on the New York Stock Exchange under the symbol "OSI".

    Set forth below are the last reported sales prices of Infinity Class A common stock and Outdoor Systems common stock on May 26, 1999, the last full trading day before Infinity and Outdoor Systems announced the proposed merger, as reported on the New York Stock Exchange Composite Transaction Tape, and the equivalent pro forma sale price of a share of Outdoor Systems common stock on that date. This was determined by multiplying the last reported sale price of Infinity Class A common stock by the exchange ratio of 1.25:

Infinity Class A common stock share price...................................  $   26.00
Outdoor Systems common stock share price....................................  $   28.81
Outdoor Systems share equivalent value......................................  $   32.50

    On October 1, 1999, the last trading day before the date of this document, the last reported sales prices, as reported on the New York Stock Exchange Composite Transaction Tape, were $28.50 per share for Infinity Class A common stock and $34.75 per share for Outdoor Systems common stock. The Outdoor Systems share equivalent value on that date was $35.625 per share. There were 185,079,517 shares of Outdoor Systems common stock outstanding on that date.

    We urge you to obtain current market quotations for Infinity Class A common stock and Outdoor Systems common stock.

    Neither Infinity nor Outdoor Systems has paid any cash dividends with respect to its common stock since their respective initial public offerings. Future dividends paid by Infinity, if any, will be at the discretion of Infinity and will be determined after consideration of a number of factors including, among others, Infinity's:

    - earnings;

    - financial condition;

    - cash flows from operations;

    - current and anticipated cash needs; and

    - expansion plans.

    Both Outdoor Systems and Infinity have agreed not to declare, set aside, make or pay any dividends on their common stock until the completion of the merger.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS DOCUMENT, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE YOU DECIDE HOW TO VOTE ON THE PROPOSED MERGER OR PROVIDE A WRITTEN CONSENT TO THE STOCK ISSUANCE. IF WE COMPLETE THE MERGER, OUTDOOR SYSTEMS STOCKHOLDERS WILL RECEIVE SHARES OF INFINITY CLASS A COMMON STOCK AND WILL THEREFORE BE SUBJECT TO THE RISKS DISCUSSED BELOW.

RISKS RELATING TO THE MERGER

THE FIXED EXCHANGE RATIO MAY RESULT IN A LOWER VALUE OF THE INFINITY STOCK THAT OUTDOOR SYSTEMS STOCKHOLDERS WILL RECEIVE IN THE MERGER.

    Upon completion of the merger, each share of Outdoor Systems common stock will be exchanged for 1.25 shares of Infinity Class A common stock. This exchange ratio is fixed and will not be adjusted as a result of any change in the price of Infinity Class A common stock. Any change in the price of Infinity Class A common stock will affect the value of the consideration that Outdoor Systems stockholders receive in the merger. Because the merger will be completed only after all the conditions to the merger are satisfied or waived, including the holding of the special meeting of Outdoor Systems stockholders, there is no way to be sure that the price of Infinity Class A common stock on the date of the special meeting will be the same as its price at the time the merger is completed. The price of Infinity Class A common stock at the time the merger is completed may be higher or lower than its price on the date of this document or the date of the special meeting. Changes in the business, operations or prospects of Infinity, regulatory considerations, general market and economic conditions and other factors may affect the prices of Infinity Class A common stock. Most of those factors are beyond our control. You are encouraged to obtain current market quotations for Infinity stock.

ANTITRUST AUTHORITIES COULD REQUIRE DIVESTITURES OF OUTDOOR ADVERTISING ASSETS

    Federal antitrust laws prohibit us from completing the merger until a required notification and report form is filed and certain required waiting periods have expired or been terminated. Infinity and Outdoor Systems are engaged in ongoing discussions with the Department of Justice to resolve possible competitive concerns raised by the Department of Justice. Even if the applicable waiting period terminates, at any time before or after completing the merger, the Department of Justice, private parties and/or state attorneys general may be free to take action under antitrust laws, including seeking to enjoin completion of the merger or seeking the divestiture by Infinity of substantial assets of TDI or Outdoor Systems. We have agreed to use our reasonable best efforts to cause termination of the required waiting period and, if a litigation or administrative proceeding is instituted to prevent the completion of the merger, we have agreed to take all action reasonably necessary to prevent the entry of any legal restraint or prohibition to completing the merger and to vacate any such restraint or prohibition that may be entered.

    We do not believe that the completion of the merger will result in the violation of any applicable antitrust laws, and the pro forma financial information contained in this document assumes that no divestitures or other extraordinary actions will be required. However, we can give no assurance as to when or whether any of these approvals and consents will be obtained, the terms and conditions that may be imposed or the likelihood of success of any challenge that may be made. Any required divestitures or other extraordinary actions could limit the synergies and other expected benefits of the merger, and such limitations could be material.

RISKS RELATING TO CBS CONTROL OF INFINITY

CBS CONTROLS INFINITY AND CAN UNILATERALLY DETERMINE THE OUTCOME OF ANY MATTER SUBMITTED TO A VOTE OF INFINITY STOCKHOLDERS. THE INTERESTS OF CBS MAY BE ADVERSE TO THE INTERESTS OF OTHER STOCKHOLDERS OF INFINITY.

    If CBS has interests in any transaction that are in addition to or different from those of the other stockholders of Infinity, the ability of CBS to unilaterally determine the outcome of any matter submitted to a vote of Infinity stockholders may be adverse to Infinity's other stockholders. In particular, CBS will be in a position to block any acquisition of Infinity, even if it would be on terms favorable to other stockholders. Immediately following the merger, CBS will continue to beneficially own 100% of Infinity's Class B common stock, which will then represent approximately 90.4% of the total voting power of the shares of Infinity's stock. Only two of Infinity's eight directors are not currently associated with CBS or Infinity. The Infinity board includes four non-management directors who are also directors of CBS.

    On September 6, 1999, Viacom and CBS entered into an Agreement and Plan of Merger providing for the merger of Viacom and CBS. Upon the closing of the merger of Viacom and CBS, which is subject to a number of conditions and is expected to take place during the first half of 2000, Viacom will be the ultimate parent of Infinity.

CBS IS NOT OBLIGATED TO OFFER BUSINESS OPPORTUNITIES TO INFINITY THAT COULD BENEFIT INFINITY UNLESS THEY ARE CLEARLY DIRECTED TO INFINITY. THIS COULD RESULT IN A LOSS OF BUSINESS TO INFINITY.

    Because CBS and Infinity both sell advertising time and space, there are numerous actual and potential conflicts of interest between them. Infinity and Outdoor Systems, on the one hand, and CBS, on the other, will to some extent be competing with each other when offering their products and services to potential customers, who often are deciding how much of their advertising budgets to allocate to television, radio, outdoor or other media. Infinity's certificate of incorporation contains provisions that address how potential conflicts of interest between Infinity and CBS should be treated and how conflicting transactions that could be corporate opportunities of both Infinity and CBS should be allocated between them. These provisions effectively create a presumption that these opportunities do not need to be made available to Infinity unless clearly directed to Infinity. This could result in a loss of business to Infinity.

THE INTERCOMPANY AGREEMENT BETWEEN CBS AND INFINITY, WHICH GOVERNS THE TERMS ON WHICH THE PARTIES PROVIDE PROMOTIONAL ADVERTISING TIME AND SPACE TO EACH OTHER, WAS NOT NEGOTIATED AT ARM'S LENGTH. THEREFORE, THIS AGREEMENT COULD BE LESS FAVORABLE TO INFINITY THAN SIMILAR AGREEMENTS THAT INFINITY COULD HAVE OBTAINED FROM UNAFFILIATED THIRD PARTIES.

    CBS and Infinity have entered into the intercompany agreement, which governs, among other things, the terms on which the parties jointly market their products and services and provide promotional advertising time and space to each other. In certain circumstances consistent with past practice, the intercompany agreement permits CBS to use radio promotion time on Infinity's stations without charge. In addition, Infinity obtains certain typical in-house services, such as financial and legal services, from CBS under the intercompany agreement. Because of CBS's controlling ownership of Infinity, the intercompany agreement did not, and future agreements between Infinity and CBS may not, result from arm's-length negotiations. Therefore, these agreements could be less favorable to Infinity than similar agreements that Infinity might obtain from unaffiliated third parties. In addition, many of the transactions between Infinity and CBS are of an informal nature and do not lend themselves to formulaic allocations of costs and benefits. The inevitable result is that some discretion is left to the parties, who are subject to potentially conflicting interests because of the overlap in their businesses.

CERTAIN OF INFINITY'S EXECUTIVE OFFICERS ARE ALSO EXECUTIVE OFFICERS OF CBS. ONE OF THESE INDIVIDUALS IS ALSO AN EXECUTIVE OFFICER OF WESTWOOD ONE, INC. IN MANY INSTANCES, THEIR EFFORTS FOR CBS OR WESTWOOD ONE MAY BE UNRELATED OR ADVERSE TO THE INTERESTS OF INFINITY.

    Mel Karmazin, Infinity's Chairman, President and Chief Executive Officer, and Farid Suleman, Infinity's Executive Vice President, Chief Financial Officer and Treasurer, hold senior management positions with CBS. Mr. Karmazin is the President and Chief Executive Officer of CBS and one of CBS's largest individual stockholders. Mr. Suleman is Senior Vice President, Finance and Treasurer of CBS. These executives spend a substantial part of their professional time and effort on behalf of CBS. In many instances, their efforts for CBS may relate to activities which are unrelated, or may be adverse, to the interests of Infinity. Infinity has not established any minimum time requirements that these officers must devote to Infinity's business. In connection with the September 7, 1999 announcement of the merger of Viacom and CBS, it was also announced that upon completion of the merger, Mel Karmazin would serve as President and Chief Operating Officer of Viacom.

    Infinity currently owns 8 million shares of the outstanding voting stock of Westwood One, representing approximately 13.3% of the common equity and 10.4% of the voting power of Westwood One. Infinity also owns currently exercisable warrants to purchase an additional 2 million shares of common stock of Westwood One. Mr. Karmazin is also a director of Westwood One and Mr. Suleman is also the Chief Financial Officer, Secretary and a director of Westwood One. These positions will continue to impose demands on their time and present potential conflicts of interest with the services they perform for Infinity. Westwood One produces and distributes syndicated and network radio programming to Infinity's radio stations as well as to competitors of Infinity.

INFINITY DOES NOT HAVE ITS OWN CREDIT FACILITY AND MAKES BORROWINGS UNDER CBS'S CREDIT FACILITY. CBS'S CREDIT FACILITY IMPOSES LIMITATIONS ON INFINITY'S ABILITY TO INCUR LIENS AND GRANT NEGATIVE PLEDGES. ANY DEFAULTS UNDER CBS'S CREDIT FACILITY, WHETHER OR NOT RELATED TO INFINITY, COULD ACCELERATE PAYMENT OF INFINITY'S DEBT UNDER THE FACILITY.

    Infinity does not currently have any independent credit facilities with banks or other institutions. Infinity has the ability to borrow up to $1.0 billion under CBS's credit facility. Infinity does not currently have any borrowings outstanding under the CBS credit facility. The terms of the CBS credit facility impose limitations on the ability of CBS and its material subsidiaries, including Infinity, to create liens and grant negative pledges.

    In addition, the terms of the CBS credit facility limit Infinity's ability to incur indebtedness outside of the CBS credit facility. The terms of the CBS credit facility require CBS to maintain specified financial ratios, including a maximum consolidated leverage ratio and minimum interest coverage ratio and a minimum net worth. In addition, the occurrence of a change of control of CBS would be an event of default under the CBS credit facility. Any declaration of acceleration or event of default permitting acceleration under any debt instruments of CBS in an aggregate amount in excess of $100 million could also result in an event of default under the CBS credit facility. The ability of CBS to comply with the terms of the CBS credit facility is beyond the control of Infinity and can also be affected by events beyond CBS's control. Any defaults under the CBS credit facility, whether or not related to the business of Infinity, could prevent Infinity from borrowing under the CBS credit facility and could entitle the lenders to accelerate payment of all debts under the credit facility, including Infinity's debt.

    The proposed merger of Viacom and CBS will, under the terms of the CBS credit facility, constitute a change of control of CBS and would therefore be an event of default under the facility. Prior to the closing of the merger of Viacom and CBS, CBS intends either to seek a waiver of this event of default from the lenders or repay any amounts due under the credit facility. CBS and Infinity are considering amending the credit facility so that a change of control of CBS would not be an event of default with respect to any borrowings by Infinity.

CBS CONTROLS ALL TAX DECISIONS RELATING TO INFINITY AND BY VIRTUE OF INFINITY'S RELATIONSHIP DURING 1997, 1998 AND 1999 WITH CBS, INFINITY COULD BE JOINTLY AND SEVERALLY LIABLE FOR CERTAIN CBS TAX LIABILITIES.

    For tax years 1997, 1998 and the portion of 1999 prior to completion of the merger, Infinity is or will be included in CBS's consolidated group for federal income tax purposes. By virtue of its controlling ownership and the tax sharing agreement between CBS and Infinity, CBS effectively controls all of Infinity's tax decisions for this period and will control these decisions after the merger. Accordingly, CBS will have sole authority to respond to and conduct all tax proceedings, including tax audits relating to Infinity, to file all income tax returns on behalf of Infinity and to determine the amount of Infinity's liability to, or entitlement to payment from, CBS under the tax sharing agreement.

    Federal law provides that each member of a consolidated group is liable for the group's entire tax obligation. Accordingly, if CBS or other members of the group fail to make any federal income tax payments required of them by law for the tax years 1997, 1998 and 1999, Infinity would be liable for the shortfall. Similar principles apply for state income tax purposes in many states.

INFINITY IS JOINTLY AND SEVERALLY LIABLE FOR CERTAIN PENSION-RELATED MATTERS OF CBS AND THE OTHER MEMBERS OF CBS'S CONTROL GROUP.

    Infinity currently is jointly and severally liable, together with all other members of CBS's control group, for certain pension funding, termination and excise taxes and for other pension-related matters of CBS and the other members of CBS's control group. The CBS control group, for pension law purposes, includes any entity in which CBS holds at least 80% of the voting power or 80% of the outstanding equity. After the merger, CBS will hold approximately 90% of the total voting power of the Infinity common stock and consequently, Infinity will continue to be part of the CBS control group. As of December 31, 1998, the present value of the CBS liabilities under certain qualified pension plans, including the Westinghouse Pension Plan that CBS is responsible for, exceeded the fair market value of the assets held in trust under these plans by $713 million, based upon the assumptions used for financial reporting purposes under Statement of Financial Accounting Standards No. 87 and before any tax effect. CBS's liabilities and Infinity's contingent liabilities would be substantially higher under these plans if these plans were terminated. Infinity has no control over whether or not any of CBS's benefit plans are terminated. Although the intercompany agreement between Infinity and CBS provides that CBS will indemnify Infinity for any of these pension-related matters, Infinity cannot be assured that CBS will be able to meet these indemnification obligations.

INFINITY COULD FACE A CLAIM THAT IT IS REQUIRED TO ASSUME CERTAIN CBS PUBLIC
DEBT.

    As of June 30, 1999, CBS had outstanding an aggregate of approximately $2.2 billion principal amount of public debt issued under indentures which could effectively require a transferee of assets from CBS, including Infinity, to assume this debt. Infinity does not believe that it is now required or likely to be required to assume this debt in the future. Nevertheless, if a CBS bondholder asserts a claim requiring Infinity to assume this debt, it is likely that the matter would become the subject of litigation, which by its very nature is unpredictable. Although the intercompany agreement provides that CBS will indemnify Infinity for any of these debt obligations, including the cost of defending against any claims against Infinity by CBS bondholders that Infinity is required to assume the bond debt, Infinity cannot be assured that CBS will be able to pay these indemnification obligations.

RISKS RELATING TO THE COMBINED COMPANY'S BUSINESS

GOVERNMENT REGULATION OF RADIO STATION ACQUISITIONS COULD ADVERSELY AFFECT INFINITY'S GROWTH STRATEGY.

    Infinity's growth strategy includes pursuing opportunistic acquisitions of radio broadcasting and outdoor advertising businesses. Radio broadcasting acquisitions require prior approval of the Federal Communications Commission due to the transfer of control or assignment of the broadcast licenses of the acquired stations. The number of radio stations Infinity may acquire or operate in any geographic market, both overall and in each of the AM and FM bands in that market, is limited by the Communications Act of 1934, and Federal Communications Commission rules and policies. Infinity has reached or is close to reaching the applicable ownership limits in many of the largest markets. In addition, the U.S. Department of Justice and the Federal Communications Commission may not permit acquisitions that would result in local radio market concentration in excess of certain revenue shares.

THE FEDERAL COMMUNICATIONS COMMISSION "ONE-TO-A-MARKET" LIMITATION COULD REQUIRE INFINITY TO SELL CERTAIN RADIO STATIONS BECAUSE CBS AND INFINITY ARE CONSIDERED ONE PARTY FOR PURPOSES OF THIS LIMITATION.

    Under the Federal Communications Commission's former "one-to-a-market" rule, a party could not have attributable interests in radio stations and a television station in the same market unless a waiver was granted by the Federal Communications Commission. For this purpose, Infinity and CBS are considered one party. The Federal Communications Commission has previously granted CBS temporary waivers of this rule in certain markets in which Infinity currently operates radio stations. These temporary waivers were subject to the outcome of pending rulemaking proceedings on the former "one-to-a-market" rule.

    On August 6, 1999, the Federal Communications Commission adopted a new "one-to-a-market" rule, which will become effective on November 16, 1999. Under the new rule, a party will be permitted to own either one television and seven radio stations or two television and six radio stations in markets where there are at least twenty independently-owned media voices as defined by the Federal Communications Commission. In markets where there are at least ten independently-owned media voices, a party may own two television and four radio stations. In markets with fewer than ten independently-owned media voices, a party may own two television stations and one radio station. The temporary waivers that Infinity or CBS holds will become permanent upon a showing by Infinity of compliance with the limits in the new rules. Infinity will be permitted to retain radio stations it owns in excess of the new limits--for example in Los Angeles--for at least five years. This "grandfathering" will terminate, however, if control of CBS is transferred, as would occur as a result of the proposed merger of Viacom and CBS. Consequently, if the merger between Viacom and CBS is completed, Infinity would be required to sell a certain number of radio stations in Los Angeles, Chicago, Dallas and the Baltimore/Washington area where it currently owns eight stations, to comply with the August 6, 1999 "one-to-a-market" rule.

INFINITY DEPENDS ON CERTAIN ON-AIR PERSONALITIES, THE LOSS OF WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON INFINITY.

    Infinity employs or independently contracts with several on-air personalities and hosts of syndicated radio programs with significant loyal audiences in their respective broadcast areas. Infinity cannot be assured that all of these individuals will remain with Infinity or will retain their audiences.

GOVERNMENT REGULATION OF OUTDOOR ADVERTISING COULD ADVERSELY AFFECT INFINITY'S REVENUES.

    The outdoor advertising industry is subject to extensive governmental regulation at the federal, state and local levels, which may adversely affect Infinity's revenues. These include regulations on the construction, repair, upgrading, height, size and location of and, in some instances, content of advertising copy being displayed on outdoor advertising structures.

    For example, there are significant legal and regulatory constraints on the use of out-of-home media to advertise alcohol and tobacco products. In November 1998, the major U.S. tobacco companies reached an out-of-court settlement with 46 states, the District of Columbia, the Commonwealth of Puerto Rico and four other U.S. territories that includes a ban on outdoor advertising of tobacco products. The elimination of tobacco advertising as called for by the settlement agreement caused a reduction in Outdoor Systems' direct revenue from tobacco companies and a simultaneous increase in the available space on the existing inventory of billboards in the outdoor advertising industry. Any significant reduction in beer and wine advertising due to similar content-related restrictions could have a material adverse effect on the combined company.

RISK RELATING TO INFINITY'S STOCK

IF CBS DISTRIBUTES ITS CLASS B COMMON STOCK TO ITS STOCKHOLDERS IN A SPIN-OFF, THE MARKET PRICE OF THE CLASS A COMMON STOCK MAY BE MATERIALLY ADVERSELY AFFECTED.

    CBS indirectly owns 700,000,000 shares of Infinity Class B common stock. Each share of Infinity Class B common stock will automatically convert into one share of Infinity Class A common stock upon a transfer by CBS to any person other than a CBS affiliate. However, if CBS were to distribute the Infinity Class B common stock to its stockholders in a tax-free spin-off, the Infinity Class B common stock would continue to entitle the stockholders to five votes per share and would not be convertible into shares of Infinity Class A common stock. The distribution of shares of Infinity Class B common stock in a tax-free spin-off could have an adverse effect on the market price of the Infinity Class A common stock. CBS has agreed that if it distributes the Infinity Class B common stock to its stockholders in a tax-free spin-off, prior to the tax-free spin-off it will approve an amendment to Infinity's certificate of incorporation to provide for the automatic conversion of shares of Infinity Class B common stock into shares of Infinity Class A common stock if CBS determines that the conversion would be consistent with tax-free treatment for the spin-off. There is no assurance, however, that such amendment or conversion will occur.

                           FORWARD-LOOKING STATEMENTS

    This document and the documents incorporated by reference in this document contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect Infinity's and Outdoor Systems' current expectations concerning future results and events. These forward-looking statements generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Infinity and Outdoor Systems to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this document.

    Important factors that could cause actual results to differ materially from our expectations are disclosed under "Risk Factors" beginning on page 17. In addition to those risk factors, the following important factors could adversely affect future results:

    - successful integration of any acquired properties;

    - the ability of Infinity to develop and acquire radio on-air talent and programming and to attract and retain advertisers;

    - uncertainty as to the ability of Infinity to increase audience share for its programs;

    - the ability of Infinity to renew existing programming agreements and to enter into new agreements;

    - the success of Infinity and its suppliers and customers in achieving year 2000 compliance;

    - the timing, impact and other uncertainties related to future acquisitions by Infinity;

    - the impact of significant competition for advertising revenues from other radio stations and programming alternatives such as broadcast television, newspapers, magazines, cable television, the internet and direct mail, as well as new potential forms of radio broadcasting such as satellite radio;

    - interest rate fluctuations, foreign currency rate fluctuations and other capital market conditions;

    - the impact of new technologies;

    - changes in Federal Communications Commission regulations; and

    - increased governmental regulation of the location, size or content of outdoor advertising.

    These factors and the risk factors described under "Risk Factors" in this document are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements included in this document are made only as of the date of this document and we do not have any obligation under section 27A of the Securities Act and 21E of the Exchange Act to publicly update any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected results or events will be achieved.

                         INFINITY CONSENT SOLICITATION

IF YOU ARE AN INFINITY STOCKHOLDER:

    Infinity is soliciting your written consent to approve the issuance of shares of Infinity Class A common stock to Outdoor Systems stockholders in the merger and is requesting that you complete, sign and return the enclosed written consent form.

PURPOSES OF THE CONSENT SOLICITATION

    You are being asked to consent to the issuance of 1.25 shares of Infinity Class A common stock for each share of Outdoor Systems common stock in connection with the merger. Infinity expects to issue approximately 231.3 million shares of Infinity Class A common stock in the merger, representing 21.6% of Infinity's equity ownership and 6.0% of the voting power of Infinity's stock that will be outstanding immediately after the merger. This information is based upon the number of shares of Infinity and Outdoor Systems common stock outstanding on October 1, 1999 and does not take into account unexercised stock options or incentive stock awards.

    INFINITY'S BOARD HAS UNANIMOUSLY APPROVED THE ISSUANCE OF INFINITY CLASS A COMMON STOCK TO OUTDOOR SYSTEMS STOCKHOLDERS IN THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE STOCK ISSUANCE.

RECORD DATE

    The Infinity board has fixed the close of business on October 1, 1999 as the date for the determination of Infinity stockholders entitled to consent to the proposal to approve the issuance of Infinity Class A common stock to Outdoor Systems stockholders in the merger.

REQUIRED CONSENTS

    Only Infinity stockholders of record at the close of business on the Infinity record date are entitled to consent to the stock issuance. On the record date, there were 138,488,800 shares of Infinity Class A common stock outstanding and 700,000,000 shares of Infinity Class B common stock outstanding. Each share of Infinity Class A common stock is entitled to one vote and each share of Infinity Class B common stock is entitled to five votes. You are urged to return a completed and signed written consent by 12:00 noon, New York City time, on November 4, 1999. Consents will be tallied by EquiServe and then delivered to Infinity.

    Written consents from the holders of shares of Infinity Class A and Class B common stock representing a majority of the voting power of all outstanding shares of Infinity common stock, voting as a single class, are required to approve the stock issuance. CBS Broadcasting has agreed with Outdoor Systems to vote all of its shares of Infinity Class B common stock in favor of the issuance of Infinity Class A common stock to Outdoor Systems stockholders in the merger. CBS BROADCASTING'S CONSENT, BY ITSELF, WILL BE SUFFICIENT FOR INFINITY STOCKHOLDERS TO APPROVE THE STOCK ISSUANCE.

REVOCATION OF CONSENTS

    You may revoke your consent or, if you have previously revoked your consent, submit a new written consent at any time prior to 12:00 noon, New York City time, on November 4, 1999 by sending your revocation or new written consent to Infinity's secretary at 51 West 52nd Street, New York, New York 10019.

                      THE OUTDOOR SYSTEMS SPECIAL MEETING

IF YOU ARE AN OUTDOOR SYSTEMS STOCKHOLDER:

TIME AND PLACE OF THE OUTDOOR SYSTEMS SPECIAL MEETING

    The special meeting of Outdoor Systems stockholders to vote on the matters for which Outdoor Systems is soliciting proxies from its stockholders will be held on November 4, 1999, at 10:00 a.m., local time, at the Ritz Carlton, 2401
E. Camelback Road, Phoenix, Arizona.

PURPOSES OF THE SPECIAL MEETING

    At the Outdoor Systems special meeting, you will be asked to consider and vote to adopt the merger agreement. The merger agreement provides for the merger of Burma Acquisition into Outdoor Systems, with Outdoor Systems surviving the merger as a wholly owned subsidiary of Infinity.

    Outdoor Systems knows of no other matter to be brought before the special meeting. However, if any other matters are properly presented for action at the Outdoor Systems special meeting, including a motion to adjourn the meeting to another time or place, the persons named in the enclosed proxy card will have the discretion, unless otherwise noted on the proxy card, to vote on those matters, subject to applicable federal and state securities and corporate law.

    THE OUTDOOR SYSTEMS BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE

    The Outdoor Systems board has fixed the close of business on October 1, 1999 as the record date for determining the Outdoor Systems stockholders entitled to attend and vote at the special meeting. Only record holders of Outdoor Systems common stock on the record date will be entitled to vote at the special meeting and any adjournments or postponements of the Outdoor Systems special meeting. At the record date, 185,079,517 shares of Outdoor Systems common stock were outstanding and entitled to vote. The presence, in person or by proxy, of a majority of these shares of Outdoor Systems common stock is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes will be included in the determination of shares present at the special meeting for purposes of determining a quorum.

REQUIRED VOTES

    On the record date for the Outdoor Systems special meeting, there were 185,079,517 shares of Outdoor Systems common stock outstanding. Each share of Outdoor Systems common stock is entitled to one vote. All properly executed proxy cards delivered and not properly revoked will be voted at the special meeting as specified in the proxy cards. If you do not specify a choice, your shares represented by a signed proxy card will be voted for the adoption of the merger agreement.

    The affirmative vote of the holders of record of a majority of the voting power of the outstanding shares of Outdoor Systems common stock is required to adopt the merger agreement. Outdoor Systems stockholders who hold or have voting control over shares representing 26.0% of the voting power of the outstanding shares of Outdoor Systems common stock have agreed with Infinity to vote those shares in favor of the adoption of the merger agreement. See "Outdoor Systems Stockholders Agreement" on page 64. Broker non-votes and abstentions will have the effect of a vote against the adoption of the merger agreement.

ATTENDING THE OUTDOOR SYSTEMS SPECIAL MEETING

    We recommend that you send in your proxy even if you plan to attend the special meeting. You may request a ticket for admission to the special meeting by marking the appropriate box on the proxy card and returning it no later than November 1, 1999. If you hold your shares through a third party, such as a broker, you should send an account statement or similar documentation of ownership to the appropriate person and request a ticket.

REVOCATION OF PROXIES

    As an Outdoor Systems stockholder, you may use the accompanying proxy card if you are unable or do not wish to attend the special meeting in person or wish to have your shares voted by proxy even if you do attend the special meeting. You may revoke your proxy before it is voted by:

    - delivering to the secretary of Outdoor Systems at 2502 North Black Canyon Highway, Phoenix, Arizona 85009, before or at the special meeting, a written notice revoking your proxy;

    - delivering a later-dated, executed proxy card relating to the same shares; or

    - attending the special meeting and voting in person; however, if you attend the special meeting, but do not vote in person, your proxy will still be voted.

ACCOUNTANTS

    Members of Deloitte & Touche LLP, Outdoor Systems' independent public accountants, are expected to attend the Outdoor Systems special meeting and will have the opportunity to make a statement at the special meeting if they so desire. They are also expected to be available to respond to appropriate questions.

                             SOLICITATION EXPENSES

    Infinity and Outdoor Systems will each pay one-half of the expense of printing and mailing this document. Consents and proxies will be solicited through the mail and directly by officers, directors and regular employees of Infinity and Outdoor Systems not specifically employed for such purpose, without additional compensation. Infinity and Outdoor Systems will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the appropriate materials to their principals. Outdoor Systems has engaged Corporate Investor Communications, Inc. to assist it in connection with the solicitations of proxies for its special meeting at a cost of approximately $10,000 plus expenses.

                        DESCRIPTION OF BURMA ACQUISITION

    Burma Acquisition is a wholly owned subsidiary of Infinity that was organized under the laws of the State of Delaware in May 1999 solely to effect the merger. Burma Acquisition does not conduct any business and does not own any assets. Its principal executive offices are located at 40 West 57th Street, New York, New York 10019.

                                   THE MERGER

BACKGROUND

    Senior management of Outdoor Systems and Infinity had various contacts over the past 18 months to discuss whether a combination of their businesses would be mutually beneficial. The initial contact between the executives of Infinity and Outdoor Systems occurred in Chicago in November, 1997 at a meeting attended by Mr. Karmazin, then President and Chief Operating Officer of CBS and Chairman and Chief Executive Officer of CBS Radio; William Apfelbaum, Chairman and Chief Executive Officer of TDI; Mr. Moreno, President and Chief Executive Officer of Outdoor Systems; and Mr. Levine, Chairman of the Board of Outdoor Systems. At this meeting, and subsequent meetings during the summer of 1998, the parties discussed potential benefits to be achieved by combining their businesses, but no concrete acquisition proposals were made.

    Messrs. Karmazin and Levine had a telephonic conversation to renew their discussions in December 1998, following the completion of the Infinity initial public offering. As a result, a meeting was arranged for January 1999. On January 7, Mr. Levine met with Mr. Karmazin in New York. A further meeting attended by Mr. Karmazin and Mr. Moreno was held in Phoenix on February 2. Although the parties generally agreed that a combination of the two companies would be strategically attractive, they could not agree upon valuation or structure at that time. As a result, Infinity and Outdoor Systems senior executives discontinued their discussions.

    Several more telephone calls between Mr. Karmazin and Messrs. Levine and Moreno took place during the first quarter of 1999. In late April and May 1999, discussions between senior management of Infinity and Outdoor Systems intensified. During these discussions, Mr. Karmazin proposed to Mr. Moreno that Outdoor Systems consider a merger transaction in which the stockholders of Outdoor Systems would receive Infinity Class A common stock. However, Messrs. Karmazin and Moreno could not agree on a mutually acceptable exchange ratio.

    Discussions again took place between Mr. Apfelbaum and Mr. Moreno during early May to explore whether the parties might agree upon a valuation. On May 4, Mr. Karmazin informed the Infinity board of the discussions with Outdoor Systems and discussed the potential benefits of a transaction in the outdoor advertising industry. The Infinity board authorized Mr. Karmazin to proceed. Also on May 4, after several discussions, Messrs. Karmazin and Moreno agreed to an exchange ratio of 1.25 shares of Infinity Class A common stock for each share of Outdoor Systems common stock, subject to agreement on the other terms and conditions of the merger transaction and the satisfactory completion of due diligence by both parties.

    On May 7, Mr. Levine and a representative of BT Alex. Brown met with Mr. Karmazin, Fredric Reynolds, Executive Vice President and Chief Financial Officer of CBS and Mr. Suleman, Executive Vice President and Chief Financial Officer of Infinity, in New York. The parties discussed the process for beginning due diligence and contract negotiations. The parties also preliminarily discussed certain key issues, including closing conditions and termination fees. Infinity indicated that it would insist on strong support for the transaction from the Outdoor Systems board and its significant stockholders, in the form of a termination fee and a voting agreement, as a condition to entering into a merger agreement.

    Following the May 7 meeting, Outdoor Systems formally engaged BT Alex. Brown to provide advisory and investment banking services to Outdoor Systems with respect to the exploration of strategic alternatives that might lead to a possible transaction with Infinity or any other company. Also following the May 7 meeting, Infinity retained the legal services of Weil, Gotshal & Manges LLP. After advising their respective boards of the status of the discussions, Messrs. Moreno and Karmazin instructed their respective legal and financial advisors to begin the due diligence process and the preparation of the necessary transaction documents.

    Outdoor Systems, CBS and Infinity entered into a confidentiality and standstill agreement on May 12. The agreement provided for the exchange of information between Outdoor Systems and its representatives, on the one hand, and Infinity and CBS and their representatives, on the other hand, for the purpose of evaluating the proposed business combination. This agreement also required Outdoor Systems and its representatives for a period of 30 days to negotiate exclusively with, and provide confidential information solely to, Infinity respecting a transaction involving the acquisition of a material portion of the stock or assets of Outdoor Systems. In addition, under this agreement, CBS and Infinity agreed to a "standstill" provision effective for one year from the date of the agreement.

    During the week of May 15, Infinity delivered to Outdoor Systems initial drafts of a merger agreement and an Outdoor Systems stockholders agreement and Weil, Gotshal & Manges LLP and Powell, Goldstein, Frazer & Murphy LLP of Atlanta, Georgia, counsel to Outdoor Systems, engaged in preliminary discussions. In addition, Infinity initiated discussions with Mr. Moreno with respect to Infinity's request that Mr. Moreno enter into an employment and non-competition agreement in connection with the merger.

    While preliminary negotiations proceeded, both Infinity and Outdoor Systems began their due diligence investigations. On May 18, senior management of Infinity met with members of the Outdoor System board of directors and Outdoor Systems senior management, BT Alex. Brown and Powell, Goldstein in Phoenix to establish and begin the due diligence process. The executive officers of Outdoor Systems presented an overview of Outdoor Systems' history, current business and future plans. This was followed by a detailed question and answer session at which Infinity's representatives began their basic due diligence review of Outdoor Systems. Following this initial meeting, Infinity sent review teams to Toronto, Phoenix and Mexico City to conduct its investigation of the business of Outdoor Systems up to the execution date of the merger agreement. Concurrently, Outdoor Systems, its legal counsel and other representatives conducted a due diligence investigation of Infinity and its business.

    Following the May 18 meeting, the Outdoor Systems board held a special meeting at which Mr. Moreno reviewed previous discussions with Infinity. Mr. Moreno also reviewed the strategic initiatives that the senior management team wanted to implement, most of which had been presented to the Outdoor Systems board during the past year, including management's desire to expand into a multi-media business. At this meeting, Mr. Moreno also informed the Outdoor Systems board of the discussions with Infinity concerning a potential merger transaction, and reviewed the potential risks and rewards of a transaction with Infinity. BT Alex. Brown made an informal presentation outlining its view of the financial aspects of the proposed transaction. At this meeting, the Outdoor Systems board authorized senior management to continue the discussions with Infinity and to negotiate appropriate transaction documents, subject to further review by the Outdoor Systems board.

    On May 20, Infinity contacted Chase to engage it to render a fairness opinion in connection with the proposed transaction. Chase then began its due diligence review process.

    The parties began negotiating the terms of the merger agreement and related documents in New York at the offices of Weil, Gotshal & Manges LLP on May 20. Negotiations continued in New York and by telephone through the week as new drafts of documents were prepared. In addition, Infinity executives discussed with Mr. Moreno the proposed terms of his employment and non-competition agreement which was requested by Infinity as a condition to the merger.

    On May 24, at a special meeting of the Outdoor Systems board in New York City, Mr. Moreno reviewed the status of negotiations with Infinity, the status of the drafting of the documents and the principal open issues. After discussion, the Outdoor Systems board authorized senior management and its legal advisors to continue negotiations with Infinity.

    In the morning of May 25, senior management of Infinity presented an overview of Infinity's history, current business and future plans to the Outdoor Systems board, senior management and their financial and legal advisors. In addition, senior management of Infinity and Outdoor Systems discussed various open issues with respect to the proposed transaction. Following this meeting, Infinity and Outdoor Systems senior executives and legal advisors and Outdoor Systems' financial advisor met again to continue the negotiations of the proposed merger agreement and related transaction documents.

    The Outdoor Systems board met in the morning and in the late evening of May 26 to receive status reports. Also on May 26, at special meetings of the CBS and Infinity boards, each board authorized and approved the merger agreement and the related issuance of shares of Infinity Class A common stock. At the Infinity board meeting, Chase made a detailed presentation concerning the financial terms of the proposed transaction. Following this presentation, Chase delivered to the Infinity board its oral opinion, subsequently confirmed in writing, to the effect that, as of such date, and subject to the assumptions, qualifications and limitations set forth in that opinion, the exchange ratio was fair, from a financial point of view, to Infinity. Throughout the day and night of May 26, and continuing into the early morning of May 27, Outdoor Systems and Infinity senior executives and their legal advisors continued to negotiate the final terms of the merger agreement and related transaction documents.

    In the early morning of May 27, the Outdoor Systems board met again to review the terms and conditions of the substantially completed merger agreement and the related transaction documents. At this meeting, Outdoor Systems senior management and legal counsel reviewed in detail with the Outdoor Systems board the terms and conditions of the proposed merger agreement and the related transaction documents. In addition, BT Alex. Brown made a detailed presentation concerning the financial terms of the proposed transaction. Following this presentation, BT Alex. Brown delivered to the Outdoor Systems board its oral opinion, subsequently confirmed in writing that, as of such date, and based on and subject to the assumptions, limitations, and qualifications set forth in such opinion, the exchange ratio was fair to the Outdoor Systems stockholders from a financial point of view.

    At this meeting, the Outdoor Systems board also discussed the basic terms of the employment and non-competition agreement proposed to be entered into with Mr. Moreno. Mr. Moreno was excused from this part of the meeting. After discussion, the Outdoor Systems board concluded that these terms were reasonable.

    Following these presentations, the Outdoor Systems board, by unanimous vote with all directors present, approved the consummation of the transactions, including the merger, contemplated by the proposed merger agreement and resolved:

    - to deem the proposed merger agreement and the transactions contemplated thereby, including the proposed merger, taken together, advisable and fair to, and in the best interests of, Outdoor Systems and its stockholders; and

    - to recommend that the stockholders of Outdoor Systems adopt the proposed merger agreement.

    On the morning of May 27, Infinity and Outdoor Systems executed and delivered the merger agreement, Infinity and Messrs. Levine and Moreno and certain of their affiliates executed and delivered the Outdoor Systems stockholders agreement and CBS Broadcasting and Outdoor Systems executed and delivered the CBS Broadcasting voting agreement. Immediately following the execution and delivery of the merger agreement and related documents, Infinity and Outdoor Systems issued a joint press release announcing the signing of the merger agreement. Concurrently, Outdoor Systems issued a press release announcing the signing of the merger agreement and the postponement of its 1999 annual meeting of stockholders, which had been scheduled for 4:00 p.m., Phoenix time, on the same date.

INFINITY'S REASONS FOR THE MERGER; RECOMMENDATION OF THE INFINITY BOARD

    In reaching its unanimous determination to approve the merger and to recommend the issuance of Class A common stock in the merger, the Infinity board considered a number of factors. With the assistance of management and its legal and financial advisors, the Infinity board considered the following potential advantages of the merger:

    - Infinity would become the premier outdoor advertisers in North America in terms of advertising displays and revenues;

    - Infinity would be able to offer its customers a wider array of services across an expanded group of media forms;

    - Infinity's scope of services should increase as a result of, among other things, the added outdoor presence in markets where it is, and where it is not, currently present, and this should have a positive effect on Infinity's ability to compete in the out-of-home media industry;

    - Infinity would retain key Outdoor Systems personnel after the merger, including Mr. Moreno;

    - the strategic benefits of combining the companies' businesses should provide increased opportunities for growth;

    - there could be potential cost savings from elimination of duplicative costs and reductions in overhead as a result of combining Outdoor Systems' display business with Infinity's outdoor display business;

    - the merger was a logical step in pursuing Infinity's growth strategy; and

    - the merger would be treated as a tax-free reorganization for federal income tax purposes.

    In addition, the Infinity board considered the following factors:

    - the financial performance and condition, business operations, capital levels, asset quality and prospects of Outdoor Systems, alone and when combined with Infinity;

    - current industry, economic and market conditions and trends, including the likelihood of continuing consolidation and increasing competition in its industry and a corresponding decrease in the number of suitable strategic partners;

    - current and historical trading prices of each company's stock;

    - the availability of alternative strategic or accretive transactions;

    - the terms and conditions of the merger agreement, including the exchange ratio and the premium over the recent trading value of Outdoor Systems common stock represented by the exchange ratio;

    - the likelihood of obtaining any necessary regulatory approvals;

    - CBS's commitment to complete the merger, as evidenced by its voting agreement;

    - the commitment of key Outdoor Systems stockholders to complete the merger, as evidenced by their stockholders agreement; and

    - the discussion and analysis of Chase at the May 26, 1999 meeting of the Infinity board, and Chase's opinion that, as of that date, the exchange ratio was fair, from a financial point of view, to Infinity.

    In considering Chase's opinion, the Infinity board did not rely or place any specific emphasis on any particular analysis performed by Chase and presented to the Infinity board. Rather, the board considered Chase's analyses in their entirety based on Chase's advice in providing the opinion.

    The board also considered a number of potential risks relating to the merger, including:

    - the potential dilution to stockholders from the issuance of Class A common stock to Outdoor Systems stockholders;

    - the challenge of combining two large, geographically diversified business enterprises and the possible diversion of management resources and attention from other strategic opportunities and operations for an extended period of time;

    - the costs that would be incurred to complete the merger and the potential difficulties in realizing the benefits expected from the merger in the amounts and time frames expected; and

    - the other factors described under "Risk Factors" on page 17 and "Forward-Looking Statements" on page 23.

The Infinity board considered these and other potential risks and concluded that management of the combined company should be able to manage these potential risks successfully and that the potential benefits of the merger outweighed the potential risks.

    The discussion above is not meant to be exhaustive but includes all material factors considered by the Infinity board in making its determination and recommendation to the Infinity stockholders. The Infinity board did not quantify or attach any particular weight to the various factors that it considered. Individual directors, however, may have given differing weights to different factors. The Infinity board made its determination based on the totality of the information presented to it and its business judgment, assisted by its financial and legal advisors.

    The Infinity board has unanimously determined that the issuance of Infinity Class A common stock to the Outdoor Systems stockholders in the merger is in the best interests of Infinity and its stockholders. The Infinity board recommends that the Infinity stockholders CONSENT TO the stock issuance.

OPINION OF CHASE

    Infinity engaged Chase to render an opinion as to the fairness, from a financial point of view, of the exchange ratio to Infinity.

    At the May 26, 1999 meeting of the Infinity board, Chase delivered its oral opinion, which was subsequently confirmed in writing, to the effect that, as of May 26, 1999, and subject to the assumptions, qualifications and limitations set forth therein, the exchange ratio was fair, from a financial point of view, to Infinity.

    THE FULL TEXT OF CHASE'S WRITTEN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY CHASE, IS ATTACHED AS ANNEX A TO THIS DOCUMENT AND IS INCORPORATED IN THIS DOCUMENT BY REFERENCE. THE SUMMARY OF CHASE'S

OPINION SET FORTH IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF CHASE'S OPINION. INFINITY STOCKHOLDERS ARE URGED TO READ CAREFULLY CHASE'S OPINION IN ITS ENTIRETY. CHASE'S OPINION WAS PROVIDED TO THE INFINITY BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO INFINITY AS OF MAY 26, 1999 AND NO OTHER DATE AND DOES NOT CONSTITUTE A RECOMMENDATION TO THE INFINITY BOARD IN CONNECTION WITH THE MERGER, DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY INFINITY TO ENGAGE IN THE MERGER OR THE PRICE OR RANGE OF PRICES AT WHICH SHARES OF INFINITY CLASS A COMMON STOCK OR OUTDOOR SYSTEMS COMMON STOCK MAY TRADE SUBSEQUENT TO THE ANNOUNCEMENT OR COMPLETION OF THE MERGER, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF INFINITY COMMON STOCK AS TO WHETHER THAT STOCKHOLDER SHOULD CONSENT TO THE ISSUANCE OF INFINITY CLASS A COMMON STOCK TO OUTDOOR SYSTEMS STOCKHOLDERS IN THE MERGER.

    Although Chase evaluated the fairness, from a financial point of view, of the exchange ratio to Infinity, the exchange ratio itself was determined by Infinity and Outdoor Systems through arm's-length negotiations. Infinity did not provide specific instructions to, or place any limitation on, Chase with respect to the procedures to be followed or factors to be considered by Chase in performing its analyses or providing Chase's opinion.

    In connection with Chase's opinion, Chase, among other things:

    - reviewed the merger agreement;

    - reviewed certain publicly available business and financial information that Chase deemed relevant relating to Infinity and Outdoor Systems and the respective industries in which they operate;

    - reviewed certain internal non-public financial and operating data provided to it by or on behalf of the managements of Infinity and Outdoor Systems relating to such businesses, including certain forecast and projection information as to the future financial results of such businesses;

    - discussed with members of Infinity's and Outdoor Systems' senior managements, Infinity's and Outdoor Systems' operations, historical financial statements and future prospects, before and after giving effect to the merger, as well as their views of the business, operational and strategic benefits and other implications of the merger, and such other matters as Chase deemed necessary or appropriate;

    - compared the financial and operating performance of Outdoor Systems and Infinity with publicly available information concerning certain other companies Chase deemed comparable and reviewed the relevant historical stock prices and trading volumes of the Infinity Class A common stock, the Outdoor Systems common stock and certain publicly traded securities of such other companies;

    - reviewed the financial terms of certain recent business combinations and acquisition transactions Chase deemed reasonably comparable to the merger and otherwise relevant to Chase's inquiry; and

    - made such other analyses and examinations as Chase deemed necessary or appropriate.

    Chase assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for it, or publicly available, for purposes of Chase's opinion. Chase neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of Infinity or Outdoor Systems, nor did it conduct a physical inspection of the properties and facilities of Infinity or Outdoor Systems. Chase assumed that the financial forecast and projection information provided to or discussed with it were reasonably determined on bases reflecting the best currently available estimates and judgments of the managements of Infinity and Outdoor Systems as to the future financial performance of Infinity and Outdoor Systems, as the case may be. Chase further assumed that, in all material respects, these forecasts and projections will be realized in the amounts and times indicated thereby. Chase expressed no view as to this forecast or projection information or the assumptions on which they were based.

    For purposes of rendering Chase's opinion, Chase assumed, in all respects material to its analyses, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied without waiver thereof. Chase also assumed that all material governmental, regulatory or other consents and approvals will be obtained and that, in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications, or waivers to any documents to which either Infinity or Outdoor Systems is a party, as contemplated by the merger agreement, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits to Infinity of the merger. Chase based its opinion on market, economic and other conditions as they existed on the date of its opinion. In addition, Chase assumed that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

    The following summarizes the material analyses performed by Chase and reviewed with the Infinity board at its meeting on May 26, 1999 in connection with Chase's presentation and its opinion to the Infinity board on such date.

TRANSACTION OVERVIEW

    Chase presented an overview of the proposed transaction including the key financial terms of the transaction and the implied valuation of Outdoor Systems based on a fixed exchange ratio of 1.25 shares of Infinity Class A common stock and the total diluted shares of Outdoor Systems common stock, as provided to Chase by Infinity management, of 197.3 million shares based on the treasury stock method. Chase noted that, based on the foregoing, and using the May 25, 1999 closing price per share of Infinity Class A common stock, Infinity's implied per share offer price was $33.28 per Outdoor Systems share and the aggregate Implied Offer Value, defined as the value of the consideration offered to Outdoor Systems stockholders, would be approximately $6.6 billion. Chase further noted that after taking into account net debt of $1,795 million for Outdoor Systems, as provided to Chase by Infinity management, the aggregate Implied Transaction Value, defined as Implied Offer Value, plus outstanding debt, preferred and minority interests, minus cash and cash equivalents, would be approximately $8.4 billion. Chase also calculated that, based on the foregoing and on Infinity's share capitalization as provided to Chase by Infinity management, Outdoor Systems stockholders would on a pro forma basis own 23% of the combined company and Outdoor Systems would represent 27% of the pro forma implied Enterprise Value, defined as the total market value of diluted equity, plus outstanding debt, preferred and minority interests, minus cash and cash equivalents, of the combined company based on net debt of $1,795 million for Outdoor Systems and $(228) million for Infinity, as provided to Chase by Infinity management.

    Chase calculated that the Implied Transaction Value of $8.4 billion represents a 19.1x multiple to Outdoor Systems' estimated year 2000 EBITDA, defined as earnings before interest, taxes, depreciation and amortization, based on publicly available research analyst estimates and a 18.5x multiple to Outdoor Systems' estimated year 2000 EBITDA based on Infinity management estimates provided to Chase. Chase calculated that the Implied Offer Value of $6.6 billion represents a 28.4x multiple to Outdoor Systems' estimated year 2000 ATCF, defined as after tax cash flow, which is defined as net income plus depreciation and amortization, based on publicly available research analyst estimates and a

27.0x multiple to Outdoor Systems' estimated year 2000 after tax cash flow based on Infinity management projections provided to Chase.

DISCOUNTED CASH FLOW ANALYSIS

    Chase performed a discounted cash flow analysis of Outdoor Systems based upon certain forecast and projection information provided to Chase by the management of Infinity for the years ending December 31, 1999 through 2004. Utilizing such information, Chase calculated a range of values based upon the discounted present value of the sum of the projected stream of unlevered free cash flows, defined as EBITDA less taxes less the change in working capital less capital expenditures, to Outdoor Systems from May 1, 1999 through December 31, 2003 and the projected terminal value of Outdoor Systems at December 31, 2003 based upon a range of forward EBITDA multiples applied to projected EBITDA in 2004. Chase calculated a range of implied per share equity values of Outdoor Systems as of May 1, 1999 based on discount rates of 10.0%, 11.0% and 12.0%, utilizing the mid-year convention to determine the discount period, and on 2004 forward EBITDA terminal multiples of 16.0x, 17.0x and 18.0x. The analysis resulted in implied per share equity values for Outdoor Systems ranging from $34.50 to $42.75, as compared to Infinity's implied per share offer price of $33.28.

PREMIUMS PAID ANALYSIS

    Using publicly available information, Chase analyzed stock premiums paid in all 39 completed or pending stock for stock merger transactions announced since January 1, 1997 with transaction values between $5 billion and $10 billion, excluding mergers of equals, according to Securities Data Company. Chase examined the premiums over the trading prices based upon stock prices one day, one week and four weeks prior to the announcement of the selected transactions. Using Outdoor Systems stock prices of $26.75, $26.13 and $26.31 for the one day prior, one week prior and four weeks prior to May 19, 1999, the date on which rumors of talks between Outdoor Systems and Infinity were reported, respectively, Chase calculated implied premiums for the merger. Chase calculated the premiums as follows:

                                                                                          PREMIUMS PAID
                                                                         -----------------------------------------------
                                                                           1 DAY PRIOR    1 WEEK PRIOR    4 WEEKS PRIOR
                                                                         ---------------  -------------  ---------------
High...................................................................          90.6%          111.9%          115.3%
Mean...................................................................          34.3            36.8            44.1
Median.................................................................          30.3            31.9            43.7
Low....................................................................          (5.4)           (9.7)          (12.4)
Premium Implied by Infinity Implied Per Share Offer Price..............          24.4%           27.4%           26.5%

SELECTED PUBLICLY TRADED OUTDOOR ADVERTISING COMPANIES ANALYSIS

    Chase compared certain financial ratios for Outdoor Systems to those of Lamar Advertising Company, in each case based on selected public research analyst estimates or I/B/E/S mean estimates. Chase compared Enterprise Value as a multiple of estimated revenue for 1999 and 2000 and Enterprise Value as a multiple of estimated EBITDA for 1999 and 2000 for each of Lamar Advertising Company and Outdoor Systems. Chase also compared Equity Value, defined as the total market value of diluted equity, as a multiple of estimated ATCF for 1999 and 2000 for each of Lamar Advertising Company and Outdoor Systems. In conducting this analysis, Chase used closing share prices on May 25, 1999. The results of the comparisons were as follows:

                                                                               ENTERPRISE VALUE/         ENTERPRISE VALUE/
                                                                               REVENUE MULTIPLES          EBITDA MULTIPLES
                                                                            ------------------------  ------------------------
                                                                               1999E        2000E        1999E        2000E
                                                                            -----------  -----------  -----------  -----------
Lamar Advertising Company.................................................         7.7x         7.3x        16.0x        14.8x
Outdoor Systems...........................................................         9.4          8.7         19.1         17.0


                                                                                 EQUITY VALUE/
                                                                                 ATCF MULTIPLES
                                                                            ------------------------
                                                                               1999E        2000E
                                                                            -----------  -----------
Lamar Advertising Company.................................................        19.2x        17.4x
Outdoor Systems...........................................................        28.4         24.4

    Chase compared operating statistics for Outdoor Systems to those of Lamar, including 5-year projected earnings per share growth rate and estimated EBITDA and ATCF margins for 1999 and 2000. The results of the analysis were as follows:

                                                                             1999E MARGIN ANALYSIS   2000E MARGIN ANALYSIS
                                                                 5-YEAR      ----------------------  ----------------------
                                                                PROJECTED      EBITDA       ATCF       EBITDA       ATCF
                                                               EPS GROWTH      MARGIN      MARGIN      MARGIN      MARGIN
                                                              -------------  -----------  ---------  -----------  ---------
Lamar Advertising Company...................................        37.3%         48.2%       28.0%       49.3%       29.4%
Outdoor Systems.............................................        34.0%         49.5%       25.2%       51.4%       27.2%

    From such analysis, Chase derived a range of implied per share values of Outdoor Systems of $25.75 to $30.00, as compared to Infinity's implied per share offer price of $33.28.

    The company reviewed was not identical to Outdoor Systems, and, accordingly, an analysis of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the company involved and other factors that could affect the company compared to Outdoor Systems, including without limitation the fact that Lamar is substantially smaller than Outdoor Systems in size and markets served.

PRECEDENT TRANSACTIONS ANALYSIS

    Using publicly available information, Chase analyzed Transaction Value multiples of the following transactions in the outdoor advertising industry that were announced in 1997 and 1998:

    - Chancellor Media Corporation's acquisition of Whiteco Outdoor Advertising (August 31, 1998)

    - The Lamar Corporation's acquisition of Outdoor Communications, Inc. (August 12, 1998)

    - Chancellor Media Corporation's acquisition of Martin Media L.P. (June 22,
      1998)

    - Clear Channel Communications, Inc.'s acquisition of Universal Outdoor Holding, Inc. (October 23, 1997)

    - Outdoor Systems' acquisition of National Advertising Company (3M) (May 1,
      1997)

    - Clear Channel Communications, Inc.'s acquisition of Eller Media Corporation (February 25, 1997)

    In conducting this analysis, Chase valued non-cash consideration offered using closing share prices one day prior to the respective announcement dates and obtained EBITDA figures from public information and selected research analyst reports. Chase calculated Transaction Values for the above transactions as multiples of last twelve months' EBITDA of the acquired companies in such transactions and found that they ranged from 12.6x to 18.4x, with a mean of 16.1x. Chase also calculated Transaction Values for the above transactions as multiples of next fiscal year's EBITDA of the acquired companies in such transactions and found that they ranged from 11.4x to 16.4x, with a mean of 13.6x. From such analysis, Chase derived a range of implied per share values of Outdoor Systems of $21.50 to $25.75, as compared to Infinity's implied per share offer price of $33.28.

    None of the selected transactions reviewed were identical to the merger, and, accordingly, an analysis of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved in the selected transactions and other factors that could affect the transactions selected compared to the merger. Among other things, Chase in particular noted that the selected transactions reviewed were smaller and generally involved targets that were in smaller, less attractive markets than those in which Outdoor Systems has a presence and that Outdoor Systems is a leading outdoor advertising company.

PRO FORMA CONTRIBUTION ANALYSIS

    Chase compared the Outdoor Systems pro forma equity ownership and implied Enterprise Value contribution, 23% and 27%, respectively, as described in "Transaction Overview" on page 33, to the expected relative contribution of Outdoor Systems to the pro forma combined estimated revenues, EBITDA and ATCF for 1999 and 2000. Chase used revenue, EBITDA and ATCF projections provided by Infinity management, assuming no synergies, for this analysis. Chase calculated that Outdoor Systems would contribute to the combined entity as follows:

                        % OUTDOOR SYSTEMS
                          CONTRIBUTION
                     -----------------------
1999 E Revenues                    26%
2000 E Revenues                    29%
1999 E EBITDA                      29%
2000 E EBITDA                      28%
1999 E ATCF                        24%
2000 E ATCF                        24%

PRO FORMA 2000 AND 2001 ANALYSIS

    Chase analyzed the pro forma financial impacts of the merger on holders of Infinity Class A and Class B common stock based on estimated stand-alone and estimated pro forma revenue, EBITDA, ATCF and ATCF per share information for the years ending December 31, 2000 and 2001 provided to Chase by the management of Infinity. The forecast and projection information provided by Infinity management included $10 million of synergies. Based on such financial information, Chase calculated that the merger would be accretive to Infinity's ATCF per share on a pro forma basis by 4.5% for the year ending December 31, 2000 and 5.3% for the year ending December 31, 2001.

OTHER ANALYSES

    Among other analyses performed and factors considered by Chase in connection with its opinion, Chase reviewed the historical trading price and volume of Outdoor Systems common stock based on closing sale prices for the period from May 26, 1997 through May 26, 1999 and observed that the 52-week low and high of Outdoor Systems common stock ranged from $13.63 to $31.63, as compared to the Infinity's implied per share offer price of $33.28.

    The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. Such an opinion is therefore not readily susceptible to partial analysis or summary description and taking portions of the analyses set out above, without considering the analysis as a whole, would, in the opinion of Chase, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering Chase's opinion. Chase did not form an opinion as to whether any individual analysis, considered in isolation, supported or failed to support Chase's opinion. In arriving at its opinion, Chase considered the results of all such analyses and did not assign specific weights to particular analyses. The analyses performed by Chase, particularly those based on forecasts, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Chase's analysis of the fairness, from a financial point of view, to Infinity of the exchange ratio in the merger. The foregoing summary does not purport to be a complete description of the analyses prepared by Chase and is qualified in its entirety by reference to the full text of Chase's opinion.

    Chase, as part of its financial advisory business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. The Chase Manhattan Corporation and its affiliates, including Chase, in the ordinary course of business, have, from time to time, provided, and in the future may continue to provide, commercial and/or investment banking services to Infinity and Outdoor Systems and their respective affiliates, including serving as agent bank under CBS's senior credit facility. In the ordinary course of business, Chase or its affiliates may trade in the debt and equity securities of Infinity and Outdoor Systems and their respective affiliates for its own accounts and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

    The terms of the engagement of Chase by Infinity are set forth in a letter agreement, dated May 26, 1999, between Chase and Infinity. Pursuant to the terms of the letter agreement, a fee of $1,000,000 was payable to Chase upon the date on which Chase submitted a written or oral opinion to the Infinity board or advised the Infinity board that it was prepared to render its opinion. In addition, Infinity has agreed to reimburse Chase for its reasonable out-of-pocket expenses, including reasonable fees of its counsel, and to indemnify Chase against certain liabilities relating to or arising out of its engagement.

OUTDOOR SYSTEMS' REASONS FOR THE MERGER; RECOMMENDATION OF THE OUTDOOR SYSTEMS
  BOARD

    The following briefly describes the material reasons, factors and information considered or taken into account by the Outdoor Systems board in deciding to approve the merger agreement and the merger and to recommend that the Outdoor Systems stockholders adopt the merger agreement.

STRATEGIC BUSINESS COMBINATION

    The Outdoor Systems board believes that the merger will create the pre-eminent "out-of-home" media company in the world, with both radio and outdoor advertising assets in:

    - the top 50 United States markets;

    - the top 10 Canadian markets;

    - the top 25 Mexican markets; and

    - London and other leading cities throughout the United Kingdom, the Republic of Ireland and the Netherlands.

    In addition, the Outdoor Systems board believes that the merger will benefit the Outdoor Systems stockholders because they would have the opportunity to hold equity interests in a diversified multimedia company that would, among other things:

    - have a much stronger balance sheet than Outdoor Systems;

    - hold a diversified and geographically dispersed portfolio of media assets; and

    - have more diversified sources of cash flows.

ENHANCED GROWTH OPPORTUNITIES

    The Outdoor Systems board believes that the merger will provide Outdoor Systems with opportunities for growth through acquisitions that would be difficult to pursue as an independent company. The outdoor advertising industry has experienced significant consolidation within the past few years. This consolidation has resulted in increased competition for outdoor advertising assets, higher prices for these assets and fewer acceptable acquisition opportunities. The Outdoor Systems board believes that the combination of Infinity and Outdoor Systems will result in a company with the size and financial strength necessary to compete successfully for the best outdoor advertising acquisition opportunities that may become available. In addition, the Outdoor Systems board believes that the stock of the combined entity would be an acquisition "currency" that would be superior to the Outdoor Systems common stock. The Outdoor Systems stockholders would have the opportunity to benefit from this growth as stockholders of the combined entity.

POTENTIAL REVENUE ENHANCEMENTS AND OTHER SYNERGIES

    The Outdoor Systems board believes that the merger will create a business with potential for revenue enhancements resulting from, among other things:

    - its ability to provide advertisers with an unprecedented opportunity to efficiently and cost effectively reach consumers throughout North America and Europe through diverse media outlets including radio, outdoor advertising and, through Infinity's participation in the CBS Plus program, broadcast and cable television;

    - offering advertisers customized packages of "out-of-home" advertising services in leading North American and European markets; and

    - taking advantage of cross-marketing and cross-promotion opportunities.

    In addition, the Outdoor Systems board believes that the merger presents cost savings opportunities such as:

    - elimination of duplicative public company and other expenses; and

    - savings on financing costs due to lower cost of capital as a result of a stronger balance sheet.

ADDITIONAL FACTORS AND INFORMATION CONSIDERED BY THE OUTDOOR SYSTEMS BOARD

    In connection with its decision to approve the merger agreement and to recommend that the Outdoor Systems stockholders adopt the merger agreement, the Outdoor Systems board considered certain additional factors and information, including the following:

    - the fact that the value of consideration to be received by the Outdoor Systems stockholders in the merger, based on the exchange ratio of 1.25 shares of Infinity Class A common stock per share of Outdoor Systems common stock and the closing price per share of Infinity common stock on May 25, 1999, represented a premium of approximately 32% over the market price of the Outdoor Systems common stock on May 18, 1999, the last trading day prior to the broadcast in the media of stories speculating on a possible business combination between Outdoor Systems and Infinity, and a premium of over 16% over the market price of the Outdoor Systems common stock on May 25, 1999, the day prior to the Outdoor Systems board meeting to approve the merger agreement;

    - the fact that the Outdoor Systems stockholders would have the opportunity to hold Infinity Class A common stock, which the Outdoor Systems board believed that after the merger would have greater liquidity and would be less volatile than the Outdoor Systems common stock;

    - the fact that the merger would be treated as a tax-free reorganization for federal income tax purposes, which means that the Outdoor Systems stockholders would exchange their Outdoor Systems common stock for Infinity Class A common stock on a tax-free basis, except to the extent they receive cash instead of any fractional share;

    - the terms and conditions of the merger agreement, including:

     - the nature of the parties' representations, warranties, covenants and agreements, which the Outdoor Systems board believed would provide a reasonable degree of certainty that the merger would be completed; and

     - the provisions that permit Outdoor Systems, subject to the conditions and procedures described in the merger agreement, to do the following:

       - consider additional bona fide third-party offers to acquire Outdoor Systems;

       - provide information and negotiate with third parties in response to those offers; and

       - terminate the merger agreement with Infinity to accept a superior proposal subject to the payment of a termination fee;

    - the Outdoor Systems board's familiarity with Outdoor Systems' business, properties and prospects and its understanding of the current and anticipated environment in the outdoor advertising industry;

    - the fact that, through Infinity's affiliation with CBS and the CBS Plus program, Outdoor Systems would be able to provide its customers access to a wider range of media outlets, including outdoor, radio, television and the internet;

    - the Outdoor Systems board's analysis of the financial condition and prospects of Infinity and the combined business of Infinity and Outdoor Systems following the merger;

    - the opinion of BT Alex. Brown that the exchange ratio was fair to the Outdoor Systems stockholders from a financial point of view; and

    - the financial analyses presented by BT Alex. Brown to the Outdoor Systems board in connection with the fairness opinion.

    The Outdoor Systems board also considered certain factors and information that could have adverse consequences on the merger or the long-term value of the Infinity Class A common stock to be received by the Outdoor Systems stockholders in the merger, including the following:

    - certain terms and conditions of the merger agreement including, but not limited to:

     - a fixed exchange ratio, which means that fluctuations in the price of the Infinity Class A common stock could affect the market value of the consideration to be received by the Outdoor Systems stockholders in the merger;

     - the lack of a right by Outdoor Systems to terminate the merger agreement if the price of the Infinity Class A common stock fell below a certain level, which means that there is no limit on the potential decline in value of the consideration to be received by the Outdoor Systems stockholders in the merger;

     - the termination fee of $300 million payable by Outdoor Systems to Infinity under certain circumstances;

    - the challenge of integrating Outdoor Systems' business into the CBS and Infinity organizations while at the same time offering Outdoor Systems the necessary independence to continue executing on its successful business plan;

    - the fact that Outdoor Systems stockholders would receive in the merger stock of a controlled subsidiary of CBS carrying disproportionately lower voting rights than the shares held by CBS;

    - the risks inherent in the relationship between CBS and Infinity and the conflict of interests this relationship presents and would continue to present indefinitely following the merger;

    - the risks associated with potential liability for obligations of CBS;

    - the fact that Infinity had limited borrowing availability under a credit facility maintained by CBS; and

    - the potential adverse effects on Outdoor Systems' business, operations and financial condition if the merger were not completed following public announcement of the merger agreement.

    This discussion is not intended to be exhaustive, but Outdoor Systems believes it includes all material factors considered by its board. In light of the number and variety of information and factors the Outdoor Systems board considered, the board did not find it practicable to, and did not, assign any specific or relative weights to the factors listed above. In addition, individual directors may have given differing weights to different factors. For a discussion of the personal interests of directors, officers and affiliates of Outdoor Systems in the merger, see "The Merger--Interests of Directors, Officers and Affiliates of Outdoor Systems in the Merger" on page 48. The Outdoor Systems board recognized these interests and determined that they neither supported nor detracted from the fairness of the merger to the Outdoor Systems stockholders.

    The Outdoor Systems board has unanimously determined that the merger agreement and the merger are advisable and in the best interests of Outdoor Systems and its stockholders. The Outdoor Systems board recommends that the Outdoor Systems stockholders vote FOR the adoption of the merger agreement.

OPINION OF OUTDOOR SYSTEMS' FINANCIAL ADVISOR

    BT Alex. Brown has acted as financial advisor to Outdoor Systems in connection with the merger. At the May 26, 1999 meeting of the Outdoor Systems board, BT Alex. Brown delivered its oral opinion, subsequently confirmed in writing as of May 26, 1999, to the Outdoor Systems board to the effect that, as of the date of the opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by BT Alex. Brown, the exchange ratio was fair, from a financial point of view, to Outdoor Systems stockholders.

    THE FULL TEXT OF THE BT ALEX. BROWN WRITTEN OPINION, DATED MAY 26, 1999, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY BT ALEX. BROWN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX B TO THIS DOCUMENT AND IS INCORPORATED IN THIS DOCUMENT BY REFERENCE. OUTDOOR SYSTEMS STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE SUMMARY OF THE OPINION SET FORTH IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

BT ALEX. BROWN OPINION

    In connection with BT Alex. Brown's role as financial advisor to Outdoor Systems, and in arriving at its opinion, BT Alex. Brown has, among other things:

    - reviewed certain publicly available financial and other information concerning Outdoor Systems and Infinity including, without limitation, analysts' forecasts and certain internal analyses and other information furnished to it by Outdoor Systems and Infinity;

    - discussed with the members of the senior managements of Outdoor Systems and Infinity the businesses and prospects of their respective companies and the joint prospects of a combined company;

    - reviewed the reported prices and trading activity for the Outdoor Systems common stock and Infinity Class A common stock;

    - compared certain financial and stock market information for Outdoor Systems and Infinity with similar information for selected other companies whose securities are publicly traded;

    - reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part to the merger;

    - reviewed the terms of the merger agreement; and

    - performed such other studies and analyses and considered such other factors as it deemed appropriate.

    In preparing its opinion, BT Alex. Brown did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning Outdoor Systems or Infinity, including, without limitation, any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, BT Alex. Brown assumed and relied upon the accuracy and completeness of all of this information. BT Alex. Brown did not conduct a physical inspection of any of the properties or assets and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of Outdoor Systems or Infinity. With respect to the financial forecasts and projections made available to BT Alex. Brown by the managements of Outdoor Systems and Infinity and used in its analyses, including analyses and forecasts of potential cost savings, operating efficiencies, revenue effects and financial synergies expected by Outdoor Systems and Infinity to be achieved as a result of the merger, BT Alex. Brown has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Outdoor Systems or Infinity, as the case may be, as to the matters they cover. In rendering its opinion, BT Alex. Brown expressed no view as to the reasonableness of such forecasts and projections, including analyses and forecasts of potential cost savings, operating efficiencies, revenue effects and financial synergies expected by Outdoor Systems and Infinity to be achieved as a result of the merger, or the assumptions on which they are based. BT Alex. Brown did not represent any opinion as to the prices at which shares of Infinity Class A common stock would trade at anytime. BT Alex. Brown's opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to BT Alex. Brown as of, the date of such opinion and BT Alex. Brown undertook no obligation to update its opinion to reflect any developments occurring after the date of the opinion. In connection with BT Alex. Brown's engagement, BT Alex. Brown has not been authorized by Outdoor Systems or its board of directors to solicit, nor has it solicited, any third party indications of interest for the acquisition of Outdoor Systems, nor has it reviewed with Outdoor Systems and its board of directors any potential transactions instead of the merger.

    For purposes of rendering its opinion, BT Alex. Brown has assumed that, in all respects material to its analyses, the representations and warranties of the parties to the merger agreement contained in the merger agreement are true and correct, the parties to the merger agreement will each perform all of the covenants and agreements to be performed by it under the merger agreement and all conditions to the obligations of each of the parties to the merger agreement to consummate the merger will be satisfied without any waiver. BT Alex. Brown has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the completion of the transactions contemplated by the merger agreement will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Outdoor Systems or Infinity is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Outdoor Systems or Infinity or materially reduce the contemplated benefits of the merger to Outdoor Systems. In addition, BT Alex. Brown has been advised by Outdoor Systems, and accordingly has assumed for purposes of its opinion, that the merger will qualify as a tax-free reorganization for federal income tax purposes, and that the merger will be accounted for as a purchase.

    Set forth below is a brief summary of certain financial analyses performed by BT Alex. Brown in connection with its opinion and reviewed with the Outdoor Systems board at its meeting on May 26, 1999.

HISTORICAL STOCK PERFORMANCE

    BT Alex. Brown reviewed and analyzed recent and historical market prices and trading volume for Outdoor Systems common stock and Infinity Class A common stock and compared these market prices to certain stock market and industry indices.

ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES

    BT Alex. Brown compared certain financial information and commonly used valuation measurements relating to Outdoor Systems and Infinity with the following group of companies involved in the radio and outdoor advertising industries:

RADIO COMPANIES                                 OUTDOOR ADVERTISING COMPANIES
----------------------------------------------  ----------------------------------------------
Chancellor Media Corporation                    The Ackerley Group, Inc.
Citadel Communications Corporation              Clear Channel Communications, Inc.
Clear Channel Communications, Inc.              Lamar Advertising Company
Emmis Communications Corporation
Entercom Communications Corp.
Heftel Broadcasting Corporation

    With respect to Outdoor Systems, BT Alex. Brown's analysis of publicly traded companies was based on its review of the above-listed outdoor advertising companies. With respect to Infinity, BT Alex. Brown's analysis of publicly traded companies was based on its review of the above-listed radio companies. Financial information and valuation measurements reviewed by BT Alex. Brown included, among other things:

    - common equity market valuation as of May 25, 1999;

    - operating performance;

    - ratios of Enterprise Value, defined as common equity market value as adjusted for debt and cash, to estimated 1999 and 2000 EDITDA; and

    - ratios of Equity Value, defined as common equity market capitalization, to estimated 1999 and 2000 ATCF.

    To estimate the trading multiples for the selected radio and outdoor advertising companies, BT Alex. Brown used BT Alex. Brown's research estimates dated as of May 24, 1999, except for Ackerley

Group, for which BT Alex. Brown used Salomon Smith Barney's financial estimates as of April 14, 1999. The following tables set forth the trading multiples calculated by BT Alex. Brown:

                                                               ENTERPRISE VALUE TO ESTIMATED
                                                                           EBITDA
                                                               ------------------------------
                                                                    1999            2000
                                                               --------------  --------------
Outdoor Systems..............................................           19.7x           17.9x
Infinity.....................................................           22.4x           19.5x
Selected Radio Companies
  Range......................................................   10.5x - 36.8x    9.2x - 29.3x
  Median.....................................................           22.6x           19.4x
Selected Outdoor Advertising Companies
  Range......................................................   14.6x - 25.1x   13.0x - 21.7x
  Median.....................................................           15.5x           14.2x

                                                               EQUITY VALUE TO ESTIMATED ATCF
                                                               ------------------------------
                                                                    1999            2000
                                                               --------------  --------------
Outdoor Systems..............................................           29.5x           25.6x
Infinity.....................................................           34.1x           28.9x
Selected Radio Companies
  Range......................................................   16.6x - 47.2x   13.4x - 40.3x
  Median.....................................................           30.9x           26.5x
Selected Outdoor Advertising Companies
  Range......................................................   18.6x - 32.7x   16.7x - 28.0x
  Median.....................................................           21.9x           17.7x

    None of the companies utilized as a comparison is identical to Outdoor Systems or Infinity. Accordingly, BT Alex. Brown believes the analysis of publicly traded comparable companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in BT Alex. Brown's opinion, concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.

ANALYSIS OF SELECTED PRECEDENT OUTDOOR ADVERTISING TRANSACTIONS

    BT Alex. Brown reviewed the financial terms, based on BT Alex. Brown research estimates, of several proposed, pending or completed mergers and acquisition transactions since January 1997 involving companies in the outdoor advertising industry. The selected transactions reviewed were:

ACQUIROR                                              TARGET                   DATE ANNOUNCED
-------------------------------------  -------------------------------------  ----------------
Decaux SA                              Avenir (Vivendi SA)                    April 1999
Chancellor Media Corporation           Whiteco Outdoor Advertising            August 1998
Lamar Advertising Company              OCI Holdings                           August 1998
Chancellor Media Corporation           Martin Media                           June 1998
Outdoor Systems                        Vendor SA & outdoor division of
                                         Multimedios Estrellas de Oro SA      June 1998
Clear Channel Communications, Inc.     More Group                             May 1998
Clear Channel Communications, Inc.     Universal Outdoor                      October 1997
Lamar Advertising Company              Outdoor Systems (3M divestitures)      August 1997
Outdoor Systems                        National Advertising Company (3M)      April 1997
Clear Channel Communications, Inc.     Eller Media                            February 1997
Lamar Advertising Company              Penn Advertising                       February 1997

    The following tables set forth the transaction multiples calculated by BT Alex. Brown:

                                                                   ENTERPRISE VALUE TO EBITDA
                                                                  ----------------------------
                                                                  CURRENT YEAR   FORWARD YEAR
                                                                  -------------  -------------
Selected Outdoor Advertising Companies
  Range.........................................................   8.3x - 15.6x   7.6x - 13.5x
  Median........................................................          13.1x          11.8x

    BT Alex. Brown believes that many of the precedent outdoor advertising transactions are not directly comparable because they involved purchases of smaller, lower margin companies by larger, higher margin companies. Because the reasons for, and circumstances surrounding, each of the precedent transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of Outdoor Systems and the companies involved in the precedent outdoor advertising transactions, BT Alex. Brown believes that a comparable transaction analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in BT Alex. Brown's opinion, concerning differences between the characteristics of these transactions and the merger that could affect the value of the subject companies and businesses and Outdoor Systems.

HISTORICAL EXCHANGE RATIO ANALYSIS

    BT Alex. Brown reviewed the historical ratio of the daily per share market closing prices of Outdoor Systems common stock divided by the corresponding prices of Infinity Class A common stock since Infinity's initial public offering on December 10, 1998, three months prior to May 25, 1999, one month prior to May 25, 1999 and as of the close of business on May 25, 1999. The following table illustrates BT Alex. Brown's review:

                                                                             TRANSACTION PREMIUM
PERIOD                                            AVERAGE EXCHANGE RATIO          AT 1.250X
------------------------------------------------  -----------------------  -----------------------
Since December 10, 1998.........................             1.048x                    19.3%
Since 3 months prior to May 25, 1999............             1.048                     19.3
Since 1 month prior to May 25, 1999.............             0.979                     27.7
As of close of business on May 25, 1999.........             1.075                     16.3

CONTRIBUTION ANALYSIS

    BT Alex. Brown analyzed the relative contributions of Outdoor Systems and Infinity to the pro forma income statement of the combined company, based on management's projections for their respective companies. This analysis showed that on a pro forma basis (excluding (i) the effect of any synergies that may be realized as a result of the merger and (ii) non-recurring expenses relating to the merger) the relative contributions of Outdoor Systems and Infinity would be as follows:

                                                                      OUTDOOR SYSTEMS   INFINITY
                                                                     -----------------  ---------
Net Revenues
  1998.............................................................           27.2%          72.8%
  1999E............................................................           25.8           74.2
  2000E............................................................           25.6           74.4
EBITDA
  1998.............................................................           29.9%          70.1%
  1999E............................................................           28.7           71.3
  2000E............................................................           28.3           71.7
ATCF
  1998.............................................................           25.3%          74.7%
  1999E............................................................           23.8           76.2
  2000E............................................................           24.4           75.6

    BT Alex. Brown believes that contribution to ATCF is a more appropriate measure than contribution to net revenues or EBITDA, since the ATCF contribution takes Outdoor Systems' leverage into account. BT Alex. Brown noted that stockholders of Outdoor Systems are to receive a 23.2% economic interest in the combined company, but would receive only a 6.5% voting interest since they would receive Infinity Class A common stock.

DISCOUNTED CASH FLOW ANALYSIS

    BT Alex. Brown performed a discounted cash flow analysis for both Outdoor Systems and Infinity. BT Alex. Brown calculated the discounted cash flow values for each of Outdoor Systems and Infinity as the sum of the net present values of
(i) the estimated future cash flow that each of Outdoor Systems and Infinity will generate for the years 2000 through 2004, plus (ii) the value of each of Outdoor Systems or Infinity at the end of such period. The estimated future cash flows for Outdoor Systems were based on Outdoor Systems' management projections for the years 1999 through 2001 and beyond 2001, on constant growth rates and margins equal to those in year 2001. The estimated future cash flows for Infinity were based on Infinity's management projections for the years 1999 through 2000 and beyond 2000, on constant growth rates and margins equal to those in year 2000. The terminal values of Outdoor Systems and Infinity were calculated based on estimated 2005 EDITDA and a range of multiples of 14.0x, 15.0x, and 16.0x in the case of Outdoor Systems and 18.0x, 19.0x and 20.0x in the case of Infinity. BT Alex. Brown used discount rates ranging from 11.0% to 13.0% in the case of Outdoor Systems and 10.0% to 12.0% in the case of Infinity. BT Alex. Brown used such discount rates for Outdoor Systems based on its judgment of the estimated weighted average cost of capital of Outdoor Systems, and used such multiples based on its review of the trading characteristics of the common stock of the selected outdoor advertising companies. BT Alex. Brown used such discount rates for Infinity based on its judgment of the estimated average cost of capital of the selected radio companies and used such multiples based on its review of the trading characteristics of the common stock of the selected radio companies. This analysis indicated a range of values as follows:

                                                                             IMPLIED PER SHARE
                                                                               EQUITY VALUES
                                                                             -----------------
Outdoor Systems............................................................  $  24.96 - $32.26
Infinity...................................................................  $  26.31 - $31.39

PRO FORMA FINANCIAL EFFECTS

    BT Alex. Brown analyzed certain pro forma effects of the merger. Based on such analysis, BT Alex. Brown computed the resulting dilution/accretion to each of Infinity's and Outdoor Systems' ATCF per share estimates for the fiscal years ending 1999 and 2000, without taking into account potential after-tax cost savings, operating efficiencies, revenues effects and financial synergies Infinity and Outdoor Systems could achieve if they completed the merger, except for the assumption that Infinity would use approximately $640 million of cash on its balance sheet to partially pay down the senior credit facility of Outdoor Systems. Such analysis was based on Outdoor Systems and Infinity management projections and research estimates based on the median public estimates of Outdoor Systems' and Infinity's operating results. Assuming that the merger was completed on December 31, 1998, BT Alex. Brown's analysis indicated the following approximate pro forma financial effects on Outdoor Systems' and Infinity's per share ATCF:

                                                                              1999       2000
                                                                            ---------  ---------
Management Case
  Infinity................................................................        1.9%       2.5%
  Outdoor Systems.........................................................       (2.0)      (4.4)
Adjusted Research Estimate Case
  Infinity................................................................        1.1%       0.6%
  Outdoor Systems.........................................................        0.4        1.5

    The foregoing summary describes analyses and factors that BT Alex. Brown deemed material in its presentation to the Outdoor Systems' board, but is not a comprehensive description of all analyses performed and factors considered by BT Alex. Brown in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. BT Alex. Brown believes that its analyses must be considered as a whole and that considering any portion of its analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, BT Alex. Brown did not assign specific weights to any particular analyses.

    In conducting its analyses and arriving at its opinions, BT Alex. Brown utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling BT Alex. Brown to provide its opinion to Outdoor Systems' board as to the fairness to Outdoor Systems' stockholders of the exchange ratio and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, BT Alex. Brown made, and was provided by Outdoor Systems and Infinity management with numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Outdoor Systems' or Infinity's control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Outdoor Systems or their respective advisors, neither Outdoor Systems nor BT Alex. Brown nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

    The terms of the merger were determined through negotiations between Outdoor Systems and Infinity and were approved by the Outdoor Systems' board. Although BT Alex. Brown provided advice to Outdoor Systems during the course of these negotiations, the decision to enter into the merger was solely that of the Outdoor Systems' board. As described above, the opinion and presentation of BT Alex. Brown to the Outdoor Systems' board was only one of a number of factors taken into consideration by the Outdoor Systems' board in making its determination to approve the merger. BT Alex. Brown's opinion was provided to the Outdoor Systems' board to assist it in connection with its consideration of the merger and does not constitute a recommendation to any holder of Outdoor Systems common stock as to how to vote with respect to the merger.

    Outdoor Systems selected BT Alex. Brown as financial advisor in connection with the merger based on BT Alex. Brown's qualifications, expertise, reputation and experience in mergers and acquisitions. BT Alex. Brown is a registered broker dealer and member of the New York Stock Exchange. Outdoor Systems retained BT Alex. Brown pursuant to a letter agreement dated May 7, 1999. As compensation for BT Alex. Brown's services in connection with the merger, Outdoor Systems has paid BT Alex. Brown a cash fee of $1,000,000 and has agreed to pay an additional cash fee of approximately $14,000,000 if the merger is completed. Regardless of whether or not we complete merger, Outdoor Systems has agreed to reimburse BT Alex. Brown for all reasonable fees and disbursements of BT Alex. Brown's counsel and all of BT Alex. Brown's reasonable travel and other out-of-pocket expenses incurred in connection with the merger or otherwise arising out of the retention of BT Alex. Brown under the letter agreement. Outdoor Systems has also agreed to indemnify BT Alex. Brown and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws, arising out of its engagement or the merger.

    BT Alex. Brown is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. BT Alex. Brown and its affiliates have, from time to time, provided investment banking, and other financial services to Outdoor Systems and Infinity or their affiliates, for which they have received compensation. In the ordinary course of business, BT Alex. Brown and its affiliates may actively trade in the securities and other instruments and obligations of Outdoor Systems and Infinity for their own accounts and for the accounts of their customers. Accordingly, BT Alex. Brown and its affiliates may at any time hold a long or short position in these securities, instruments and obligations.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following is a discussion of the material federal income tax consequences of the merger to the holders of Outdoor Systems common stock and to Outdoor Systems, Infinity and Burma Acquisition and is based on the opinions of Weil, Gotshal & Manges LLP, counsel to Infinity, and Powell, Goldstein, Frazer & Murphy LLP, counsel to Outdoor Systems. The opinions are based upon current provisions of the United States Internal Revenue Code of 1986, existing regulations promulgated under the Internal Revenue Code and current administrative rulings and court decisions, all of which are subject to change. No attempt has been made to comment on all federal income tax consequences of the merger that may be relevant to particular holders, including holders that are subject to special tax rules, for example, dealers in securities, foreign persons, mutual funds, insurance companies, tax-exempt entities and holders who do not hold their shares as capital assets.

    HOLDERS OF OUTDOOR SYSTEMS COMMON STOCK ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES UNDER APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

    Infinity has received from its counsel, Weil, Gotshal & Manges LLP, an opinion to the effect that the merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Outdoor Systems has received from its counsel, Powell, Goldstein, Frazer & Murphy LLP, an opinion to the effect that the merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. In rendering their opinions, counsel to each of Infinity and Outdoor Systems have relied upon representations made by Infinity, Outdoor Systems and certain stockholders of Outdoor Systems.

    Assuming the merger is treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code, no gain or loss will be recognized for federal income tax purposes by Infinity, Burma Acquisition or Outdoor Systems as a result of the merger. Except as described below with respect to cash received instead of fractional shares, a holder of Outdoor Systems common stock will not recognize gain or loss on the exchange of shares of Outdoor Systems common stock for Infinity Class A common stock in the merger. The aggregate tax basis of the Infinity Class A common stock received by a holder, including any fractional share deemed received, will be the same as the aggregate tax basis of the Outdoor Systems common stock surrendered for this stock. The holding period of the Infinity Class A common stock, including any fractional share deemed received, will include the holding period of the Outdoor Systems common stock surrendered for this stock, provided that the shares of Outdoor Systems common stock are held as capital assets at the time of the merger.

    CASH INSTEAD OF A FRACTIONAL SHARE

    Cash received by a holder of Outdoor Systems common stock instead of a fractional share of Infinity Class A common stock will be treated as received in exchange for such fractional share interest, and gain or loss will be recognized for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the basis of the Outdoor Systems common stock allocable to the fractional share interest. The gain or loss will be capital gain or loss provided that the shares of Outdoor Systems common stock were held as capital assets and will be long term capital gain or loss if the Outdoor Systems common stock had been held for more than one year at the time of the merger.

    BACKUP WITHHOLDING

    Under the Internal Revenue Code, a holder of Outdoor Systems common stock may be subject, under certain circumstances, to backup withholding at a rate of 31% with respect to the amount of cash, if any, received instead of fractional share interests unless the holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

INTERESTS OF DIRECTORS, OFFICERS AND AFFILIATES OF OUTDOOR SYSTEMS IN THE MERGER

    In considering the recommendation of the Outdoor Systems board to vote for the adoption of the merger agreement, Outdoor Systems stockholders should be aware that some members of the Outdoor Systems board and some executive officers of Outdoor Systems have interests in the merger that are different from and in addition to the interests of other Outdoor Systems stockholders.

    OUTDOOR SYSTEMS STOCKHOLDERS AGREEMENT

    Outdoor Systems stockholders, including Messrs. Levine and Moreno, who hold or have voting control over shares representing 26.0% of the voting power of the outstanding shares of Outdoor Systems common stock, have entered into a stockholders agreement with Infinity under which, among other things, they have agreed to vote those shares in favor of the adoption of the merger agreement. Infinity has agreed to indemnify these Outdoor Systems stockholders for any costs and expenses resulting from claims asserted as a result of their entering into the stockholders agreement. See "Outdoor Systems Stockholders Agreement" on page 64.

EMPLOYMENT AND NON-COMPETITION AGREEMENT WITH MR. MORENO

    Outdoor Systems, Infinity and Mr. Moreno will enter into an employment and non-competition agreement prior to the completion of the merger. The agreement will provide that Mr. Moreno will serve as Chief Executive Officer of Outdoor Systems for a two-year term beginning on the date of completion of the merger. Outdoor Systems will have the option to extend the employment term for an additional year. As Chief Executive Officer, Mr. Moreno will receive an annual salary of $1 million and will be eligible for an annual bonus with a target award of $2 million. The actual bonus amount will be based on the achievement of specified annual EBITDA targets established during the employment term by the Compensation Committee of the Infinity board after consulting with Mr. Moreno. This agreement will replace Mr. Moreno's existing annual incentive arrangements with Outdoor Systems.

    The agreement also provides that Mr. Moreno will be subject to non-competition restrictions for a term of seven years following the date of completion of the merger. As consideration for Mr. Moreno's agreement to the non-competition restrictions, on the date the merger is completed Infinity will deposit 1,923,077 shares of Infinity Class A common stock in a "rabbi" trust. The stock certificates representing the shares will be issued and held in the trustee's name until distributed from the trust. Mr. Moreno will be entitled to receive cash amounts equal to the dividends, if any, paid on the shares held in the trust. These amounts will be paid at the same time as dividends are paid on the corresponding shares of Infinity Class A common stock. The shares will be paid from the trust to Mr. Moreno in accordance with the following schedule:

    - on the next January 1 following the 2nd anniversary of the merger--576,927 shares;

    - on the first day following the 3rd anniversary--500,000 shares;

    - on the first day following the 4th anniversary--461,550 shares;

    - on the first day following the 5th anniversary--192,300 shares; and

    - on the first day following the 6th anniversary--192,300 shares.

    The payment schedule described above will be accelerated and all remaining shares will be paid to Mr. Moreno or his legal representative in the event of:

    - Mr. Moreno's death or disability;

    - Mr. Moreno's resignation of employment as Chief Executive Officer for a good reason, including a material diminution in his authority or a change in his supervision; or

    - termination of Mr. Moreno's employment by Outdoor Systems, other than for cause.

    The execution and delivery of this agreement by Mr. Moreno is a condition to the obligation of Infinity to complete the merger. See "The Merger Agreement--Conditions to the Merger" on page 61.

SERVICES AGREEMENT

    Outdoor Systems is currently a party to a services agreement with two companies controlled by Mr. Levine. Under the services agreement, the companies make a majority of Mr. Levine's business time available to Outdoor Systems for a fee of $450,000 per year. The services agreement is renewable from year to year. Infinity has informed Mr. Levine that it intends to keep the services agreement in effect for up to a two-year term from the date of completion of the merger.

OUTDOOR ADVERTISING LEASE ARRANGEMENTS

    Certain partnerships controlled by Mr. Levine or in which Mr. Levine is a partner lease certain sites to Outdoor Systems on which Outdoor Systems has placed advertising displays. The aggregate annual lease payment from Outdoor Systems to these partnerships is $139,000. The terms of the leases are scheduled to expire in December 2000. Infinity has requested that Outdoor Systems and the partnerships agree to extend the terms of these leases.

STOCK OPTIONS AND INCENTIVE STOCK AWARDS

    Under the Outdoor Systems stock incentive plans, Outdoor Systems has granted to non-employee directors and selected officers and employees options to purchase, and incentive stock awards payable in, shares of Outdoor Systems common stock. These stock options and incentive stock awards, to the extent not already fully vested, vest upon a "change in control" of Outdoor Systems. The completion of the merger will constitute a change in control under these plans. The following table sets forth, for each of the executive officers of Outdoor Systems, and for each non-employee director of Outdoor Systems and the executive officers and directors of Outdoor Systems as a group:

    - the number of shares of Outdoor Systems common stock subject to stock options and incentive stock awards held by these persons as of October 1, 1999 that vest as a result of the merger; and

    - the weighted average exercise price per share of Outdoor Systems common stock subject to stock options held by these persons as of October 1, 1999 that vest as a result of the merger.

                                                                                STOCK OPTIONS            NUMBER OF
                                                                         ---------------------------      SHARES
                                                                         NUMBER OF                      SUBJECT TO
                                                                           SHARES                        INCENTIVE
                                                                         SUBJECT TO     WEIGHTED       STOCK AWARDS
                                                                          OPTIONS        AVERAGE           THAT
                                                                            THAT     EXERCISE PRICE        VEST
                                                                          VEST ON          PER              ON
EXECUTIVE OFFICERS                                                         MERGER       SHARE(1)         MERGER(2)
-----------------------------------------------------------------------  ----------  ---------------  ---------------
William S. Levine......................................................           0     $     N/A                0
Arturo R. Moreno.......................................................   2,579,054         19.73                0
Wally C. Kelly.........................................................     441,016          8.90                0
Robert M. Reade........................................................     139,921          6.35            2,091
Bill M. Beverage.......................................................     187,383          5.24            1,835

NON-EMPLOYEE DIRECTORS
-----------------------------------------------------------------------
Stephen F. Butterfield.................................................           0           N/A                0
Brian J. O'Connor......................................................           0           N/A                0
                                                                         ----------                          -----
All executive officers and directors as a group........................   3,347,374                          3,926
                                                                         ----------                          -----
                                                                         ----------                          -----

------------------------

(1) The value of the options and incentive stock awards at the time of the merger will depend on the per share value of Infinity Class A common stock received in the merger.

(2) The incentive stock awards represent the right to receive shares of Outdoor Systems common stock following termination of employment.

    Under the Outdoor Systems stock incentive plans, the shares of Outdoor Systems common stock subject to incentive stock awards, to the extent already vested, are payable in equal installments over a four-year period following termination of employment. In addition, the shares remaining to be paid to a former employee are subject to forfeiture if the employee competes with Outdoor Systems. Under the terms of these stock incentive plans, however, these shares will become immediately payable in full upon a "change of control" of Outdoor Systems. The following executive officers of Outdoor Systems hold incentive stock awards that will become immediately payable in full as a result of the merger as opposed to over a period of four years following termination of employment:

                                                                             NUMBER OF SHARES
                                                                                SUBJECT TO
                                                                                INCENTIVE
                                                                            STOCK AWARDS THAT
                                                                              BECOME PAYABLE
                                                                               EARLIER AS A
                                                                              RESULT OF THE
EXECUTIVE OFFICERS                                                                MERGER
--------------------------------------------------------------------------  ------------------
Wally C. Kelly............................................................         326,997
Robert M. Reade...........................................................          21,908
Bill M. Beverage..........................................................          12,537

No other director or executive officer of Outdoor Systems holds any incentive stock awards.

    Upon completion of the merger, each Outdoor Systems stock option and incentive stock award that is outstanding immediately prior to the time of the merger automatically will convert into an option to purchase, or an incentive stock award to receive, a number of shares of Infinity Class A common stock equal to the number of shares of Outdoor Systems common stock subject to the option or incentive stock award multiplied by 1.25, the exchange ratio. The exercise price per share of Infinity Class A common stock subject to the converted option will be equal to the current exercise price per share of Outdoor Systems common stock divided by 1.25, the exchange ratio.

APPOINTMENT TO THE INFINITY BOARD

    The merger agreement provides that Infinity must take all necessary action to cause Messrs. Levine and Moreno to be appointed to Infinity's board, effective as of the second business day after the completion of the merger. Mr. Moreno will be appointed to the class of Infinity's directors whose terms expire in 2001 and Mr. Levine will be appointed to the class of Infinity's directors whose terms expire in 2002.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

    Infinity has agreed to maintain the indemnification obligations of Outdoor Systems as in effect prior to the completion of the merger with respect to acts taken prior to the completion of the merger by the present and former directors and officers of Outdoor Systems and has agreed to maintain directors' and officers' liability insurance for such individuals for a period of six years following completion of the merger. See "The Merger Agreement--Indemnification and Insurance" on page 60.

REGISTRATION RIGHTS AGREEMENT

    Infinity has agreed to enter into a registration rights agreement with Mr. Levine; Mr. Moreno; Carole D. Moreno; Levine Investments Limited Partnership, Mr. Levine's family partnership; and BRN Properties Limited Partnership, Mr. Moreno's family partnership. Infinity has agreed to grant to these Outdoor Systems stockholders certain registration rights with respect to the shares of Infinity Class A common stock to be issued to these Outdoor Systems stockholders in the merger that constitute registrable securities, as well as certain other securities to which these Outdoor Systems stockholders may be entitled. It is expected that the registration rights agreement will be entered into by Infinity and these Outdoor Systems stockholders immediately prior to the completion of the merger.

    DEMAND REGISTRATION

    Between the period commencing on the later of the date of completion of the merger and January 1, 2000 and ending on December 31, 2004, these Outdoor Systems stockholders will have the right to request that Infinity effect a one-time registration under the Securities Act of the Infinity Class A common stock received by them in the merger and owned at the time of the demand, as well as certain other securities referred to in the registration rights agreement. A request for registration will not count as the use of this demand right unless the registration statement is declared effective under the Securities Act. This demand has the following restrictions:

    - the demand must cover at least a minimum amount of Infinity Class A common stock;

    - the shares must be offered and sold in an underwritten distribution registered under the Securities Act; and

    - these Outdoor Systems stockholders may not make a demand within 60 days following the effective date of any registration statement for Infinity equity securities.

    Infinity may defer filing or effectiveness of a demand registration for a period of up to:

    - 45 days if Infinity is working on an underwritten public offering of its common stock and is advised by the managing underwriter(s) that such offering would be materially affected by the demand registration; or

    - 90 days, once in any 12 month period, if the chief executive officer or general counsel of Infinity makes a good faith determination that a filing would materially interfere with a proposed financing, other sale of securities, acquisition, or other significant transaction involving Infinity, or would require Infinity to publicly disclose information that would have a material adverse effect on Infinity.

    Infinity may include in the demand registration additional securities for sale for the account of any other person, subject to certain rights of these Outdoor Systems stockholders that apply if the managing underwriter(s) make a determination that registration of additional securities would materially impair the marketing and sale of the securities originally proposed to be offered pursuant to the demand registration. In no event will the Outdoor Systems stockholders be required to reduce the number of securities to be included in the offering in order to accommodate the registration of additional securities for the account of any other person.

    PIGGY BACK REGISTRATION

    The registration rights agreement provides that if at any time Infinity proposes to register any of its equity securities under the Securities Act, other than in a registration relating solely to a business combination or employee benefit plan, for the account of another person or for its own account, Infinity must promptly give these Outdoor Systems stockholders written notice of that intention.

    Upon the receipt of a written request by any of these Outdoor Systems stockholders to participate in the registration, Infinity will include in the registration all registrable shares specified in the request. If, however, in the case of an underwritten public offering, the managing underwriter(s) determines that market factors require a limitation of the number of shares of securities to be underwritten, the number of any of these Outdoor Systems stockholders' shares to be included in the registration may be limited. In this situation, shares will be allocated first to Infinity and thereafter, proportionally among these participating Outdoor Systems stockholders, subject to any existing priority of holders of demand registration rights. Any of the participating Outdoor Systems stockholders' shares that are not included in the underwritten public offering may not be publicly sold by them for a period not to exceed 120 days.

RESALE OF INFINITY CLASS A COMMON STOCK ISSUED IN THE MERGER; AFFILIATES

    The shares of Infinity Class A common stock to be issued to Outdoor Systems stockholders in the merger will be freely transferable under the Securities Act, except for shares of Infinity Class A common stock issued to any person who, at the time of the Outdoor Systems special meeting, may be deemed an affiliate of Outdoor Systems for purposes of Rule 145 under the Securities Act. These Outdoor Systems affiliates may not sell shares of Infinity Class A common stock acquired in the merger except pursuant to an effective registration statement under the Securities Act covering their shares, or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. The merger agreement requires Outdoor Systems to deliver to Infinity a letter identifying all persons who, at the time of the Outdoor Systems special meeting, may be deemed to be Rule 145 affiliates of Outdoor Systems. Outdoor Systems has further agreed to use all reasonable best efforts to cause each of these persons to sign and deliver to Infinity, prior to the time of the merger, a written agreement not to sell any shares of Infinity Class A common stock except as stated above in this paragraph.

REGULATORY APPROVALS

    Federal antitrust laws prohibit us from completing the merger until a required notification and report form is filed and certain required waiting periods have expired or been terminated. On June 14, 1999, we filed the required notification and report forms. Other parties required to file notification and report forms in connection with the merger filed these forms on September 15, 1999. On July 14, 1999, Infinity and Outdoor Systems received from the Department of Justice a request for additional information and documentary material. Infinity and Outdoor Systems produced the requested information and materials and are engaged in ongoing discussions with the Department of Justice to resolve possible competitive concerns. We have agreed with the Department of Justice that if these discussions do not result in a mutually acceptable agreement, we will not close the merger until at least 22 days after we give notice of our intended closing date to the Department of Justice and, if the Department of Justice elects to challenge the merger, we will not close until the earlier of the denial of any Department of Justice motion for a preliminary injunction or the receipt by Infinity and Outdoor Systems of a favorable judgment on such challenge and the denial of any motion for stay pending appeal. Even if the waiting period terminates, at any time before or after completing the merger the Department of Justice, private parties and/or state attorneys general may be free to take action under antitrust laws, including seeking to enjoin completion of the merger or seeking the divestiture by Infinity of substantial assets of TDI or Outdoor Systems. We do not believe that the completion of the merger will result in the violation of any applicable antitrust laws. However, we can give no assurance as to when or whether any of these approvals and consents will be obtained or the terms and conditions that may be imposed or the likelihood of success of any challenge that may be made.

    In addition, the merger may also be subject to regulatory review in jurisdictions other than the United States, such as Mexico. We have filed the required report with the Comision Federal de Competencia in Mexico.

    We do not believe that any additional material governmental filings in the United States are required with respect to the merger, other than the filing of the certificate of merger with the Delaware Secretary of State.

STOCK EXCHANGE LISTING

    The Infinity Class A common stock to be issued to the Outdoor Systems stockholders in the merger will be listed on the New York Stock Exchange, subject to official notice of issuance. The completion of the merger is conditioned upon the authorization for listing on the New York Stock Exchange of this Infinity Class A common stock.

DELISTING AND DEREGISTRATION OF OUTDOOR SYSTEMS COMMON STOCK; CESSATION OF OUTDOOR SYSTEMS PERIODIC REPORTING

    If we complete the merger, the Outdoor Systems common stock will cease to be listed for trading on the New York Stock Exchange. Accordingly, Outdoor Systems intends to apply to the SEC for the deregistration of these securities. Upon deregistration, Outdoor Systems will no longer be required to make separate periodic filings of annual and quarterly reports, current reports or proxy statements with the SEC.

ACCOUNTING TREATMENT

    The merger will be accounted for under the purchase method of accounting by Infinity. Under this method of accounting, the purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values as of the consummation of the acquisition. The excess of consideration paid over the estimated fair value of net assets acquired will be recorded as goodwill and amortized over the estimated useful life of such assets as a charge to earnings.

    For the purpose of the Unaudited Pro Forma Combined Condensed Statements, goodwill is assumed to be amortized over a 30 year period. As further analysis is performed, including obtaining appraisals for identifiable assets acquired, these assumptions may be significantly revised.

NO DISSENTERS' RIGHTS OF APPRAISAL

    Under Delaware corporate law, stockholders in a public company generally are not entitled to dissenters' rights of appraisal with respect to their shares of stock exchanged in a merger if these shares are listed on a national securities exchange and if the consideration being received in the merger consists only of shares of stock of another company that are also listed on a national securities exchange and cash instead of fractional shares. Outdoor Systems stockholders are not entitled to dissenters' rights of appraisal in the merger because their shares, which are listed on the New York Stock Exchange, will be exchanged for the following:

    - shares of Infinity Class A common stock, which are also listed on the New York Stock Exchange; and

    - cash instead of fractional shares.

    Accordingly, Outdoor Systems stockholders do not have the right to refuse to participate in the merger and obtain an appraisal of their shares instead of the merger consideration. If the merger is completed, all Outdoor Systems stockholders will be entitled to receive the merger consideration.

                              THE MERGER AGREEMENT

    WE BELIEVE THIS SUMMARY DESCRIBES ALL MATERIAL TERMS OF THE MERGER AGREEMENT, AS AMENDED, OTHER THAN THE TERMS PREVIOUSLY DESCRIBED UNDER "THE MERGER." HOWEVER, WE RECOMMEND THAT YOU CAREFULLY READ THE COMPLETE TEXT OF THE MERGER AGREEMENT FOR THE PRECISE LEGAL TERMS OF THE MERGER AGREEMENT AND OTHER INFORMATION THAT MAY BE IMPORTANT TO YOU. THE MERGER AGREEMENT IS INCLUDED IN THIS DOCUMENT AS ANNEX C.

TERMS OF THE MERGER

GENERAL

    The merger agreement provides for the merger of Burma Acquisition into Outdoor Systems. After the merger, Outdoor Systems will survive as a wholly-owned subsidiary of Infinity. The merger will be completed once we file a certificate of merger with the Delaware Secretary of State as required by Delaware corporate law, the law which governs the merger. Unless we otherwise agree, this filing will occur no later than the first business day after the satisfaction or waiver of the conditions to completing the merger that are set forth in the merger agreement.

CONVERSION OF SECURITIES

    Unless described differently below in the sections labeled "--Fractional Shares" and "--Dividends and Distributions," once we complete the merger, each share of Outdoor Systems common stock will be converted into the right to receive and will be exchanged for 1.25 shares of Infinity Class A common stock.

FRACTIONAL SHARES

    Infinity will not issue any fractional shares of Class A common stock in the merger. Each Outdoor Systems stockholder will instead be entitled to receive cash equal to the product of (a) the closing price of Infinity's Class A common stock on the New York Stock Exchange on the first trading day immediately following the completion of the merger and (b) the fraction of a share to which the Outdoor Systems stockholder would otherwise be entitled. Upon the surrender for exchange of shares of Outdoor Systems common stock, as soon as reasonably practicable after the completion of the merger, Infinity's exchange agent for its Class A common stock will pay each Outdoor Systems stockholder this cash amount, less any required backup withholding tax.

STOCK OPTIONS AND OTHER STOCK RIGHTS

    When we complete the merger, all outstanding stock options to purchase, and incentive stock awards payable in, Outdoor Systems common stock will convert into fully exercisable options to purchase, and incentive stock awards payable in, shares of Infinity Class A common stock. We will adjust the number of option shares and the exercise price for the options to reflect the exchange ratio. Based upon this adjustment, each Outdoor Systems stock option and incentive stock award will convert automatically into an option to purchase, or incentive stock award payable in, that number of shares of Infinity Class A common stock that equals the number of shares of Outdoor Systems common stock subject to the stock option, multiplied by 1.25, the exchange ratio. The exercise price per share of Infinity Class A common stock under each option will be equal to the exercise price immediately prior to the completion of the merger, divided by 1.25, the exchange ratio. The incentive stock awards have no exercise price. After we complete the merger, Infinity will deliver to the holders of Outdoor Systems stock options and incentive stock awards notices that describe these adjustments.

ISSUANCE OF NEW STOCK CERTIFICATES

EXCHANGE AGENT

    Promptly after we complete the merger, for the benefit of Outdoor Systems stockholders, Infinity will deposit with the exchange agent for the merger the following:

    - the certificates representing shares of Infinity Class A common stock to be issued to Outdoor Systems stockholders;

    - a sufficient amount of cash to be paid to Outdoor Systems stockholders instead of fractional shares, which will be paid without interest; and

    - any dividends or distributions declared and payable after the merger on the shares of Infinity Class A common stock issuable to Outdoor Systems stockholders, which will be paid without interest.

    As soon as reasonably practicable after we complete the merger, the exchange agent will mail a letter of transmittal and instructions to all Outdoor Systems stockholders explaining how to surrender their shares of Outdoor Systems common stock for exchange to the exchange agent. Upon surrender of their Outdoor Systems stock certificate(s) to the exchange agent, along with an executed letter of transmittal and any other documents as may reasonably be requested, Outdoor Systems stockholders will receive the above-described stock and cash instead of any fractional share.

DIVIDENDS AND DISTRIBUTIONS

    Infinity will not pay Outdoor Systems stockholders any dividends or other distributions payable after the merger on the shares of Infinity Class A common stock they will receive until these stockholders properly surrender their shares of Outdoor Systems common stock. In addition, no cash payment instead of fractional shares will be made until they surrender these certificates. These cash payments will not include interest regardless of when Outdoor Systems stockholders surrender their certificates.

TRANSFERS

    As soon as we complete the merger, the stock transfer books of Outdoor Systems will be closed and there will be no further registration of transfers of Outdoor Systems common stock.

TERMINATION OF EXCHANGE FUND

    Infinity will receive any portion of Infinity Class A common stock that remains undistributed to Outdoor Systems stockholders six months after the date we complete the merger. Any Outdoor Systems stockholder who has not previously complied with the exchange procedures may then look only to Infinity for the merger consideration.

NO LIABILITY

    None of Infinity, Burma Acquisition, Outdoor Systems or the surviving corporation will be liable to any Outdoor Systems stockholder for any undistributed Infinity Class A common stock or cash that is delivered to a public official under any applicable abandoned property or similar laws.

CERTIFICATE OF INCORPORATION, BY-LAWS, DIRECTORS AND OFFICERS AFTER THE MERGER

    Upon completion of the merger, the certificate of incorporation and by-laws of Outdoor Systems, as the surviving corporation, will be the same as the certificate of incorporation and by-laws of Burma Acquisition, as amended to change the name of Burma Acquisition to Outdoor Systems. The directors of Burma Acquisition immediately prior to the merger will be the directors of Outdoor Systems, as the surviving corporation. The officers of Burma Acquisition immediately prior to the merger will be the initial officers of Outdoor Systems, as the surviving corporation.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains substantially reciprocal representations and warranties made by Infinity, Burma Acquisition and Outdoor Systems to each other. The most significant of these relate to the following matters:

    - due organization and qualification of the company and its subsidiaries;

    - capitalization of the company and its subsidiaries;

    - authority to enter into the contemplated transactions;

    - reports and financial statements filed with the SEC;

    - absence of undisclosed liabilities;

    - correctness of information provided for inclusion in this document;

    - absence of breach of its certificate of incorporation, by-laws or other agreements as a result of the merger;

    - absence of violations of any laws applicable to the company or its subsidiaries;

    - governmental consents and approvals to complete the merger;

    - absence of any default or violation of its certificate of incorporation, by-laws or other agreements;

    - absence of certain changes or events since January 1, 1999 that would have a material adverse effect on its business;

    - absence of material litigation and governmental proceedings;

    - possession of all material permits and authorizations and compliance with applicable laws in all material respects;

    - absence of certain broker's fees;

    - material contracts;

    - employee benefit matters and tax matters; and

    - absence of any unlawful contributions or payments.

    In addition, the merger agreement contains representations and warranties by Outdoor Systems relating to the following matters:

    - labor relations and environmental matters;

    - insurance policies;

    - real property leases and ownership of, and title to, real property;

    - possession of good and valid title to its assets and the absence of liens on the assets;

    - intellectual property rights;

    - year 2000 compliance;

    - receipt of the fairness opinion of BT Alex. Brown, Outdoor Systems' financial advisor;

    - the inapplicability of restrictions on business combinations set forth in
      Section 203 of the Delaware corporate law; and

    - the recommendation by its board and the vote required to approve the merger.

    The representations and warranties of each of the parties are subject to various qualifications and limitations. None of the representations and warranties of Outdoor Systems, Infinity or Burma Acquisition will survive the completion of the merger.

COVENANTS AND AGREEMENTS

COVENANTS OF INFINITY AND OUTDOOR SYSTEMS

    Each of Infinity and Outdoor Systems has agreed, among other things, until completion of the merger, that it will and will cause each of its subsidiaries to operate in the ordinary course of business consistent with past practice.

    Also, each of Infinity and Outdoor Systems has agreed to, among other things:

    - cooperate in preparing and filing this document;

    - notify the other of any action that would likely result in its failure or any actual failure to comply with any covenant, condition or agreement contained in the merger agreement;

    - use commercially reasonable efforts to cause its accountants to deliver "comfort" letters;

    - use commercially reasonable efforts to ensure that the merger is completed in the most timely fashion possible;

    - take or refrain from taking any actions as may be reasonably necessary to cause the merger to qualify as a tax-free reorganization; and

    - refrain from taking any actions that would reasonably be expected to result in the failure of the conditions to the other party's obligations to complete the merger.

    Each of Infinity and Outdoor Systems has further agreed that, without the written consent of the other, it will not and will not permit any of its respective subsidiaries to, among other things:

    - effect any stock split, reclassification or combination, redeem or otherwise acquire any of its securities, except for repurchases by Infinity of shares of Infinity Class A common stock with a market value of up to $1.0 billion at prevailing market prices pursuant to Infinity's stock repurchase program;

    - declare or pay any dividends or other distributions on its capital stock, other than dividends from a wholly-owned subsidiary to the respective parent company or to another wholly-owned subsidiary;

    - adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization;

    - alter its corporate structure or ownership;

    - take any action that would prevent or impede the merger from qualifying as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

    - agree to take any of these actions.

    Infinity has further agreed that, without the written consent of Outdoor Systems, it will not and will not permit any of its subsidiaries to, among other things, amend its certificate of incorporation or by-laws in a manner that would adversely affect the rights, powers and preferences of the Infinity Class A common stock and Class B common stock.

    Infinity has also agreed that, for a period of one year after the completion of the merger, Infinity will provide employee benefits to employees of the surviving corporation which are substantially equivalent on an aggregate basis to the benefits received by the employees immediately prior to the completion of the merger.

    Outdoor Systems has also agreed, until completion of the merger, to seek to preserve its goodwill and business relationships with its current officers and employees and its relationships with customers, suppliers and others having business dealings with it.

    Outdoor Systems has further agreed that, without the written consent of Infinity, it will not and will not permit any of its subsidiaries to, among other things:

    - amend its certificate of incorporation or by-laws;

    - issue additional equity securities or equity equivalents, except for the issuance or sale of Outdoor Systems common stock pursuant to outstanding options or other equity rights granted prior to May 27, 1999 under the Outdoor Systems stock option plans;

    - enter into, materially amend or terminate any compensation, severance or similar agreement with any director, officer or employee or modify any of its benefit plans or institute any new benefit plans, or grant any salary or wage increase or increase any employee benefit, except normal increases in compensation consistent with past practice and timing or as required by law or contract;

    - except in the ordinary course of business consistent with past practice, hire or retain any individual as an employee or consultant;

    - except in the ordinary course of business consistent with past practice, enter into, renew or modify any material contract to which it is a party;

    - change any of its accounting principles or practices except as required by GAAP or regulatory guidelines;

    - revalue any of its assets;

    - make or revoke any tax election or settle or compromise any material tax liability or change any material aspect of its method of accounting for tax purposes;

    - pay, discharge or satisfy any material claims, liabilities or obligations;

    - settle or compromise any pending or threatened suit, action or claim that involves a payment in excess of $500,000 in the aggregate or initiate or join any material suit, action or claim;

    - incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary course of business;

    - guarantee or become liable or responsible for the obligations of any other person except for obligations of wholly owned subsidiaries or for immaterial amounts in the ordinary course of business consistent with past practice;

    - make any loans, advances or capital contributions to any other entity, except in the ordinary course of business consistent with past practice;

    - pledge or encumber any shares of its capital stock;

    - mortgage or pledge any of its assets;

    - sell, lease or dispose of any assets or enter into any commitment outside the ordinary course of business;

    - acquire any corporation or other business organization or assets or an equity interest in another business organization, for an amount in excess of $10 million in the aggregate; and

    - authorize any capital expenditures in excess of $40 million in the aggregate.

NO SOLICITATION OF TRANSACTIONS

    The merger agreement provides that Outdoor Systems will not, and will not permit any of its subsidiaries or any of its officers, directors, employees, investment bankers, attorneys or other advisors, representatives or agents to, directly or indirectly:

    - solicit, initiate or encourage the submission of any "acquisition proposal";

    - participate in any discussions or negotiations regarding, furnish to any person any non-public information or take any other action to facilitate, any acquisition proposal or related inquiries;

    - amend or grant any waiver or release under any standstill or similar agreement that applies to any class of equity securities of Outdoor Systems; or

    - enter into any agreement with respect to an alternative acquisition proposal.

    However, prior to the adoption of the merger agreement by Outdoor Systems stockholders, Outdoor Systems may furnish information to, or enter into unsolicited discussions or negotiations with, any person or entity who makes an unsolicited acquisition proposal only if:

    - based on the advice of outside counsel, the Outdoor Systems board determines in good faith that the action is necessary in order for the board to comply with its fiduciary duties to stockholders under applicable law; and

    - the Outdoor Systems board determines in good faith, after consultation with an independent, nationally-recognized financial advisor, that the acquisition proposal is reasonably likely to result in a transaction more favorable to the Outdoor Systems stockholders from a financial standpoint than that contemplated by the merger agreement; and

    - Outdoor Systems provides reasonable notice to Infinity before taking the action; and

    - Outdoor Systems receives from the third person a confidentiality/standstill agreement at least as restrictive as the confidentiality/standstill agreement received from Infinity.

    An "acquisition proposal" is defined in the merger agreement as any proposal or offer with respect to a merger, consolidation, share exchange, business combination, recapitalization or similar transaction, including any tender or exchange offer in which a third party would acquire more than 20% of Outdoor Systems' equity securities or a sale or other disposition of all or substantially all of Outdoor Systems' assets.

EMPLOYMENT MATTERS

    As a condition to Infinity's obligation to complete the merger, Mr. Moreno is required to enter into an employment and non-competition agreement as chief executive officer of the surviving corporation. See "The Merger--Interests of Directors, Officers and Affiliates of Outdoor Systems in the Merger--Employment and Non-Competition Agreement with Mr. Moreno" on page 49.

INDEMNIFICATION AND INSURANCE

    Under the merger agreement, for a period of six years from the date of completion of the merger, Infinity has agreed to indemnify and advance expenses to the current or former directors, officers, employees or agents of Outdoor Systems or any of its subsidiaries, for acts or omissions in their capacity as directors, officers, employees or agents occurring prior to the completion of the merger as and to the same extent provided in Outdoor Systems' certificate of incorporation or by-laws or in any agreement with any of these persons.

    In addition, Infinity has agreed to maintain in effect for a period of six years from the date of completion of the merger the policies of directors' and officers' liability insurance maintained by Outdoor Systems for the benefit of those persons covered by these policies at the time of the merger.

However, Infinity will only be required to obtain or maintain as much insurance as can be obtained or maintained at a cost equal to no more than 300 percent of the current annual premium that Outdoor Systems pays for this insurance.

    The surviving corporation also has agreed to, and Infinity will cause Outdoor Systems to, indemnify and advance expenses to any director, officer, employee or agent of Outdoor Systems or any of its subsidiaries for a period of six years from the date of completion of the merger against all liabilities based on or arising out of or relating to the merger agreement and the related transactions. Before receiving advances for expenses, an indemnified person must agree to repay the expenses if it is ultimately determined by a court of competent jurisdiction or independent counsel mutually acceptable to Infinity and the indemnified person that the person's conduct does not comply with the standards set forth under Delaware corporate law or the person is otherwise not entitled to indemnification from Infinity or the surviving corporation.

CONDITIONS TO THE MERGER

    The obligations of each of Infinity and Outdoor Systems to complete the merger are subject to the satisfaction or waiver of certain conditions, including the following:

    - obtaining the requisite vote for the adoption of the merger agreement by the Outdoor Systems stockholders;

    - obtaining the requisite approval of the issuance of the Infinity Class A common stock by the Infinity stockholders;

    - obtaining all regulatory approvals and the expiration of all applicable waiting periods;

    - the absence of any governmental or court order blocking completion of the merger or proceedings by a governmental body trying to block the merger;

    - causing the registration statement, of which this document is a part, to become effective with no stop order in effect or threatened;

    - obtaining authorization for listing on the New York Stock Exchange of the shares of the Infinity Class A common stock to be issued in the merger;

    - the receipt of favorable tax opinions from Powell, Goldstein, Frazer & Murphy LLP, counsel to Outdoor Systems, and Weil, Gotshal & Manges LLP, counsel to Infinity;

    - the accuracy of, as of the date of completion of the merger, the other party's representations and warranties, except as would not have a material adverse effect on the party making the representation; and

    - performance in all material respects by the other party of its covenants and agreements under the merger agreement.

    In addition, Infinity's obligation to complete the merger is subject to the satisfaction of certain additional conditions, including the following:

    - the Outdoor Systems stockholders agreement is in full force and effect;

    - Mr. Moreno shall have entered into an employment and non-competition agreement with Outdoor Systems substantially on the terms described in this document; and

    - there shall have not occurred a material adverse effect on the business of Outdoor Systems.

TERMINATION; TERMINATION FEE; STANDSTILL PROVISIONS

CONDITIONS TO TERMINATION; TERMINATION FEE PAYABLE BY OUTDOOR SYSTEMS

    Outdoor Systems and Infinity may jointly agree to terminate the merger agreement without completing the merger.

    Either company may unilaterally terminate the merger agreement if:

    - the merger is not completed by December 31, 1999, although either Infinity or Outdoor Systems can unilaterally extend this date if necessary to obtain any governmental consents required to complete the merger, but neither may unilaterally extend this date beyond February 28, 2000;

    - the Outdoor Systems stockholders do not adopt the merger at their special meeting;

    - the Infinity stockholders do not consent to the issuance of Infinity Class A common stock;

    - a law or court order permanently prohibits the merger; or

    - the other party has made material misrepresentations or has failed to perform its obligations under the merger agreement and the breach cannot be cured within 15 days after written notice of the breach is given.

    Outdoor Systems may unilaterally terminate the merger agreement if, at any time prior to approval of the merger agreement by Outdoor Systems stockholders, the Outdoor Systems board determines in good faith, based on the advice of legal counsel, that in order to satisfy its fiduciary obligations to its stockholders it is necessary to terminate the merger agreement to enter into an agreement with a third party for a transaction that is more favorable to Outdoor Systems stockholders from a financial standpoint. Outdoor Systems may not exercise this right to terminate the merger agreement unless:

    - it has complied with all of its obligations restricting it from soliciting acquisition proposals as described under "-- No Solicitation of Transactions" on page 60; and

    - it has notified Infinity of the more favorable transaction and negotiates with Infinity to make commercially reasonable adjustments to the merger agreement that would permit the merger to occur, but the Outdoor Systems board concludes that the other transaction is still more favorable.

    Infinity may unilaterally terminate the merger agreement if:

    - Outdoor Systems enters into a binding agreement with a third party for a transaction that is more favorable to Outdoor Systems stockholders from a financial standpoint; or

    - the Outdoor Systems board withdraws or adversely modifies its recommendation of the merger agreement or the merger to Outdoor Systems stockholders.

    Outdoor Systems is required to pay Infinity a cash termination fee of $300 million if:

    - Outdoor Systems or Infinity terminates the merger agreement because Outdoor Systems entered into an agreement with a third party for a more favorable transaction;

    - the Outdoor Systems board withdraws or adversely modifies its approval or recommendation of the merger agreement or fails to call its special meeting other than as a result of an injunction or restraining order;

    - either Outdoor Systems or Infinity terminates the merger agreement because Outdoor Systems stockholders do not adopt the merger agreement after Outdoor Systems notified Infinity that it had received a more favorable acquisition proposal from a third party and intended to, but did not, enter into an agreement with that third party; or

    - Outdoor Systems enters into an agreement for an alternative transaction or consummates an alternative transaction with a third party within 18 months after the merger agreement is terminated when either of the following has occurred:

      - Infinity or Outdoor Systems terminated the merger agreement because Outdoor Systems stockholders did not adopt the merger agreement, other than after Outdoor Systems had notified Infinity of a more favorable third party transaction proposal, in which case the termination fee is to be paid upon such termination; or

      - Infinity terminated the merger agreement because of a breach by Outdoor Systems of the merger agreement.

EFFECT OF TERMINATION; STANDSTILL PROVISIONS

    If the merger agreement is terminated, the merger agreement will become void and none of the parties or their directors, officers, employees, agents, legal and financial advisors or other representatives will have any liability under the merger agreement, except:

    - for any willful breach of any representations or warranties contained in the merger agreement;

    - for any breach of any covenant or agreement contained in the merger agreement; and

    - in Outdoor Systems' case, for payment of the $300 million cash termination fee referred to above under "--Termination; Termination Fee Payable by Outdoor Systems" on page 62.

    If the merger agreement is terminated by its terms other than due to a breach by Outdoor Systems, Infinity, Burma Acquisition and their respective affiliates, collectively or individually, have agreed that they will not, for a "standstill period" of one year from the date of the termination, do any of the following unless approved or requested by Outdoor Systems:

    - effect, cause or participate in or in any way assist in:

      - any acquisition of any securities or assets of Outdoor Systems or any of its subsidiaries;

      - any tender or exchange offer, merger or other business combination involving Outdoor Systems or any of its subsidiaries;

      - any recapitalization or other extraordinary transaction with respect to Outdoor Systems or any of its subsidiaries; or

      - any solicitation of proxies or consent to vote any voting securities; or

    - otherwise act to seek control or influence Outdoor Systems' management, board or internal policies.

    However, the standstill period restrictions will not apply upon:

    - the commencement by Outdoor Systems or any of its subsidiaries of any proceeding under the federal bankruptcy code; or

    - the initiation by anyone other than Infinity, Burma Acquisition or any Infinity affiliate, of any action, proceeding or undertaking with respect to Outdoor Systems or any of its subsidiaries that would have the effect of a change of control transaction.

AMENDMENT AND WAIVER

    The parties may amend the merger agreement at any time before or after approval of the merger by the stockholders of Outdoor Systems only if unanimously agreed to in writing. However, after the approval of the merger agreement by Outdoor Systems stockholders, the parties may not amend the merger agreement in any way that legally requires the further approval of Outdoor Systems stockholders, unless the requisite approval of Outdoor Systems stockholders is obtained.

    At any time before completing the merger, each party may:

    - extend the time for the performance of any of the obligations or other acts of the other party;

    - waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or any of the related agreements; or

    - waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

    Any waiver must be in writing and signed by the waiving party.

                     OUTDOOR SYSTEMS STOCKHOLDERS AGREEMENT

    WE BELIEVE THIS SUMMARY DESCRIBES ALL MATERIAL TERMS OF THE STOCKHOLDERS AGREEMENT, AS AMENDED. HOWEVER, WE RECOMMEND THAT YOU READ CAREFULLY THE COMPLETE TEXT OF THE STOCKHOLDERS AGREEMENT FOR THE PRECISE LEGAL TERMS OF THE STOCKHOLDERS AGREEMENT AND OTHER INFORMATION THAT MAY BE IMPORTANT TO YOU. THE STOCKHOLDERS AGREEMENT, AS AMENDED, IS INCLUDED IN THIS DOCUMENT AS ANNEX D.

    In connection with the merger agreement, Infinity required the following Outdoor Systems stockholders to enter into a stockholders agreement: Mr. Levine; Mr. Moreno; Ms. Moreno; Levine Investments Limited Partnership, Mr. Levine's family partnership; and BRN Properties Limited Partnership, Mr. Moreno's family partnership. These Outdoor Systems stockholders agreed to vote all of the shares of Outdoor Systems common stock that they beneficially own, except for certain shares held by family charitable foundations, and any shares of Outdoor Systems common stock that they may acquire after the date of the stockholders agreement in favor of the adoption of the merger agreement. The shares of Outdoor Systems common stock that are subject to the stockholders agreement include shares over which Messrs. Levine and Moreno have the power to vote under a pre-existing stockholders agreement. As of October 1, 1999, the record date for the Outdoor Systems special meeting, these stockholders beneficially owned 43,961,993 shares of Outdoor Systems common stock, excluding the shares held by their family charitable foundations, and had the right to vote 4,239,206 additional shares of Outdoor Systems common stock constituting, in the aggregate, approximately 26.0% of the issued and outstanding shares of Outdoor Systems common stock. The stockholders agreement will remain in effect until completion of the merger or termination of the merger agreement.

    In addition, these Outdoor Systems stockholders agreed that, while the merger agreement remains in effect, they would vote against:

    - any action or agreement that would result in a breach of any covenant, representation or warranty or other obligation under the merger agreement;

    - any material change in Outdoor Systems' corporate structure or business;
      and

    - any other action involving Outdoor Systems or its subsidiaries that is expected to delay or adversely affect the merger.

    These Outdoor Systems stockholders also agreed:

    - not to solicit or respond to any solicitations regarding any other merger proposal;

    - not to sell or otherwise transfer the power to vote the shares of Outdoor Systems common stock that they own; and

    - to forward to Infinity all notices received and notify Infinity of all communications regarding their rights of first refusal contained in the pre-existing stockholders' agreement.

    These Outdoor Systems stockholders also agreed that the following transfer restrictions will apply to shares of Infinity Class A common stock to be received in the merger, or upon the exercise of options, by Mr. Levine and his family partnership, on the one hand, and Mr. Moreno, Ms. Moreno and Mr. Moreno's family partnership, on the other hand:

    - for the first year following the date of completion of the merger, neither the Levine group nor the Moreno group may transfer a total number of shares having a fair market value in excess of $100 million in the aggregate; and

    - for the second year following the date of completion of the merger, neither the Levine group nor the Moreno group may transfer a number of shares in excess of the sum of:

     - 50% of the total number of shares held by such group on the first anniversary of the date of completion of the merger; plus

     - a total number of shares having a fair market value equal to $100 million in the aggregate, to the extent that the $100 million availability was not utilized in the first year.

Exceptions to the transfer restrictions described above permit the Levine group and the Moreno group to pledge shares having a fair market value of $225 million in the aggregate. All transfer restrictions terminate on the second anniversary of the date of the completion of the merger.

    Mr. Moreno currently holds options to purchase 17,642,632 shares of Outdoor Systems common stock, of which, as of October 1, 1999, options to purchase 15,063,578 shares were exercisable. Mr. Moreno has agreed not to exercise any of these options prior to the completion of the merger.

    In connection with the stockholders agreement, Infinity has agreed to indemnify each of these stockholders for a period of six years against any costs or expenses incurred by any of them as a result of any claim asserting a breach by any of them of any fiduciary duty to Outdoor Systems or its stockholders by reason of their entering into the stockholders agreement.

                       CBS BROADCASTING VOTING AGREEMENT

    WE BELIEVE THIS SUMMARY DESCRIBES ALL MATERIAL TERMS OF THE CBS BROADCASTING VOTING AGREEMENT. HOWEVER, WE RECOMMEND THAT YOU READ CAREFULLY THE COMPLETE TEXT OF THE VOTING AGREEMENT FOR THE PRECISE LEGAL TERMS OF THE VOTING AGREEMENT AND OTHER INFORMATION THAT MAY BE IMPORTANT TO YOU. THE VOTING AGREEMENT IS INCLUDED IN THIS DOCUMENT AS ANNEX E.

    Concurrently with the execution of the merger agreement, Outdoor Systems entered into a voting agreement with CBS Broadcasting. The voting agreement will remain in effect until completion of the merger or termination of the merger agreement. CBS Broadcasting beneficially owns 100% of Infinity's Class B common stock, representing 83.5% of Infinity's equity ownership and 96.2% of the total voting power of Infinity's stock at the date of this document. In accordance with the voting agreement, CBS Broadcasting agreed that, for so long as the voting agreement is in effect, CBS Broadcasting will vote or otherwise consent with respect to all its shares of Infinity common stock:

    - in favor of the issuance of shares of Infinity Class A common stock to Outdoor Systems stockholders;

    - against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Infinity contemplated in either the merger or voting agreement; and

    - against any other action involving Infinity or its subsidiaries that is intended, or could in any manner be expected, to adversely affect the merger.

    CBS Broadcasting is further barred from entering into any agreement or understanding with any person or entity if the effect of that agreement or understanding would be inconsistent with or violate the provisions of the merger or voting agreement.

        COMPARISON OF RIGHTS OF HOLDERS OF INFINITY CLASS A COMMON STOCK
                        AND OUTDOOR SYSTEMS COMMON STOCK

    Outdoor Systems stockholders' rights are currently governed by Outdoor Systems' certificate of incorporation and by-laws and applicable provisions of the Delaware corporate law. Infinity stockholders' rights are currently governed by Infinity's certificate of incorporation and by-laws and the same provisions of the Delaware corporate law. If we complete the merger, Outdoor Systems stockholders will be entitled to receive Infinity Class A common stock. Upon becoming Infinity stockholders their rights will be governed by Infinity's certificate of incorporation and by-laws and applicable provisions of the Delaware corporate law.

    Because Outdoor Systems and Infinity are both organized under the laws of the State of Delaware, the differences in the rights of a stockholder of Outdoor Systems and the rights of a stockholder of Infinity will arise solely from differences in the certificates of incorporation and by-laws of Outdoor Systems and Infinity rather than from differences of law. The following summary highlights material differences between the rights governing current holders of Infinity Class A common stock and current holders of Outdoor Systems common stock. This summary does not purport to be a complete discussion of the certificates of incorporation and by-laws of Outdoor Systems and Infinity and is qualified in its entirety by reference to these documents. Copies of each company's certificate of incorporation and by-laws have been filed with the SEC and will be sent to the holders of Outdoor Systems common stock and Infinity common stock upon request. See "Where To Find More Information" on page 7.

                  Infinity                                    Outdoor Systems
---------------------------------------------  ---------------------------------------------
DIVIDENDS

    Holders of Infinity common stock are       Holders of Outdoor Systems common stock are
entitled, when declared by the Infinity        entitled, when declared by the Outdoor
board, to receive dividends or other           Systems board, to receive dividends in cash
distributions payable in cash, capital stock   or other property subject to the provisions
or otherwise, subject to the rights of         relating to the preferred stock.
holders of preferred stock and any other
provisions of Infinity's certificate of
incorporation. Holders of Class A and Class B
common stock receive dividends or
distributions equally on a per share basis.

    Distributions consisting of shares of
Class A and Class B common stock may be paid only as follows:

    - Shares of Class A common stock (or
      securities convertible into or
      exchangeable or exercisable for shares
      of Class A common stock) may be paid
      only to holders of Class A common
      stock.

    - Shares of Class B common stock (or
      securities convertible into or
      exchangeable or exercisable for shares
      of Class B stock) may be paid only to
      holders of Class B common stock.

                  Infinity                                    Outdoor Systems
---------------------------------------------  ---------------------------------------------

    - Infinity may not reclassify, subdivide or combine shares of either class of common stock without at the same time proportionally reclassifying, subdividing or combining shares of the other class. In a merger, holders of Class A and Class B common stock must receive the same per share consideration.

VOTING RIGHTS

    Holders of Infinity Class A common stock   Holders of Outdoor Systems common stock have
have one vote per share and holders of         one vote per share on all matters to be voted
Infinity Class B common stock have five votes  on by holders of Outdoor Systems common
per share on all matters upon which holders    stock.
of common stock are entitled to vote.

    Generally, holders of Infinity Class A
common stock and Infinity Class B common stock vote together as one class and, generally, matters voted on must be approved by a majority (or, in the election of directors, a plurality) of the votes cast by holders of the outstanding shares of Infinity common stock, subject to any voting rights granted to holders of any outstanding
Infinity preferred stock.

MEETINGS OF STOCKHOLDERS

    Only the Infinity board may call special   The chairman of the Outdoor Systems board,
meetings of stockholders pursuant to a         the president, or a majority of the Outdoor
resolution approved by a majority of the       Systems board may call a special meeting at
total number of directors.                     any time.

    Infinity stockholders must deliver timely  Outdoor Systems stockholders must deliver
written notice to the secretary of the         timely written notice to Outdoor Systems'
company of proposed business or nominees and   secretary of proposed business to be
provide the information required by the        considered at the annual meeting.
by-laws in order to be considered at the
annual meeting.

- To properly bring business before the        - To properly bring business before the
  annual meeting, a stockholder must give      annual meeting, a stockholder must deliver
  timely written notice, including the           written notice at least 45 days prior to
  information required by the by-laws, not       the date of the annual meeting.
  less than 90 days nor more than 120 days
  prior to the first anniversary of the
  preceding year's annual meeting.

                  Infinity                                    Outdoor Systems
---------------------------------------------  ---------------------------------------------

- If the date of the annual meeting is         - However, if less than 60 days notice was
  advanced by more than 30 days or delayed     given as to the date of the annual meeting,
  more than 90 days from the anniversary date    the stockholder must deliver written notice
  of the previous year's annual meeting, to      not later than the close of business on the
  be deemed timely, notice by the stockholder    10(th) day following such mailing or public
  must be delivered not earlier than the         notice.
  120(th) day prior to such annual meeting
  and not later than the close of business on
  the later of the 90(th) day prior to such
  annual meeting or the 10(th) day following
  the day on which public announcement of the
  date of such meeting is first made.

ACTION BY STOCKHOLDERS WITHOUT A MEETING

    Stockholders are permitted to act by       The Outdoor Systems certificate of
written consent, but only so long as CBS owns  incorporation prohibits stockholders from
Infinity common stock representing at least a  taking action by written consent instead of
majority of the combined voting power of       meeting.
outstanding shares of Infinity common stock.

BOARD OF DIRECTORS

    There are currently seven directors on     There are currently four directors on the
the Infinity board.                            Outdoor Systems board.

    There can be no less than three and no     There can be no less than three and no more
more than 24 directors on the Infinity board,  than ten directors on the Outdoor Systems
subject to additional directors elected by     board. The number of directors is set by the
preferred stockholders in default situations.  Outdoor Systems board and is currently set at
The number of directors is set by the          five, with one seat currently vacant. The
Infinity board and is currently set at seven.  number of directors may be increased or
The number of directors may be increased or    decreased from time to time in accordance
decreased from time to time in accordance      with the affirmative vote of a majority of
with the affirmative vote of a majority of     the directors then in office. Vacancies can
the directors then in office. Vacancies can    be filled only by the majority of the
be filled only by the majority of the          directors then in office.
directors then in office.

    A director may be removed from office      Outdoor Systems stockholders may remove a
only for cause and by the affirmative vote of  director only for cause.
at least 80% of the combined voting power of
outstanding shares of common stock, voting as
a single class.

    Infinity stockholders may not remove a
director at any meeting unless the notice of the meeting states that removal of that director is one of the matters to be considered at the meeting.

                  Infinity                                    Outdoor Systems
---------------------------------------------  ---------------------------------------------

AMENDMENT OF CERTIFICATE OF INCORPORATION AND
BY-LAWS

    Amendments to the Infinity certificate of  The Outdoor Systems certificate of incorporation must generally be approved by a  incorporation may be amended by the
majority of the outstanding shares of          affirmative vote of a majority of shares of
Infinity common stock, voting as one class;    the outstanding Outdoor Systems common stock,
however, amendments that would alter or        except that Article V of the Outdoor Systems
change the powers, preferences and relative,   certificate of incorporation, relating to the
participating, optional or other special       number of directors, may only be amended by
rights of the shares of Infinity Class A       the affirmative vote of at least 60% of the
common stock or Infinity Class B common stock  then-outstanding shares of Outdoor Systems
so as to affect them adversely must also be    common stock.
approved by a majority of the voting power of
the outstanding shares of such class, voting
as a separate class.

    A supermajority vote of the outstanding    Except for the 60% vote discussed above
shares of Infinity common stock (80%) is       relating to the number of directors,
required to amend or adopt provisions          comparable amendments to the Outdoor Systems
inconsistent with certain provisions of the    certificate of incorporation require only the
Infinity certificate of incorporation,         affirmative vote of a majority of the
including provisions relating to the           outstanding shares of the Outdoor Systems
classified board, setting the size of the      common stock.
board and filling vacancies, removal of
directors for cause, written consent of
stockholders, special meetings of
stockholders, advance notice and information
procedures for raising business or making
nominations at stockholder meetings,
amendment of the by-laws by the board and by
the stockholders, corporate opportunity
policy, limitation of director liability,
indemnification of officers and directors,
and the supermajority vote provision itself.

    The Infinity board may unilaterally        Outdoor Systems' by-laws may be altered,
repeal, alter or amend the Infinity by-laws    amended or repealed by:
by the affirmative vote of a majority of the   - the holders of at least 66 2/3% of the
total number of directors.                     total voting power of all the shares of
                                                 Outdoor Systems capital stock entitled to
                                                 vote on the election of directors; or
                                               - the Outdoor Systems board (i) at any
                                               regular meeting of the stockholders or the
                                                 Outdoor Systems board or (ii) at any
                                                 special meeting of the stockholders or the
                                                 Outdoor Systems board if notice of such
                                                 changes are contained in the notice of the
                                                 special meeting.

                  Infinity                                    Outdoor Systems
---------------------------------------------  ---------------------------------------------

    Infinity stockholders may adopt, repeal, alter or amend the Infinity by-laws:
- by the affirmative vote of 80% or more of the combined voting power of the outstanding shares of Infinity common stock; or
- if a majority of the total number of
  Infinity directors first proposes the
  adoption, repeal, alteration or amendment of the by-laws for approval by the Infinity stockholders, the by-law provision may be adopted, repealed, altered or amended by the approval of a majority of the votes cast by holders of the outstanding shares of Infinity common stock.

  FOREIGN OWNERSHIP RESTRICTIONS

      Infinity is subject to restrictions on   Outdoor Systems is not subject to any foreign
  ownership and management of Infinity under   ownership restrictions.
  the Federal Communications Act. Infinity's
  certificate of incorporation has provisions
  that allow Infinity to redeem common stock
  held by non-U.S. persons or entities if its
  board decides this action is necessary to
  allow Infinity to comply with non-U.S.
  person ownership restrictions.

                                 LEGAL MATTERS

    The validity of the shares of Infinity Class A common stock to be issued pursuant to the terms of the merger agreement will be passed upon for Infinity by Weil, Gotshal & Manges LLP, New York, New York.

    Weil, Gotshal & Manges LLP, New York, New York, will also pass upon certain federal income tax consequences of the merger for Infinity. Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, will pass upon certain federal income tax consequences of the merger for Outdoor Systems.

                                    EXPERTS

    The consolidated financial statements and the related financial statement schedule of Infinity, as of December 31, 1998 and 1997 and for each of the years in the three year period ended December 31, 1998, incorporated by reference in this document from Infinity's Form 10-K for the year ended December 31, 1998, have been audited by KPMG LLP, independent auditors, as stated in their reports, which are also incorporated in this document by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

    The financial statements and the related financial statement schedule of Outdoor Systems incorporated in this document by reference from Outdoor Systems' Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

    Outdoor Systems will hold a 1999 Annual Meeting of Stockholders only if we do not complete the merger. If such a meeting is held, any proposals of Outdoor Systems stockholders to be considered at the 1999 annual meeting of stockholders and to be included in the Outdoor Systems 1999 annual meeting proxy materials must be received by the Secretary of Outdoor Systems a reasonable time before Outdoor Systems begins to print and mail proxy materials for the 1999 annual meeting.

     INDEX TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

                                                                                                         PAGE
                                                                                                    --------------

Unaudited Pro Forma Combined Condensed Financial Information......................................             F-2

Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1999..........................             F-3

Unaudited Pro Forma Combined Condensed Statement of Operations for the six months ended June 30,
  1999............................................................................................             F-4

Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31,
  1998............................................................................................             F-5

Notes to Unaudited Pro Forma Combined Condensed Financial Statements..............................     F-6 to F-10

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

GENERAL

    Infinity Broadcasting Corporation was formed in September 1998 as a wholly owned subsidiary of CBS Corporation to own and operate CBS's radio and outdoor advertising segment. In December 1998, Infinity completed an initial public offering of 155,250,000 shares of its Class A common stock. The historical financial statements present Infinity's operations as if it had been a separate entity for all periods presented. In addition, any acquisitions of radio and outdoor advertising properties by CBS during these periods are deemed to have been made by Infinity. The consideration to effect the acquisitions has been treated as a capital contribution by CBS to Infinity. These acquisitions include
(a) the November 24, 1995 acquisition of the radio operations of CBS Inc., (b) the December 31, 1996 acquisition of Infinity Media Corporation, formerly known as Infinity Broadcasting Corporation, and (c) the June 4, 1998 acquisition of the radio operations of American Radio Systems Corporation.

    The following unaudited pro forma combined condensed financial statements are presented using the purchase method of accounting for the merger of Infinity and Outdoor Systems and the June 4, 1998 acquisition of American Radio.

    The unaudited pro forma combined condensed balance sheet as of June 30, 1999 is presented as if the merger of Infinity and Outdoor Systems had occurred on June 30, 1999. The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 1999 and the year ended December 31, 1998 are presented as if the Outdoor Systems merger, the acquisition of American Radio and the Infinity initial public offering had occurred on January 1, 1998. In the opinion of Infinity management, all adjustments considered necessary for a fair presentation of the pro forma data have been made.

    These unaudited pro forma combined condensed financial statements should be read in conjunction with the following annual and quarterly reports, each of which is incorporated by reference in this document: (i) Infinity's consolidated financial statements and the notes thereto as of and for the year ended December 31, 1998 and Management's Discussion and Analysis included in Infinity's Annual Report on Form 10-K for the year ended December 31, 1998; (ii) Outdoor Systems' consolidated financial statements and the notes thereto as of and for the year ended December 31, 1998 and Management's Discussion and Analysis included in Outdoor Systems' Annual Report on Form 10-K for the year ended December 31, 1998; (iii) Infinity's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999 and June 30, 1999, and (iv) Outdoor Systems' Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999 and June 30, 1999. These unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the merger of Infinity and Outdoor Systems, the acquisition of American Radio or the Infinity initial public offering been consummated as of the dates indicated, or of the results that may be obtained in the future.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF JUNE 30, 1999
                                 (IN MILLIONS)

                                                                                OUTDOOR      ESTIMATED     ESTIMATED
                                                                  INFINITY      SYSTEMS      PRO FORMA     PRO FORMA
                                                                 HISTORICAL   HISTORICAL    ADJUSTMENTS    COMBINED
                                                                 -----------  -----------  -------------  -----------
ASSETS
  Cash and cash equivalents....................................   $     535    $      13     $    (548)(6)  $      --
  Customer receivables, net....................................         469          164            --           633
  Deferred income taxes........................................          30           13            --            43
  Prepaid and other current assets.............................          57           89            --           146
                                                                 -----------  -----------       ------    -----------
  Total current assets.........................................       1,091          279          (548)          822
  Property and equipment, net..................................         250        1,895            --         2,145
  FCC licenses, net............................................       3,695           --            --         3,695
  Goodwill, net................................................       5,365          604         6,023(3)     11,992
  Other intangible and noncurrent assets.......................         391           49           (32)(3)        458
                                                                                                    50 ( )(7
                                                                 -----------  -----------       ------    -----------
TOTAL ASSETS...................................................   $  10,792    $   2,827     $   5,493     $  19,112
                                                                 -----------  -----------       ------    -----------
                                                                 -----------  -----------       ------    -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current maturities of long-term debt.........................   $      74    $     186     $      --     $     260
  Accounts payable, accrued and other liabilities..............         310           73            15(3)        398
                                                                 -----------  -----------       ------    -----------
  Total current liabilities....................................         384          259            15           658
  Long-term debt...............................................         263        1,645            75(6)      1,435
                                                                                                  (548)(6)
  Other noncurrent liabilities.................................       1,188          112            20(3)      1,290
                                                                                                   (30)(3)
                                                                 -----------  -----------       ------    -----------
TOTAL LIABILITIES..............................................       1,835        2,016          (468)        3,383
                                                                 -----------  -----------       ------    -----------
STOCKHOLDERS' EQUITY:
  Preferred stock..............................................          --           --            --            --
  Common stock.................................................           9            2            (2)(3)         11
                                                                                                     2(3)
  Capital in excess of par value...............................       8,806          764         6,001(3)     15,576
                                                                                                   719(3)
                                                                                                  (764)(3)
                                                                                                    50(3)
  Common stock held in treasury, at cost.......................         (49)          (4)            4(3)        (49)
  Accumulated earnings.........................................         191           55           (55)(3)        191
  Accumulated other comprehensive loss.........................          --           (6)            6(3)         --
                                                                 -----------  -----------       ------    -----------
TOTAL STOCKHOLDERS' EQUITY.....................................       8,957          811         5,961        15,729
                                                                 -----------  -----------       ------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.....................   $  10,792    $   2,827     $   5,493     $  19,112
                                                                 -----------  -----------       ------    -----------
                                                                 -----------  -----------       ------    -----------

   See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

               (IN MILLIONS, EXCEPT SHARE AND PER-SHARE AMOUNTS)

                                                                                            ESTIMATED   ESTIMATED
                                                          INFINITY      OUTDOOR SYSTEMS     PRO FORMA   PRO FORMA
                                                         HISTORICAL       HISTORICAL       ADJUSTMENTS   COMBINED
                                                         -----------  -------------------  -----------  ----------
Net revenues...........................................   $   1,071        $     374        $      --   $    1,445
Operating expenses.....................................        (626)            (173)              --         (799)
Marketing, general and administrative, other...........         (10)             (19)              --          (29)
Depreciation and amortization..........................        (146)             (71)            (100)(4)       (317)
                                                         -----------           -----       -----------  ----------
Operating earnings.....................................         289              111             (100)         300
Other income, net......................................          --                2               --            2
Interest expense, net..................................          (2)             (74)              15(6)        (61)
                                                         -----------           -----       -----------  ----------
Earnings before income taxes...........................         287               39              (85)         241
Income taxes...........................................        (140)             (15)              (6)(8)       (161)
                                                         -----------           -----       -----------  ----------
Net earnings...........................................   $     147        $      24        $     (91)  $       80
                                                         -----------           -----       -----------  ----------
                                                         -----------           -----       -----------  ----------
Weighted average shares
  outstanding (in thousands):
  Basic................................................     854,990                           230,877    1,085,867
                                                         -----------                       -----------  ----------
                                                         -----------                       -----------  ----------
  Diluted..............................................     855,062                           249,877    1,104,939
                                                         -----------                       -----------  ----------
                                                         -----------                       -----------  ----------
Basic and diluted earnings per share...................   $    0.17                                     $     0.07
                                                         -----------                                    ----------
                                                         -----------                                    ----------

   See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

               (IN MILLIONS, EXCEPT SHARE AND PER-SHARE AMOUNTS)

                                                                                                                  ESTIMATED
                                                                                                                  PRO FORMA
                                                                                                    ESTIMATED     COMBINED
                                                                                                   ADJUSTMENTS   AS ADJUSTED
                                                              OUTDOOR     ESTIMATED    ESTIMATED    FOR OTHER     FOR OTHER
                                                INFINITY      SYSTEMS     PRO FORMA    PRO FORMA    INFINITY      INFINITY
                                               HISTORICAL   HISTORICAL   ADJUSTMENTS   COMBINED     EVENTS(9)      EVENTS
                                               -----------  -----------  -----------  -----------  -----------  -------------
Net revenues.................................   $   1,893    $     706    $      --    $   2,599    $     168    $     2,767
Operating expenses...........................      (1,084)        (331)          --       (1,415)        (119)        (1,534)
Marketing, general and administrative,
  other......................................         (17)         (37)          --          (54)          (4)           (58)
Depreciation and amortization................        (250)        (123)        (202)(4)       (575)        (38)         (613)
                                               -----------       -----   -----------  -----------  -----------  -------------
Operating earnings...........................         542          215         (202)         555            7            562
Other income (loss), net.....................           6           (5)          --            1           --              1
Interest expense, net........................         (64)        (138)          20(6)       (182)         54           (128)
                                               -----------       -----   -----------  -----------  -----------  -------------
Earnings before income taxes and minority
  interest...................................         484           72         (182)         374           61            435
Income taxes.................................        (248)         (31)          (7)(8)       (286)        (24)         (310)
Minority interest in income of consolidated
  subsidiaries...............................          (1)          --           --           (1)          --             (1)
                                               -----------       -----   -----------  -----------  -----------  -------------
Net earnings.................................   $     235    $      41    $    (189)   $      87    $      37    $       124
                                               -----------       -----   -----------  -----------  -----------  -------------
                                               -----------       -----   -----------  -----------  -----------  -------------
Weighted average shares outstanding (in
  thousands):
  Basic......................................     706,379                   230,877      937,256      148,871      1,086,127
                                               -----------               -----------  -----------  -----------  -------------
                                               -----------               -----------  -----------  -----------  -------------
  Diluted....................................     706,379                   249,877      956,256      148,871      1,105,127
                                               -----------               -----------  -----------  -----------  -------------
                                               -----------               -----------  -----------  -----------  -------------
Basic and diluted earnings per share.........   $    0.33                              $    0.09                 $      0.11
                                               -----------                            -----------               -------------
                                               -----------                            -----------               -------------

   See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

             (TABLES IN MILLIONS, EXCEPT SHARE AND PER-SHARE DATA)

(1) BASIS OF PRESENTATION

    The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma combined condensed financial statements. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values as of the consummation of the acquisition. The excess of consideration paid over the estimated fair value of net assets acquired will be recorded as goodwill and amortized as a charge to earnings over its estimated useful life. For purposes of the unaudited pro forma combined condensed financial statements, the preliminary fair value of Outdoor Systems' assets and liabilities were estimated by Infinity management based primarily on information furnished by the management of Outdoor Systems. The final allocation of the purchase price will be determined after the consummation of the acquisition and will be based on appraisals and a comprehensive final evaluation of the fair value of assets acquired and liabilities assumed of Outdoor Systems.

(2) PURCHASE PRICE INFORMATION

    Pursuant to the merger agreement, stockholders of Outdoor Systems will receive 1.25 shares of Infinity Class A common stock for each share of Outdoor Systems common stock issued and outstanding at consummation of the acquisition. The total number of Outdoor Systems shares issued and outstanding during the period subsequent to the merger announcement but prior to its consummation is not anticipated to fluctuate from the ordinary course. For the purpose of the pro forma combined condensed financial statements the value of the per share Infinity common stock to be issued was calculated based upon the market price per share at the close of business on May 26, 1999.

Total estimated Outdoor Systems common shares outstanding as of the date of the merger agreement........................................................  184,701,675
Exchange ratio................................................................         1.25
                                                                                -----------
Estimated Infinity common shares to be issued.................................  230,877,094
Infinity Class A common stock per share market value..........................  $     26.00
Purchase Price:
Estimated value of Infinity Class A common stock to be issued in
  connection with the acquisition.............................................  $     6,003
Estimated fair value of stock options assumed.................................          719
Estimated fair value of Infinity Class A common stock to be issued
  for Moreno non-competition agreement........................................           50
                                                                                -----------
Estimated increase in Infinity equity.........................................  $     6,772
                                                                                -----------
                                                                                -----------

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

             (TABLES IN MILLIONS, EXCEPT SHARE AND PER-SHARE DATA)

(3) PURCHASE PRICE AND ELIMINATION OF HISTORICAL BALANCES

    To record the purchase price paid in connection with the merger as described in Note 1 and Note 2 above and to eliminate certain historical Outdoor Systems balances.

Issuance of new Infinity equity (per Note 2) (230,877,094 shares at $26.00)
  allocated as follows:
  Common stock, $0.01 par value (230,877,094 shares)................................  $       2
  Capital in excess of par value:
    Issuance of new Infinity Class A common stock...................................      6,001
    Estimated fair value of Outdoor Systems stock options assumed by Infinity.......        719
    Estimated fair value of Infinity Class A stock to be issued for
      Moreno non-competition agreement..............................................         50
                                                                                      ---------
  Estimated increase in Infinity equity (see Note 2)................................      6,772
Less: Shareholders' equity of Outdoor Systems at June 30, 1999
  Common stock......................................................................         (2)
  Capital in excess of par value....................................................       (764)
  Common stock held in treasury, at cost............................................          4
  Accumulated other comprehensive loss..............................................          6
  Retained earnings.................................................................        (55)

Adjustments:
  Accrued transaction costs.........................................................         15
  Fair value of debt assumed (recognition of premium)...............................         75
  Fair value of debt assumed (write-off of prior credit facility deferred financing
    costs)..........................................................................         32
  Deferred tax asset recorded on debt premium recognized............................        (30)
  Deferred tax liability recognized on non-compete identifiable asset recognized....         20
                                                                                      ---------
Excess purchase price including non-compete agreement over fair value of tangible
  and intangible assets acquired....................................................  $   6,073
                                                                                      ---------
                                                                                      ---------
Allocation of the excess purchase price:
  Excess purchase price over fair value of net tangible and identifiable intangible
    assets acquired (goodwill)......................................................  $   6,023
  Identifiable intangible asset acquired--non-compete agreement.....................         50
                                                                                      ---------
Excess purchase price including non-compete agreement over fair value of tangible
  and intangible assets acquired....................................................  $   6,073
                                                                                      ---------
                                                                                      ---------

Incremental amortization expense of excess purchase price over net tangible and identifiable intangible assets acquired:
    Twelve month amortization.......................................................  $     202
                                                                                      ---------
                                                                                      ---------
    Six month amortization..........................................................  $     100
                                                                                      ---------
                                                                                      ---------

    The above pro forma adjustments are based on preliminary estimates. The final allocation of the purchase price will be determined after the consummation of the merger and will be based on a final evaluation of the fair value assets acquired and liabilities assumed of Outdoor Systems.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

             (TABLES IN MILLIONS, EXCEPT SHARE AND PER-SHARE DATA)

(4) AMORTIZATION OF GOODWILL

    The pro forma adjustments are based on preliminary estimates. The final allocation of the purchase price will be determined after the consummation of the merger and will be based on appraisals and a comprehensive final evaluation of the fair value of assets acquired and liabilities assumed of Outdoor Systems. As further analysis is performed, including obtaining appraisals for identifiable intangible assets acquired, these estimates may be significantly revised, including the estimated amortization periods. Estimated goodwill amortization for the purpose of these Unaudited Pro Forma Combined Condensed Financial Statements is computed on a straight-line basis over a 30-year period. If goodwill amortization had been computed assuming a 20-year period Estimated Pro Forma Combined As Adjusted for Other Infinity Events operating results for the six months ended June 30, 1999 and for the year ended December 31, 1998 on a pre and post tax basis would have declined by $50 million and $101 million, respectively, or approximately $0.05 and $0.09 per share, respectively, on a basic or diluted basis. Accordingly, depreciation and amortization expense as presented in the pro forma combined condensed statement of operations for the year and six months ended December 31, 1998 and June 30, 1999, respectively, may fluctuate significantly from the preliminary estimate when the final appraisal of tangible and intangible assets is completed.

(5) AVERAGE SHARES OUTSTANDING

    The average Infinity common shares outstanding used in calculating pro forma basic and diluted income per common share, as adjusted for Other Infinity Events, are calculated assuming that the estimated number of shares of Infinity Class A common stock to be issued in connection with the acquisition was outstanding from January 1, 1998. In addition, the average common shares outstanding used in calculating the pro forma diluted income per share includes the impact of options to purchase shares of common stock.

(6) OUTDOOR SYSTEMS' DEBT

    The reduction in debt and interest expense reflected in the unaudited pro forma financial statements results from (a) the assumed repayment of a portion of the Outdoor Systems revolver with $548 million cash on hand, and (b) the replacement of the Outdoor Systems' credit facility with Infinity borrowings under the CBS facility where the average borrowing rate is more favorable. In addition, all debt instruments assumed have been adjusted to their fair values through purchase price accounting which results in a net reduction of interest expense within the pro forma financial statements.

(7) NON-COMPETITION AGREEMENT

    Infinity and Arturo Moreno, the Chief Executive Officer of Outdoor Systems, will enter into an employment and non-competition agreement effective on the date of the merger. The agreement will provide for Mr. Moreno to serve as Chief Executive Officer of Outdoor Systems for a two-year term, subject to extension. During the term of his employment agreement, Mr. Moreno will be subject to a non-competition agreement. As consideration for the non-competition agreement Mr. Moreno will receive upon completion of the merger 1,923,077 shares of restricted Infinity Class A common stock (having a value of approximately $50 million based upon Infinity's stock price of $26.00 on May 26, 1999) that become transferable to a trust at the effective time of the merger. This non-competition agreement has been reflected in the Unaudited Pro Forma Combined Condensed Balance Sheet as an identifiable intangible asset. No amortization expense has been recognized in the statement of operations as this

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

             (TABLES IN MILLIONS, EXCEPT SHARE AND PER-SHARE DATA)

(7) NON-COMPETITION AGREEMENT (CONTINUED) agreement does not become effective for accounting purposes until the first day of the third year following the date of the completion of the merger.

(8) PRO FORMA INCOME TAX EXPENSE

    Income tax expense, reflected in the pro forma statement of operations, is calculated at a 40 percent marginal tax rate, on all pro forma adjustments, except on adjustments relating to non-deductible goodwill amortization.

(9) OTHER INFINITY EVENTS

    The unaudited pro forma combined condensed financial statements are presented after giving effect to the following Other Infinity Events:

    ACQUISITION OF AMERICAN RADIO BY CBS

    On June 4, 1998, CBS acquired the radio operations of American Radio for $1.4 billion in cash plus the assumption of debt with a fair value of approximately $1.3 billion. This acquisition is reflected as an Infinity acquisition in its historical financial statements and the consideration to effect the acquisition has been treated as a capital contribution by CBS to Infinity. This acquisition was accounted for under the purchase method of accounting.

    INFINITY INITIAL PUBLIC OFFERING

    In September 1998, CBS formed a new company named Infinity Broadcasting Corporation comprising the radio and outdoor advertising operations of CBS. In December 1998, Infinity sold 18.2 percent of its common stock in an initial public offering, generating proceeds of approximately $3 billion. These proceeds were utilized to pay off an intercompany note between Infinity and CBS as well as to pay down other Infinity debt and to make investments in short-term marketable securities.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

             (TABLES IN MILLIONS, EXCEPT SHARE AND PER-SHARE DATA)

(9) OTHER INFINITY EVENTS (CONTINUED)
    The following table combines the above mentioned Other Infinity Events as if these transactions had occurred as of January 1, 1998 and were reflected in Infinity's results of operations for the year ended December 31, 1998:

                                           AMERICAN RADIO ACQUISITION
                                     --------------------------------------
                                                                  ESTIMATED               ESTIMATED
                                       AMERICAN                   AMERICAN               ADJUSTMENTS
                                        RADIO        ESTIMATED      RADIO     INITIAL     FOR OTHER
                                       THROUGH       PRO FORMA    PRO FORMA    PUBLIC     INFINITY
                                     JUNE 4, 1998   ADJUSTMENTS   COMBINED    OFFERING     EVENTS
                                     ------------   -----------   ---------   --------   -----------
Net revenues.......................      $168         $   --        $168       $  --        $168
Operating expenses.................      (119)            --        (119)         --        (119)
Marketing, general and
  administrative, other............        (4)            --          (4)         --          (4)
Depreciation and amortization......       (28)           (10)(a)     (38)         --         (38)
                                        -----       -----------   ---------   --------     -----
Operating earnings.................        17            (10)          7          --           7
Interest expense, net..............       (30)            11(b)      (19)         73(d)       54
                                        -----       -----------   ---------   --------     -----
Earnings (loss) before income
  taxes............................       (13)             1         (12)         73          61
Income tax benefit (expense).......         9             (4)          5         (29)(c)     (24)
                                        -----       -----------   ---------   --------     -----
Net earnings (loss)................      $ (4)        $   (3)       $ (7)      $  44        $ 37
                                        -----       -----------   ---------   --------     -----
                                        -----       -----------   ---------   --------     -----

    Pro forma adjustments giving effect to the Other Infinity Events in the unaudited pro forma combined condensed statement of operations for the year ended December 31, 1998 reflect the following:

(a) American Radio acquisition--amortization of goodwill and identifiable intangible assets, including FCC licenses on a straight-line basis over 40 years.

(b) The adjustment represents a reduction in interest expense to reflect the following: (1) reduction of American Radio's stated interest rates to their estimated fair value at the acquisition date; (2) adjustment to increase interest expense for amounts previously recorded as preferred stock dividends; and (3) elimination of interest of American Radio's bank debt which was repaid with the acquisition.

(c) Income tax expense on the pro forma results of operations and the pro forma adjustments, excluding non-deductible goodwill amortization, is calculated at a 40 percent marginal tax rate.

(d) Reduction in the interest expense represents savings resulting from the assumed repayment of Infinity debt with proceeds received from the initial public offering.

(10) VIACOM/CBS MERGER

    On September 6, 1999, Viacom Inc. and CBS entered into an Agreement and Plan of Merger providing for the merger of Viacom and CBS. Pursuant to the Viacom/CBS merger agreement, each share of CBS common stock, par value $1.00 per share, that is issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive 1.085 shares of Viacom non-voting Class B common stock. The merger is contingent upon, among other things, regulatory and CBS shareholder approval. As a result of the Viacom/CBS merger, Viacom will become the indirect holder of Infinity's 700,000,000 shares of Class B common stock which will continue to be held directly by CBS Broadcasting.

                                     [LOGO]
CHASE SECURITIES INC.
270 Park Avenue
New York, NY 10017-2070

                                                                         ANNEX A

                                              May 26, 1999

Board of Directors
Infinity Broadcasting Corporation
40 West 57th Street
New York, New York 10019

Members of the Board:

    You have informed us that Infinity Broadcasting Corporation (the "Parent"), BURMA Acquisition Corp. ("Merger Sub") and BURMA, Inc. (the "Subject Company") propose to enter into an Agreement and Plan of Merger dated as of May 27, 1999 (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Subject Company (the "Merger"), as a result of which the Subject Company will become a wholly-owned subsidiary of the Parent. As set forth more fully in the Merger Agreement, as a result of the Merger, each share of common stock, par value of $.01 per share, of the Subject Company (the "Subject Company Common Stock") will be converted into the right to receive 1.25 shares (the "Exchange Ratio") of common stock, par value $.01 per share, of the Parent (the "Parent Common Stock"). You have also informed us that the Merger is expected to be tax-free to each of the Parent and the Subject Company and their respective shareholders.

    You have requested that we render our opinion as to the fairness, from a financial point of view, to the Parent of the Exchange Ratio in the Merger.

    In arriving at the opinion set forth below, we have, among other things:

    (a) reviewed a draft of the Merger Agreement in the form provided to us and have assumed that the final form of such agreement will not vary in any regard that is material to our analysis;

    (b) reviewed certain publicly available business and financial information that we deemed relevant relating to the Parent and the Subject Company and the respective industries in which they operate;

    (c) reviewed certain internal non-public financial and operating data provided to us by the managements of the Parent and the Subject Company relating to such businesses, including certain forecast and projection information as to future financial results of such businesses;

    (d) discussed with members of the Parent's and the Subject Company's senior managements, the Parent's and the Subject Company's operations, historical financial statements and future prospects, before and after giving effect to the Merger, as well as their views of the business, operational and strategic benefits and other implications of the Merger, and such other matters as we deemed necessary or appropriate;

    (e) compared the financial and operating performance of the Parent and the Subject Company with publicly available information concerning certain other companies we deemed comparable and reviewed the relevant historical stock prices and trading volumes of the Parent Common Stock, the Subject Company Common Stock and certain publicly traded securities of such other companies;

    (f) reviewed the financial terms of certain recent business combinations and acquisition transactions we deemed reasonably comparable to the Merger and otherwise relevant to our inquiry; and

    (g) made such other analyses and examinations as we have deemed necessary or appropriate.

    We have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available, for purposes of this opinion. We have neither made nor

Chase Securities Inc. is a member NASD/SIPC, and is a wholly-owned subsidiary of The Chase Manhattan Corporation.

obtained any independent evaluations or appraisals of the assets or liabilities of the Parent or the Subject Company, nor have we conducted a physical inspection of the properties and facilities of the Parent or the Subject Company. We have assumed that the financial forecast and projection information provided to or discussed with us by or on behalf of the Parent and the Subject Company have been reasonably determined on bases reflecting the best currently available estimates and judgments of the managements of the Parent and the Subject Company as to the future financial performance of the Parent or the Subject Company, as the case may be. We have further assumed that, in all material respects, such forecasts and projections will be realized in the amounts and times indicated thereby. We express no view as to such forecast or projection information or the assumptions upon which they were based.

    We have not been asked to consider, and this opinion does not in any manner address, the prices at which the Parent Common Stock or the Subject Company Common Stock will actually trade following the announcement or consummation of the Merger.

    For purposes of rendering our opinion we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that all material governmental, regulatory or other consents and approvals will be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which either of the Parent or the Subject Company are party, as contemplated by the Merger Agreement, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits to the Parent of the Merger.

    Our opinion herein is necessarily based on market, economic and other conditions as they exist and can be evaluated on the date of this letter. Our opinion is limited to the fairness, from a financial point of view, to the Parent of the Exchange Ratio in the Merger and we express no opinion as to the merits of the underlying decision by the Parent to engage in the Merger. This opinion does not constitute a recommendation to any holder of Parent Common Stock as to how such holder should vote with respect to the Merger or any matter related thereto.

    Chase Securities Inc., as part of its financial advisory business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Parent in connection with the Merger and will receive a fee for our services, including for rendering this opinion. In addition, the Parent has agreed to indemnify us for certain liabilities arising out of our engagement. As we have previously advised you, The Chase Manhattan Corporation and its affiliates, including Chase Securities Inc., in the ordinary course of business, have, from time to time, provided, and in the future may continue to provide, commercial and investment banking services to the Parent and the Subject Company and their respective affiliates, including serving as agent bank under the CBS Corporation's senior credit facility. In the ordinary course of business, we or our affiliates may trade in the debt and equity securities of the Parent and the Subject Company and their respective affiliates for our own accounts and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Exchange Ratio in the Merger is fair, from a financial point of view, to the Parent.

    This opinion is for the use and benefit of the Board of Directors of the Parent in its evaluation of the Merger and shall not be used for any other purpose without the prior written consent of Chase Securities Inc.

                                          Very truly yours,
                                          CHASE SECURITIES INC.

                                                                         ANNEX B

    [LOGO]

                                                               [LOGO]

                                          May 26, 1999

Board of Directors
Outdoor Systems, Inc.
2502 North Black Canyon Highway
Phoenix, AZ 85009

Gentlemen:

BT Alex. Brown Incorporated ("BT Alex. Brown") has acted as financial advisor to Outdoor Systems, Inc. ("Outdoor Systems") in connection with the proposed merger of Outdoor Systems and Infinity Broadcasting Corporation ("Infinity") pursuant to the Agreement and Plan of Merger, dated as of May 26, 1999, among Infinity, Outdoor Acquisition Corp., a direct wholly owned subsidiary of Infinity ("Infinity Sub") and Outdoor Systems (the "Merger Agreement"), which provides, among other things, for the merger of Infinity Sub with and into Outdoor Systems (the "Transaction"), as a result of which Outdoor Systems will become a wholly owned subsidiary of Infinity. As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of the Common Stock, par value $0.01 per share, of Outdoor Systems ("Outdoor Systems Common Stock") not owned directly or indirectly by Outdoor Systems will be converted into the right to receive 1.25 shares (the "Exchange Ratio") of Class A Common Stock, par value $0.01 per share, of Infinity ("Infinity Class A Common Stock"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

You have requested BT Alex. Brown's opinion, as investment bankers, as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Outdoor Systems Common Stock.

In connection with BT Alex. Brown's role as financial advisor to Outdoor Systems, and in arriving at its opinion, BT Alex. Brown has reviewed certain publicly available financial and other information concerning Outdoor Systems and Infinity and certain internal analyses and other information furnished to it by Outdoor Systems and Infinity. BT Alex. Brown has also held discussions with members of the senior managements of Outdoor Systems and Infinity regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, BT Alex. Brown has (i) reviewed the reported prices and trading activity for Outdoor Systems Common Stock and Infinity Class A Common Stock, (ii) compared certain financial and stock market information for Outdoor Systems and Infinity with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

Board of Directors
Outdoor Systems, Inc.
May 26, 1999
Page 2

BT Alex. Brown has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning Outdoor Systems or Infinity, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, BT Alex. Brown has assumed and relied upon the accuracy and completeness of all such information and BT Alex. Brown has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of Outdoor Systems or Infinity. With respect to the financial forecasts and projections, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected by Outdoor Systems and Infinity to be achieved as a result of the Transaction (collectively, the "Synergies"), made available to BT Alex. Brown and used in its analyses, BT Alex. Brown has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Outdoor Systems or Infinity, as the case may be, as to the matters covered thereby. In rendering its opinion, BT Alex. Brown expresses no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. We are not representing any opinion as to the prices at which shares of Infinity Class A Common stock will trade at anytime. BT Alex. Brown's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof. In connection with our engagement, we have not been authorized by Outdoor Systems or its Board of Directors to solicit, nor have we solicited any third party indications of interest for the acquisition of Outdoor Systems, nor have we reviewed with Outdoor Systems or its Board of Directors any potential transactions in lieu of the Transaction.

For purposes of rendering its opinion, BT Alex. Brown has assumed that, in all respects material to its analysis, the representations and warranties of the parties to the Merger Agreement contained in the Merger Agreement are true and correct, the parties to the Merger Agreement will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of the parties to the Merger Agreement to consummate the Transaction will be satisfied without any waiver thereof. BT Alex. Brown has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Outdoor Systems or Infinity is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Outdoor Systems or Infinity or materially reduce the contemplated benefits of the Transaction to Outdoor Systems. In addition, you have informed BT Alex. Brown, and accordingly for purposes of rendering its opinion BT Alex. Brown has assumed, that the Transaction will be tax-free to each of Outdoor Systems and Infinity and their respective stockholders and that the Transaction will be accounted for as a purchase.

This opinion is addressed to, and for the use and benefit of, the Board of Directors of Outdoor Systems and is not a recommendation to the stockholders of Outdoor Systems to approve the Transaction. This opinion is limited to the fairness, from a financial point of view, of the Exchange

Board of Directors
Outdoor Systems, Inc.
May 26, 1999
Page 3
Ratio to holders of Outdoor Systems Common Stock, and BT Alex. Brown expresses no opinion as to the merits of the underlying decision by Outdoor Systems to engage in the Transaction.

BT Alex. Brown (together with its affiliates the "BT Group") is a registered broker-dealer and member of the New York Stock Exchange. BT Alex. Brown will be paid a fee for its services as financial advisor to Outdoor Systems in connection with the Transaction, a substantial portion of which is contingent upon consummation of the Transaction. One or more members of the BT Group have, from time to time, provided investment banking, and other financial services to Outdoor Systems and Infinity or their affiliates for which it has received compensation. In the ordinary course of business, members of the BT Group may actively trade in the securities and other instruments and obligations of Outdoor Systems and Infinity for their own accounts and for the accounts of their customers. Accordingly, the BT Group may at any time hold a long or short position in such securities, instruments and obligations.

Based upon and subject to the foregoing, it is BT Alex. Brown's opinion as investment bankers that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Outdoor Systems Common Stock.

                                          Very truly yours,

                                          BT ALEX. BROWN INCORPORATED

                                                                         ANNEX C

                                                                 COMPOSITE COPY*

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                       INFINITY BROADCASTING CORPORATION,
                            BURMA ACQUISITION CORP.
                                      AND
                             OUTDOOR SYSTEMS, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

* This composite copy of the merger agreement combines the merger agreement dated May 27, 1999 and the amendment to the merger agreement dated June 16, 1999. Any text that has been added to, or that has replaced text in, the original merger agreement as a result of the amendment appears in italics and bold.

                               TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                                  ---------

Article    1            THE MERGER..............................................................................        C-1

           1.1        The Merger................................................................................        C-1

           1.2        Effective Time............................................................................        C-1

           1.3        Closing of the Merger.....................................................................        C-1

           1.4        Effects of the Merger.....................................................................        C-2

           1.5        Certificate of Incorporation and Bylaws of the Surviving Corporation......................        C-2

           1.6        Directors of the Surviving Corporation....................................................        C-2

           1.7        Officers of the Surviving Corporation.....................................................        C-2

Article    2            CONVERSION OF SHARES; MERGER CONSIDERATION..............................................        C-2

           2.1        Conversion of Shares......................................................................        C-2

           2.2        Exchange Fund.............................................................................        C-3

           2.3        Stock Options.............................................................................        C-4

Article    3            REPRESENTATIONS AND WARRANTIES OF OSI...................................................        C-5

           3.1        Organization and Qualification; Subsidiaries..............................................        C-5

           3.2        Capitalization of OSI and Its Subsidiaries................................................        C-6

           3.3        Authority Relative to This Agreement......................................................        C-7

           3.4        SEC Reports; Financial Statements; No Undisclosed Liabilities.............................        C-7

           3.5        Information Supplied......................................................................        C-8

           3.6        Consents and Approvals; No Violations.....................................................        C-8

           3.7        No Default................................................................................        C-9

           3.8        Absence of Changes........................................................................        C-9

           3.9        Litigation................................................................................       C-10

           3.10       Compliance with Applicable Law............................................................       C-11

           3.11       Employee Plans............................................................................       C-11

           3.12       Labor and Employment Matters..............................................................       C-12

           3.13       Environmental Matters.....................................................................       C-13

           3.14       Taxes.....................................................................................       C-15

           3.15       Material Contracts........................................................................       C-16

           3.16       Insurance.................................................................................       C-17

           3.17       Real Property.............................................................................       C-17

           3.18       Tangible Property.........................................................................       C-18

           3.19       Intellectual Property.....................................................................       C-18

           3.20       Year 2000.................................................................................       C-18

           3.21       Absence of Questionable Payments..........................................................       C-18

           3.22       Opinion of Financial Advisor..............................................................       C-18

           3.23       Brokers...................................................................................       C-19

           3.24       Takeover Statutes; Dissenters' Rights.....................................................       C-19

                                                                                                                    PAGE
                                                                                                                  ---------
Article    4            REPRESENTATIONS AND WARRANTIES OF INFINITY AND BURMA ACQUISITION........................       C-19

           4.1        Organization and Qualification............................................................       C-19

           4.2        Capitalization of Infinity and Its Subsidiaries...........................................       C-19

           4.3        Authority Relative to This Agreement......................................................       C-20

           4.4        SEC Reports; Financial Statements; No Undisclosed Liabilities.............................       C-20

           4.5        Information Supplied......................................................................       C-21

           4.6        Consents and Approvals; No Violations.....................................................       C-21

           4.7        No Default................................................................................       C-22

           4.8        Absence of Changes........................................................................       C-22

           4.9        Litigation................................................................................       C-22

           4.10       Compliance with Applicable Law............................................................       C-23

           4.11       Employee Plans............................................................................       C-23

           4.12       Taxes.....................................................................................       C-24

           4.13       No Prior Activities.......................................................................       C-24

           4.14       Absence of Questionable Payments..........................................................       C-24

           4.15       Brokers...................................................................................       C-25

           4.16       Contracts.................................................................................       C-25

Article    5            COVENANTS...............................................................................       C-25

           5.1        Conduct of Business of OSI................................................................       C-25

           5.2        Conduct of Business of Infinity...........................................................       C-27

           5.3        Preparation of S-4 and the Proxy Statement................................................       C-28

           5.4        Stockholder Meetings......................................................................       C-29

           5.5        No Solicitation...........................................................................       C-29

           5.6        Letters of Accountants....................................................................       C-31

           5.7        Access to Information.....................................................................       C-31

           5.8        Additional Agreements; Reasonable Best Efforts............................................       C-31

           5.9        Regulatory Reviews........................................................................       C-32

           5.10       Public Announcements......................................................................       C-32

           5.11       Indemnification; Directors' and Officers' Insurance.......................................       C-32

           5.12       Notification of Certain Matters...........................................................       C-34

           5.13       Tax-Free Reorganization Treatment.........................................................       C-34

           5.14       OSI Affiliates............................................................................       C-34

           5.15       SEC Filings...............................................................................       C-34

           5.16       Employee Benefits.........................................................................       C-34

           5.17       Registration Rights.......................................................................       C-35

           5.18       Infinity Board of Directors...............................................................       C-35

           5.19       Fees and Expenses.........................................................................       C-35

           5.20       Antitakeover Statutes.....................................................................       C-35

           5.21       OSI Board of Directors....................................................................       C-35

                                                                                                                    PAGE
                                                                                                                  ---------
           5.22       FIRPTA Certificate........................................................................       C-35

Article    6            CONDITIONS TO CONSUMMATION OF THE MERGER................................................       C-36

           6.1        Conditions to Each Party's Obligations to Effect the Merger...............................       C-36

           6.2        Conditions to the Obligations of OSI......................................................       C-36

           6.3        Conditions to the Obligations of Infinity and Burma Acquisition...........................       C-37

Article    7            TERMINATION; AMENDMENT; WAIVER..........................................................       C-38

           7.1        Termination by Mutual Agreement...........................................................       C-38

           7.2        Termination by Either Infinity or OSI.....................................................       C-38

           7.3        Termination by OSI........................................................................       C-39

           7.4        Termination by Infinity...................................................................       C-40

           7.5        Effect of Termination and Abandonment.....................................................       C-40

           7.6        Amendment.................................................................................       C-41

           7.7        Extension; Waiver.........................................................................       C-41

Article    8            MISCELLANEOUS...........................................................................       C-41

           8.1        Nonsurvival of Representations and Warranties.............................................       C-41

           8.2        Entire Agreement; Assignment..............................................................       C-41

           8.3        Notices...................................................................................       C-42

           8.4        Governing Law.............................................................................       C-42

           8.5        Descriptive Headings......................................................................       C-42

           8.6        Parties in Interest.......................................................................       C-42

           8.7        Severability..............................................................................       C-43

           8.8        Specific Performance......................................................................       C-43

           8.9        Brokers...................................................................................       C-43

           8.10       Counterparts..............................................................................       C-43

           8.11       Interpretation............................................................................       C-43

                           GLOSSARY OF DEFINED TERMS

DEFINED TERMS                                                                                            PAGE(S)
------------------------------------------------------------------------------------------------------  ----------
Acquisition Proposal..................................................................................        C-30
Agreement.............................................................................................         C-1
Burma Acquisition.....................................................................................         C-1
Canada Act............................................................................................         C-8
CERCLA................................................................................................        C-13
Certificate...........................................................................................         C-2
Change of Control Transaction.........................................................................        C-41
CIBC Credit Documents.................................................................................         C-9
Class B Common Stock..................................................................................        C-19
Closing...............................................................................................         C-1
Closing Date..........................................................................................         C-1
Code..................................................................................................         C-1
Computer Programs.....................................................................................        C-18
Confidentiality Agreement.............................................................................        C-31
Covered Transactions..................................................................................        C-19
Current Premium.......................................................................................        C-33
DGCL..................................................................................................         C-1
Effective Time........................................................................................         C-1
Environmental Costs and Liabilities...................................................................        C-13
Environmental Law.....................................................................................        C-13
ERISA.................................................................................................        C-11
Exchange Act..........................................................................................         C-7
Exchange Agent........................................................................................         C-3
Exchange Fund.........................................................................................         C-3
Exchange Ratio........................................................................................         C-2
Expenses..............................................................................................        C-33
Fee...................................................................................................        C-40
Filed Infinity SEC Reports............................................................................        C-21
Filed OSI SEC Reports.................................................................................         C-7
GAAP..................................................................................................         C-7
Government Entity.....................................................................................         C-8
Hazardous Material....................................................................................        C-13
HSR Act...............................................................................................         C-8
Indemnified Parties...................................................................................        C-32
Infinity..............................................................................................         C-1
Infinity Affiliate....................................................................................        C-41
Infinity Affiliates...................................................................................        C-41
Infinity Closing Certificate..........................................................................        C-37
Infinity Common Stock.................................................................................         C-1
Infinity Disclosure Schedule..........................................................................         C-2
Infinity Employee Benefit Plan........................................................................        C-23
Infinity Employee Benefit Plans.......................................................................        C-23
Infinity Permits......................................................................................        C-23
Infinity Preferred Stock..............................................................................        C-19
Infinity Required Approvals...........................................................................        C-21
Infinity Requisite Vote...............................................................................        C-20
Infinity SEC Reports..................................................................................        C-20
Infinity Securities...................................................................................        C-20
Infinity Voting Agreement.............................................................................         C-1
Information Statement.................................................................................        C-21
know..................................................................................................        C-43
knowledge.............................................................................................        C-43
Law...................................................................................................         C-8
Letter of Transmittal.................................................................................         C-3
Lien..................................................................................................         C-6
Litigation Matter.....................................................................................        C-37
Material Adverse Effect...............................................................................        C-43

DEFINED TERMS                                                                                            PAGE(S)
------------------------------------------------------------------------------------------------------  ----------
Material Contracts....................................................................................        C-16
Merger................................................................................................         C-1
Merger Consideration..................................................................................         C-2
Notice................................................................................................        C-39
NYSE..................................................................................................        C-21
OSHA..................................................................................................        C-13
OSI...................................................................................................         C-1
OSI Affiliate.........................................................................................        C-34
OSI Board.............................................................................................         C-7
OSI Closing Certificate...............................................................................        C-37
OSI Common Stock......................................................................................         C-1
OSI Disclosure Schedule...............................................................................         C-5
OSI Employee Benefit Plan.............................................................................        C-11
OSI Employee Benefit Plans............................................................................        C-11
OSI Financial Advisor.................................................................................        C-18
OSI Indentures........................................................................................         C-9
OSI Option Plans......................................................................................         C-6
OSI Permits...........................................................................................        C-11
OSI Required Approvals................................................................................         C-8
OSI Requisite Vote....................................................................................         C-7
OSI SEC Reports.......................................................................................         C-7
OSI Securities........................................................................................         C-6
OSI Stock Options.....................................................................................         C-6
OSI Stockholders Meeting..............................................................................        C-29
Permitted Liens.......................................................................................        C-17
Proxy Statement.......................................................................................         C-8
Real Property Leases..................................................................................        C-17
Real Property Rights..................................................................................        C-17
Release...............................................................................................        C-13
Remedial Action.......................................................................................        C-14
S-4...................................................................................................         C-8
SEC...................................................................................................         C-7
Securities Act........................................................................................         C-7
Share.................................................................................................         C-2
Share Issuance........................................................................................        C-20
Sign Partnerships.....................................................................................         C-5
Standstill Period.....................................................................................        C-41
Stockholders Agreement................................................................................         C-1
subsidiary............................................................................................         C-5
Superior Proposal.....................................................................................        C-30
Surviving Corporation.................................................................................         C-1
Takeover Statutes.....................................................................................        C-19
Tax Returns...........................................................................................        C-16
Taxes.................................................................................................        C-16
Termination Date......................................................................................        C-38

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER, dated as of May 27, 1999 (the "AGREEMENT"), is among INFINITY BROADCASTING CORPORATION, a Delaware corporation ("INFINITY"), BURMA ACQUISITION CORP. ("BURMA ACQUISITION"), a Delaware corporation and a direct wholly owned subsidiary of Infinity, and OUTDOOR SYSTEMS, INC., a Delaware corporation ("OSI").

    WHEREAS, the Boards of Directors of OSI, Infinity and Burma Acquisition each have determined that the Merger (as defined in Section 1.1) is advisable and fair to, and in the best interests of, their respective stockholders and have approved the Merger in accordance with this Agreement;

    WHEREAS, for federal income Tax (as defined in Section 3.14) purposes, it is intended that the Merger shall qualify as a Tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

    WHEREAS, concurrently with the execution hereof, certain holders of shares of Common Stock, par value $.01 per share, of OSI ("OSI COMMON STOCK") are entering into an agreement providing for certain matters with respect to their shares of OSI Common Stock (the "STOCKHOLDERS AGREEMENT"), a copy of which is attached hereto as EXHIBIT A;

    WHEREAS, the Board of Directors of OSI has approved the terms of the Stockholders Agreement; and

    WHEREAS, concurrently with the execution hereof, the controlling stockholder of Infinity, CBS Broadcasting, Inc., is entering into an agreement to vote in favor of the issuance of shares of Class A Common Stock, par value $.01 per share, of Infinity ("INFINITY COMMON STOCK") in connection with the Merger (the "INFINITY VOTING AGREEMENT"), a copy of which is attached hereto as EXHIBIT B.

    WHEREAS, Infinity, Burma Acquisition and OSI desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

    NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, Infinity, Burma Acquisition and OSI hereby agree as follows:

                                   ARTICLE 1
                                   THE MERGER

    1.1 THE MERGER. At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Burma Acquisition shall be merged with and into OSI (the "MERGER"). Following the Merger, OSI shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall continue its corporate existence under the DGCL, and the separate corporate existence of Burma Acquisition shall cease.

    1.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, Infinity, Burma Acquisition and OSI shall cause the Merger to be consummated by filing a certificate of merger complying with the DGCL with the Secretary of State of the State of Delaware as soon as practicable on or after the Closing Date (as defined in Section 1.3). The Merger shall become effective upon the later of such filing or at such time thereafter as is provided in such certificate of merger (the "EFFECTIVE TIME").

    1.3 CLOSING OF THE MERGER. The closing of the Merger (the "CLOSING") will take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the parties hereto.

    1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, immunities, powers and franchises of Burma Acquisition and OSI shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Burma Acquisition and OSI shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

    1.5  CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING
CORPORATION. The Certificate of Incorporation of Burma Acquisition in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with such Certificate of Incorporation and the DGCL. The Bylaws of Burma Acquisition in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until amended in accordance with such Bylaws and the DGCL.

    1.6 DIRECTORS OF THE SURVIVING CORPORATION. The directors of Burma Acquisition immediately prior to the Effective Time, who are identified on
Section 1.6 of the Disclosure Schedule previously delivered by Infinity to OSI (the "INFINITY DISCLOSURE SCHEDULE"), shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified or until their earlier death, resignation or removal.

    1.7 OFFICERS OF THE SURVIVING CORPORATION. The officers of Burma Acquisition immediately prior to the Effective Time, who are identified on
Section 1.7 of the Infinity Disclosure Schedule, shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE 2
                   CONVERSION OF SHARES; MERGER CONSIDERATION

    2.1 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or their respective stockholders:

        (a) COMMON STOCK OF BURMA ACQUISITION. Each share of common stock, par value $.01 per share, of Burma Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation.

        (b) COMMON STOCK OF OSI. Each share of OSI Common Stock issued and outstanding immediately prior to the Effective Time (each, a "SHARE"), other than Shares to be cancelled in accordance with Section 2.1(c), shall be converted into the right to receive 1.25 fully paid and non-assessable shares (the "EXCHANGE RATIO") of Infinity Common Stock (all such shares of Infinity Common Stock issued, together with any cash in lieu of fractional shares of Infinity Common Stock to be paid pursuant to Section 2.2(f), being referred to as the "MERGER CONSIDERATION"), and shall cease to be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate previously evidencing any such Shares (each, a "CERTIFICATE") shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificate in accordance with the provisions of Section 2.2, the Merger Consideration with respect to the Shares previously evidenced by such Certificate.

        (c) CANCELLATION OF TREASURY SHARES AND INFINITY-OWNED SHARES. Each Share that is owned by OSI, Infinity or Burma Acquisition shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

    2.2  EXCHANGE FUND.

    (a) LETTER OF TRANSMITTAL. As soon as reasonably practicable after the Effective Time, a bank or trust company to be designated by Infinity (the "EXCHANGE AGENT") shall mail to each holder of record of Shares immediately prior to the Effective Time (excluding any Shares to be cancelled pursuant to Section 2.1(c)) (i) a letter of transmittal (the "LETTER OF TRANSMITTAL") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of such Certificates to the Exchange Agent and shall be in such form and have such other provisions as Infinity shall reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration with respect to the Shares formerly represented thereby.

    (b) DEPOSIT OF MERGER CONSIDERATION. Promptly after the Effective Time, Infinity shall deposit with the Exchange Agent, for the benefit of the holders of Shares for exchange in accordance with this Article 2, certificates or other evidence representing the shares of Infinity Common Stock issuable pursuant to
Section 2.1(b). Infinity agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.2(f) and any dividends or other distributions pursuant to
Section 2.2(e). Any cash and certificates or other evidence representing shares of Infinity Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

    (c) SURRENDER OF CERTIFICATES. Upon surrender of a Certificate to the Exchange Agent, together with the Letter of Transmittal, duly executed, and such other documents as Infinity or the Exchange Agent shall reasonably request, the holder of such Certificate shall be entitled to receive in exchange therefor,
(i) certificates or other evidence representing the number of whole shares of Infinity Common Stock which such Holder has the right to receive pursuant to
Section 2.1(b), (ii) any cash in lieu of fractional shares of Infinity Common Stock pursuant to Section 2.2(f) and (iii) any dividends or other distributions pursuant to Section 2.2(e) (in each case without interest and less the amount of any required withholding Taxes, if any, in accordance with Section 2.2(i)).

    (d) RULES GOVERNING EXCHANGE. Infinity, in consultation with OSI prior to the Effective Time, shall have the right to make reasonable rules, not inconsistent with the terms of this Agreement, governing the issuance and delivery of certificates for, or other evidence of, shares of Infinity Common Stock.

    (e) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF INFINITY COMMON STOCK. The shares of Infinity Common Stock issuable pursuant to Section 2.1(b) shall be deemed to have been issued at the Effective Time for purposes of entitlement to dividends or other distributions declared, if any, after the Effective Time. No dividends or other distributions with respect to shares of Infinity Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Infinity Common Stock such holder is entitled to receive until such Certificate is surrendered by such holder.

    (f) FRACTIONAL SHARES. No scrip or fractional share certificate for Infinity Common Stock will be issued upon the surrender of Certificates, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Infinity with respect to such fractional share interest. In lieu of the issuance of fractional shares, Infinity shall pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of Shares an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all Shares held at the Effective Time by such holder) by (ii) the closing price for a share of Infinity Common Stock on the NYSE Composite Transaction Tape on the first trading day immediately following the Effective Time.

    (g) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the former holders of Shares for six (6) months after the Effective Time shall be delivered to Infinity, upon demand, and any former holders of Shares who have not theretofore complied with this Article 2 shall thereafter look only to Infinity for the Merger Consideration to which they are entitled pursuant to this Article 2.

    (h) NO LIABILITY. None of Infinity, Burma Acquisition, OSI or the Surviving Corporation shall be liable to any former holder of Shares for any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law (as defined in Section 3.6).

    (i) WITHHOLDING RIGHTS. Infinity, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares, such amounts as Infinity, the Surviving Corporation, OSI (or any subsidiary thereof) or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Infinity, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Shares in respect of which such deduction and withholding was made by Infinity, the Surviving Corporation or the Exchange Agent.

    (j) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby and any unpaid dividends and distributions on shares of Infinity Common Stock deliverable in respect thereof pursuant to Section 2.2(e).

    (k) STOCK TRANSFER BOOKS. The stock transfer books of OSI shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of OSI.

    (l) AFFILIATES. Notwithstanding anything to the contrary herein, no shares of Infinity Common Stock or cash shall be delivered to a person who may be deemed an OSI Affiliate in accordance with Section 5.14, until such person has executed and delivered to Infinity the written agreement contemplated by Section 5.14.

    2.3  STOCK OPTIONS.

    (a) Infinity and OSI shall take such actions as are necessary to provide that at the Effective Time each outstanding OSI Stock Option (as defined in Section 3.2(a)) shall be adjusted in accordance with the terms thereof to be exercisable to purchase or, with respect to incentive stock awards, payable in, shares of Infinity Common Stock, as provided below. Following the Effective Time, each OSI Stock Option shall continue to have, and shall be subject to, the same terms and conditions (including transfer restrictions) set forth in the OSI Option Plans (as defined in Section 3.2(a)) or any other agreement pursuant to which such OSI Stock Option was subject immediately prior to the Effective Time, except that (i) each OSI Stock Option shall be exercisable or payable for that number of shares of Infinity Common Stock equal to the product of (x) the aggregate number of shares of OSI Common Stock for which such OSI Stock Option was exercisable or payable and (y) the Exchange Ratio, rounded up to the nearest whole share, if necessary, and (ii) except with respect to incentive stock awards, which have no exercise price, the per share exercise price of such OSI Stock Option shall be the exercise price immediately prior to the Effective Time divided by the Exchange Ratio (rounded up to the nearest whole cent). The adjustments provided herein to any options which are incentive stock options (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

    (b) As soon as practicable after the Effective Time, Infinity shall deliver to the holders of OSI Stock Options appropriate notices setting forth such holders' rights pursuant to the respective OSI Option Plans and the agreements evidencing the grants of such OSI Stock Options and that such OSI Stock Options and agreements shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.3) after giving effect to the Merger and the provisions set forth above. Infinity shall comply with the terms of the OSI Option Plans.

    (c) Infinity shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Infinity Common Stock for delivery upon exercise of OSI Stock Options. Infinity shall file a registration statement on Form S-8 as of or prior to the Effective Time with respect to the shares of Infinity Common Stock subject to OSI Stock Options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF OSI

    OSI hereby represents and warrants to each of Infinity and Burma Acquisition as follows:

    3.1  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

    (a) OSI and each of its subsidiaries (as defined in Section 3.1(b)) is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by OSI to be conducted, except in such jurisdictions, where the failure to be so duly qualified and in good standing has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 8.11(d)) on OSI.

    (b) Except as set forth in Section 3.1(b) of the Disclosure Schedule previously delivered by OSI to Infinity (the "OSI DISCLOSURE SCHEDULE"), OSI has no subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other material investment in any other entity (excluding interests in partnerships or joint ventures owning five (5) or fewer outdoor advertising displays ("SIGN PARTNERSHIPS")). The term "SUBSIDIARY" means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such party is a general or managing partner or managing member, (ii) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, are directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or (iii) more than fifty percent (50%) of the value of the outstanding equity securities or interests (including membership interests) of which are owned directly or indirectly by such party, but excluding Sign Partnerships.

    (c) OSI and each of its subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI.

    (d) OSI has heretofore delivered or made available to Infinity accurate and complete copies of the articles or certificate of incorporation and by-laws, or other similar organizational documents, as currently in effect, of OSI and each of its subsidiaries.

    3.2  CAPITALIZATION OF OSI AND ITS SUBSIDIARIES.

    (a) The authorized capital stock of OSI consists of: (i) 600,000,000 shares of OSI Common Stock, of which, as of May 24, 1999, 184,701,675 shares were issued and outstanding and 36,235,206 shares were held in treasury and (ii) 12,000,000 shares of Preferred Stock, par value $1.00 per share, no shares of which are issued and outstanding. All of the issued and outstanding shares of OSI Common Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of May 24, 1999, 23,810,486 shares of OSI Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options and incentive stock awards granted by OSI to purchase shares of OSI Common Stock (such options and awards being referred to collectively as the "OSI STOCK OPTIONS") issued pursuant to the OSI stock option plans and agreements listed in Section 3.2(a) of the OSI Disclosure Schedule (the "OSI OPTION PLANS"). Since March 31, 1999, no shares of OSI's capital stock have been issued other than pursuant to the exercise of OSI Stock Options already in existence on such date and, since March 31, 1999, no OSI Stock Options have been granted. Section 3.2(a) of the OSI Disclosure Schedule sets forth a complete and correct list of all holders of OSI Stock Options, including such person's name, the number of OSI Stock Options held by such person and the exercise price for each such OSI Stock Option. Except as set forth above in this Section 3.2(a), as of the date hereof, there are outstanding
(i) no shares of capital stock or other voting securities of OSI, (ii) no securities of OSI or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of OSI, (iii) no options or other rights to acquire from OSI or its subsidiaries, and no obligations of OSI or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of OSI, and (iv) no equity equivalents, or interests in the ownership or earnings, of OSI or its subsidiaries or other similar rights (including stock appreciation rights but excluding interests in Sign Partnerships) (collectively, "OSI SECURITIES"). There are no outstanding obligations of OSI or its subsidiaries to repurchase, redeem or otherwise acquire any OSI Securities. All OSI Stock Options, except incentive stock awards, had an exercise price equal to the fair market value of the underlying shares of OSI Common Stock as of the date of grant. Except as set forth in Section 3.2(a) of the OSI Disclosure Schedule, there are no shareholder agreements, voting trusts or other agreements or understandings to which OSI is a party or to which it is bound relating to the voting or disposition of any shares of capital stock of OSI.

    (b) Except as set forth in Section 3.2(b) of the OSI Disclosure Schedule, all of the outstanding capital stock of OSI's subsidiaries is owned by OSI, directly or indirectly, free and clear of any Lien (as defined below) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). There are no securities of OSI or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from OSI or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of OSI. There are no outstanding contractual obligations of OSI or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of OSI. For purposes of this Agreement, "LIEN" means, with respect to any asset (including, without limitation, any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

    3.3  AUTHORITY RELATIVE TO THIS AGREEMENT.

    (a) OSI has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and by the Stockholders' Agreement have been duly and validly authorized and approved by the Board of Directors of OSI (the "OSI BOARD") and no other corporate proceedings on the part of OSI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of OSI Common Stock). This Agreement has been duly and validly executed and delivered by OSI and constitutes a valid, legal and binding agreement of OSI, enforceable against OSI in accordance with its terms.

    (b) The OSI Board has, by unanimous vote of those present (who constituted 100% of the directors then in office), duly and validly approved, and taken all corporate actions required to be taken by the OSI Board for, the consummation of the transactions, including the Merger, contemplated hereby and has resolved (i) to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, OSI and its stockholders, (ii) to recommend that the stockholders of OSI approve and adopt this Agreement and (iii) to approve the Stockholders Agreement.

    (c) The OSI Board has directed that this Agreement be submitted to the stockholders of OSI for their approval at a meeting to be held for that purpose. The affirmative vote of the holders of a majority of the voting stock of OSI (which is comprised solely of OSI Common Stock) is the only vote of the holders of any class or series of capital stock of OSI necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger (the "OSI REQUISITE VOTE"). No other vote of the stockholders of OSI is required by Law, the certificate of incorporation or bylaws of OSI or otherwise in order for OSI to approve and adopt this Agreement or to consummate the transactions contemplated hereby.

    3.4  SEC REPORTS; FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES.

    (a) OSI has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 1997 (the "OSI SEC REPORTS"), each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), each as in effect on the dates such forms, reports and documents were filed. None of the OSI SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of OSI included in the OSI SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect on the dates such OSI SEC Reports were filed, and fairly present, in all material respects and in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of OSI and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which are not expected to be material).

    (b) Except as and to the extent disclosed or reflected in the OSI SEC Reports filed prior to the date hereof (the "FILED OSI SEC REPORTS"), neither OSI nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether due or to become due or asserted or unasserted, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI.

    (c) OSI has made available to Infinity a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by OSI with the SEC pursuant to the Exchange Act.

    3.5  INFORMATION SUPPLIED.

    (a) None of the information supplied or to be supplied by OSI for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Infinity in connection with the issuance of shares of Infinity Common Stock in the Merger, including the prospectus contained therein and any amendment thereof or supplement thereto (the "S-4"), will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event with respect to OSI, its officers and directors or any of its subsidiaries should occur which is required to be described in the S-4 (or an amendment or supplement thereto), OSI shall promptly so advise Infinity.

    (b) The proxy statement relating to the meeting of OSI's stockholders to be held in connection with the Merger, including any amendment thereof or supplement thereto (the "PROXY STATEMENT"), will not, at the date mailed to stockholders of OSI and at the time of the meeting of stockholders of OSI to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

    3.6 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the Investment Canada Act (the "CANADA ACT"), the Comision Federal de Competencia of Mexico, the filing and recordation of a certificate of merger as required by the DGCL, and as otherwise set forth in
Section 3.6 of the OSI Disclosure Schedule (collectively, the "OSI REQUIRED APPROVALS"), no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by OSI of this Agreement or the consummation by OSI of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI. Subject to obtaining the OSI Required Approvals, neither the execution, delivery and performance of this Agreement by OSI nor the consummation by OSI of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of OSI or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which OSI or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound except the CIBC Credit Documents and the OSI Indentures (as hereinafter defined), or (iii) violate any order, writ, injunction, decree, Law, statute, rule or regulation (a "LAW") applicable to OSI or any of its subsidiaries or any of their respective properties or assets, except in the case of (ii) or

(iii) for violations, breaches or defaults which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI. No rights of first refusal or first offer, preemptive rights or similar rights of participation are applicable to the transactions contemplated by this Agreement or the Stockholders Agreement.

    For the purposes of this Agreement, (i) "CIBC CREDIT DOCUMENTS" means the Fifth Amended and Restated Credit Agreement dated as of August 15, 1997, among OSI, Mediacom, Inc., the several banks and other financial institutions thereto and CIBC, as subsequently amended from time to time, and the notes, agreements and other instruments referenced therein and (ii) "OSI INDENTURES" means the Indentures dated October 15, 1996 and June 23, 1997, respectively, each among OSI, its United States subsidiaries and the Bank of New York as trustee, relating to the 9 3/8% Senior Subordinated Notes due 2006 and the 8 7/8% Senior Subordinated Notes due 2007, including all supplements thereto.

    3.7 NO DEFAULT. None of OSI or its subsidiaries is in default or violation (and no event has occurred which with or without due notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its certificate or articles of incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which OSI or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, Law, statute, rule or regulation applicable to OSI, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults (x) arising under the CIBC Credit Documents or under the OSI Indentures, absent the consent of CIBC and other lenders under the CIBC Credit Documents, from the consummation of the transactions contemplated herein and from the obligations arising under the OSI Indentures resulting from such consummation or (y) which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI.

    3.8 ABSENCE OF CHANGES. Except as and to the extent disclosed by OSI in the Filed OSI SEC Reports or as disclosed in Section 3.8 of the OSI Disclosure Schedule, from January 1, 1999 through the date of this Agreement, OSI and its subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and there has not been:

        (a) any event, change, occurrence, development or state of circumstances or facts which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI;

        (b) any issuance, sale or delivery, or commitment to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance or sale of shares of OSI Common Stock pursuant to outstanding options granted prior to January 1, 1999 under the OSI Option Plans;

        (c) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of OSI, or any repurchase redemption or other acquisition by OSI or any subsidiary of any OSI Securities;

        (d) any amendment of any term of any outstanding security of OSI or any subsidiary;

        (e) (i) any incurrence or assumption by OSI or any subsidiary of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice or (ii) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by OSI or any subsidiary for the obligations of any other person (other than any wholly owned subsidiary of OSI, or OSI, with respect to its subsidiaries), other than in the ordinary course of business consistent with past practice;

        (f) any creation or assumption by OSI or any subsidiary of any Lien of any kind or nature whatsoever on any asset of OSI or any subsidiary other than (i) in the ordinary course of business consistent with past practice and (ii) Liens which have not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI;

        (g) any making of any loan, advance or capital contribution to or investment in any person by OSI or any subsidiary other than (i) loans, advances or capital contributions to or investments in wholly owned subsidiaries of OSI or (ii) loans or advances to employees of OSI or any subsidiary made in the ordinary course of business consistent with past practice;

        (h) (i) any contract or agreement entered into by OSI or any subsidiary relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by OSI or any subsidiary of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payee) that does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI, other than, in the case of
    (i) and (ii), transactions, commitments, contracts or agreements (A) in the ordinary course of business consistent with past practice, or (B) which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI;

        (i) any material change in any method of accounting or accounting principles or practice (for financial accounting or tax purposes) by OSI or any subsidiary, except for any such change required by reason of a change in GAAP;

        (j) any (i) grant of any severance or termination pay to any director, officer or employee of OSI or any of its subsidiaries, other than grants of severance or termination pay to employees (but not officers or directors) in the ordinary course of business consistent with past practice; (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of OSI or any of its subsidiaries; (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of OSI or any of its subsidiaries other than, in the case of clause (iv) only, increases in compensation, bonus or other benefits payable to employees of OSI or any of its subsidiaries in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices;

        (k) any action or proceeding commenced, threatened or proposed, to condemn or take by eminent domain or other governmental action any real or personal property owned or used by OSI and its subsidiaries, other than such actions or proceedings that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI; or

        (l) any permanent removal (or any written demand or request for permanent removal) of any outdoor advertising display owned or used by OSI and its subsidiaries, other than such removals that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI.

    3.9 LITIGATION. Except as disclosed by OSI in the Filed OSI SEC Reports or as disclosed in Section 3.9 of the OSI Disclosure Schedule, (i) there is no material suit, claim, action, proceeding or investigation pending or, to the knowledge of OSI, threatened against OSI or any of its subsidiaries or any of their respective properties or assets and (ii) none of OSI or its subsidiaries is subject to any outstanding material judgment, order, writ, injunction or decree.

    3.10 COMPLIANCE WITH APPLICABLE LAW. Except as disclosed by OSI in the Filed OSI SEC Reports and for failures which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI, (i) OSI and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses, including, without limitation, for the installation, maintenance and operation of advertising displays (the "OSI PERMITS"), (ii) OSI and its subsidiaries are in compliance with the terms of the OSI Permits, (iii) the businesses of OSI and its subsidiaries are not being conducted in violation of any Law, including, without limitation, all such Laws, ordinances and regulations relating to zoning, land use and billboard operations and content, and (iv) no investigation or review by any Governmental Entity with respect to OSI or its subsidiaries is pending or, to the knowledge of OSI, threatened, nor, to the knowledge of OSI, has any Governmental Entity indicated in writing an intention to conduct the same. No representation or warranty is made in this Section 3.10 with respect to Environmental Laws (as defined in Section 3.13(a)).

    3.11  EMPLOYEE PLANS.

    (a) Section 3.11(a) of the OSI Disclosure Schedule lists all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and lists by country (whether or not covered by ERISA) all other employee benefit plans or other benefit arrangements, including but not limited to all bonus and other incentive compensation, deferred compensation, disability, retention, salary continuation, stock and stock-related award, stock option, stock purchase, or workers' compensation agreements, plans, policies and arrangements which OSI or any of its subsidiaries maintains, is a party to, contributed to or has any obligation to or liability for in respect of current or former employees and directors, whether domestic or international (each, a "OSI EMPLOYEE BENEFIT PLAN" and collectively, the "OSI EMPLOYEE BENEFIT PLANS"). None of OSI Employee Benefit Plans other than a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) is subject to Title IV of ERISA. OSI has no severance plans.

    (b) True, correct and complete copies of the following documents, which are correct and complete in all material respects, with respect to each of the OSI Employee Benefit Plans (other than a multiemployer plan), have been made available to Infinity for review prior to the date hereof, to the extent applicable: (i) any plans, all material amendments thereto and related trust documents, and amendments thereto, (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any, (iii) the most recent IRS determination letter, (iv) summary plan descriptions, (v) material written communications to employees relating to the OSI Employee Benefit Plans,
(vi) written descriptions of all material non-written agreements relating to the OSI Employee Benefit Plans and (vii) sample loan documents for the 401(k) plan.

    (c) Except as would not, individually or in the aggregate, have a Material Adverse Effect on OSI, (i) all payments required to be made by or under any OSI Employee Benefit Plan, any related trusts, insurance policies or ancillary agreements, or any collective bargaining agreement have been timely made, (ii) OSI and its subsidiaries have performed all obligations required to be performed by them under any OSI Employee Benefit Plan, (iii) the OSI Employee Benefit Plans have been administered and are in compliance in all respects with their terms and the requirements of ERISA, the Code and other applicable Laws, (iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefits) pending or, to the knowledge of OSI, threatened with respect to any OSI Employee Benefit Plan and (v) there are no audits, investigations or other inquiries pending or threatened by the IRS or the Department of Labor with respect to any OSI Employee Benefit Plan.

    (d) Except as set forth in Section 3.11(d) of the OSI Disclosure Schedule, each OSI Employee Benefit Plan and its related trust which are intended to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Code, respectively, have been determined by the Internal Revenue Service to be so "qualified" under such Sections, as amended by the Tax Reform Act of 1986, and OSI knows of no fact which would adversely affect the qualified status of any such OSI Employee Benefit Plan and its related trust.

    (e) Except as set forth in Section 3.11(e) of the OSI Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will solely, or in connection with any other event, (i) increase any benefits otherwise payable under any OSI Employee Benefit Plan, or (ii) result in the acceleration of the time of payment or vesting of any such benefits. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment becoming due, or increase the compensation due, to any current or former employee or director of OSI or any of its subsidiaries.

    (f) Except as set forth in Section 3.11(f) of the OSI Disclosure Schedule, none of the OSI Employee Benefit Plans provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or as may be offered as individual conversion rights.

    (g) There is no litigation or administrative or other proceeding involving any OSI Employee Benefit Plan nor has OSI or any of its subsidiaries received notice that any such proceeding is threatened, in each case that would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI. Neither OSI nor any of its subsidiaries has incurred, nor, to OSI's knowledge, assuming a withdrawal as of the Effective Time, would be likely to incur any withdrawal liability with respect to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) which remains unsatisfied in an amount which would have a Material Adverse Effect on OSI. The termination of, or withdrawal from, any multiemployer plan to which OSI or any of its subsidiaries contributes, on or prior to the Effective Time, will not subject OSI or any of its subsidiaries to any liability under Title IV of ERISA that would have a Material Adverse Effect on OSI.

    3.12  LABOR AND EMPLOYMENT MATTERS.

    (a) Section 3.12(a) of the OSI Disclosure Schedule sets forth a list of all labor or collective bargaining agreements to which OSI or any subsidiary of OSI is party and all employment or severance compensation agreements with respect to employees receiving annual compensation in excess of $100,000. Except as set forth in Section 3.12(a) of the OSI Disclosure Schedule, (i) there are no labor or collective bargaining agreements which pertain to employees of OSI or its subsidiaries, there are no employment or severance agreements with respect to employees of OSI or its subsidiaries receiving annual compensation in excess of $100,000 and (ii) neither OSI nor any of its subsidiaries is a party to or bound by any agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the (x) consummation of the transactions contemplated hereby or (y) the termination of such employment or consulting following such consummation. OSI has heretofore made available to Infinity true and complete copies of the agreements listed on Section 3.12(a) of the OSI Disclosure Schedule, together with all amendments, modifications, supplements and side letters affecting the duties, rights and obligations of any party thereunder.

    (b) Except as set forth in Section 3.12(b) of the OSI Disclosure Schedule, no employees of OSI or any of its subsidiaries are represented by any labor organization. No labor organization or group of employees of OSI or any of its subsidiaries has made a pending demand for recognition or certification; and, to OSI's knowledge, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To OSI's knowledge, there are no organizing activities involving OSI or its subsidiaries pending with any labor organization or group of employees of OSI or any of its subsidiaries.

    (c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI,

        (i) there are no unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of OSI or its subsidiaries;

        (ii) there are no complaints, charges or claims against OSI or its subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by OSI or its subsidiaries; and

        (iii) OSI and each of its subsidiaries is in compliance with all Laws relating to the employment of labor, including all such Laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes. OSI and each of its subsidiaries has complied with the Workers Adjustment and Retraining Notification Act (or any similar state or local law) and has not incurred any liabilities or obligations in connection therewith which remain outstanding.

    3.13  ENVIRONMENTAL MATTERS.

    (a)  As used in this Agreement:

        (i) "ENVIRONMENTAL COSTS AND LIABILITIES" means any and all losses, liabilities, obligations, damages (including compensatory, punitive and consequential damages), fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and clean up, remove, treat, or in any other way address any Hazardous Materials (as hereinafter defined)) arising from, under or pursuant to any Environmental Law (as hereinafter defined);

        (ii) "ENVIRONMENTAL LAW" means any applicable federal, state, local or foreign Law (including common Law), statute, rule, regulation, ordinance, decree or other legal requirement relating to the protection of natural resources, the environment and public and employee health and safety or pollution or the release or exposure to Hazardous Materials (as hereinafter defined) and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section6901 et seq.), the Clean Water Act (33 U.S.C. Section1251 et seq.), the Clean Air Act (33 U.S.C. Section7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section651 et seq.) ("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such Laws have been and may be amended or supplemented through the Closing Date;

        (iii) "HAZARDOUS MATERIAL" means any substance, material or waste which is regulated, classified or otherwise characterized as hazardous, toxic, pollutant, contaminant or words of similar meaning or regulatory effect by any Governmental Entity or the United States, and includes, without limitation, petroleum, petroleum by-products and wastes, asbestos and polychlorinated biphenyls;

        (iv) "RELEASE" means any release, spill, effluent, emission, leaking pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its subsidiaries; and

        (v) "REMEDIAL ACTION" means all actions, including, without limitation, any capital expenditures, required by a Governmental Entity or required under or taken pursuant to any Environmental Law, or voluntarily undertaken to (A) clean up, remove, treat, or in any other way, ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or
    (D) bring the applicable party into compliance with any Environmental Law.

    (b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI, or as set forth in Section 3.13 of the OSI Disclosure Schedule:

        (i) The operations of OSI and its subsidiaries have been and, as of the Closing Date, will be, in compliance with all Environmental Laws, except for noncompliance that does not and would not reasonably be expected to result in OSI and its subsidiaries incurring Environmental Costs and Liabilities, and OSI is not aware of any facts, circumstances or conditions, which without significant capital expenditures, would prevent compliance in the future;

        (ii) OSI and its subsidiaries have obtained and will, as of the Closing Date, maintain all permits, authorizations, licenses or similar approvals required under applicable Environmental Laws for the continued operations of their respective businesses;

        (iii) OSI and its subsidiaries are not subject to any outstanding written orders or contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

        (iv) OSI and its subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liabilities (real or potential), under any Environmental Law;

        (v) Neither OSI nor any of its subsidiaries has any contingent liability in connection with the Release of any Hazardous Material (whether on-site or off-site);

        (vi) Except in compliance with Environmental Law, the operations of OSI or its subsidiaries do not involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent;

        (vii) Except in compliance with Environmental Law, there is not now, nor to OSI's knowledge, has there been in the past, on or in any property of the Company or its subsidiaries any of the following: (A) any underground storage tanks (except those which have completed or are presently undergoing remediation) or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls; and

        (viii) No judicial or administrative proceedings are pending or, to OSI's knowledge, threatened against OSI and its subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law and there are no investigations pending or, to OSI's knowledge, threatened against OSI or any of its subsidiaries under Environmental Laws.

    (c) None of the exceptions set forth in Section 3.13 of the OSI Disclosure Schedule are reasonably likely to result in OSI and its subsidiaries incurring Environmental Costs and Liabilities which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI.

    (d) OSI has made available to Infinity copies of all environmentally related assessments, audits, investigations, sampling or similar reports relating to OSI or its subsidiaries or any real property currently or formerly owned, operated or leased by or for OSI and its subsidiaries.

    3.14  TAXES.  Except as disclosed in Section 3.14 of the OSI Disclosure
Schedule:

        (a) Each of OSI and its subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all Tax Returns (as hereinafter defined) required to be filed by it, and all such filed Tax Returns are true, complete and accurate, except for any failure to file any Tax Return or for any inaccuracy with respect to any Tax Return that has been filed which would not have, individually or in the aggregate, a Material Adverse Effect on OSI. All Taxes shown to be due on such Tax Returns have been timely paid.

        (b) The most recent financial statements contained in the OSI SEC Reports reflect an adequate reserve for all Taxes payable by OSI and its subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. To the best knowledge of OSI, no deficiency in excess of $100,000 with respect to Taxes has been proposed, asserted or assessed against OSI or any subsidiary of OSI. No material liens for Taxes exist with respect to any asset of OSI or any subsidiary of OSI, except for statutory liens for Taxes not yet due.

        (c) The Federal income Tax Returns of OSI and each subsidiary of OSI have been examined by and settled with the United States Internal Revenue Service (or the applicable statute of limitations has expired) for all years through 1994, and the material state income and franchise Tax Returns and the foreign Tax Returns of OSI and each subsidiary have been examined by and settled with the applicable Tax authorities for the years specified in
    Section 3.14(c) of the OSI Disclosure Schedule. All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

        (d) Neither OSI nor any subsidiary of OSI has any obligation under any agreement (either with any person or any Tax authority) with respect to Taxes, except for any agreements which would not have, individually or in the aggregate, a Material Adverse Effect on OSI.

        (e) Neither OSI nor any subsidiary of OSI has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code.

        (f) No audit or other administrative or court proceedings in which the total proposed adjustments to net income exceed $300,000 are pending with respect to Federal, state or foreign income or franchise Taxes of OSI or any subsidiary of OSI and no written notice thereof has been received.

        (g) No claim in writing has been made by a Tax authority in a jurisdiction where neither OSI nor any subsidiary of OSI files Tax Returns that OSI or any subsidiary is or may be subject to taxation in that jurisdiction.

        (h) Neither OSI nor any subsidiary of OSI is a party to any contract, agreement or other arrangement which provides for the payment of any amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code.

        (i) OSI has made available to Infinity true and complete copies of (i) all Federal, state and foreign income and franchise Tax Returns of OSI and its subsidiaries for the preceding three

    Taxable years and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to Taxes of OSI or any subsidiary.

        (j)  No subsidiary of OSI owns any Shares.

        (k) None of OSI or any of its subsidiaries has taken, agreed to take or will take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

        (l)  For purposes of this Agreement:

        "TAXES" includes all taxes, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes including all interest, penalties and additions imposed with respect to such amounts.

        "TAX RETURNS" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

    3.15  MATERIAL CONTRACTS.

    (a)  Section 3.15(a) of the OSI Disclosure Schedule (together with Section
3.12 of the OSI Disclosure Schedule) lists all contracts and agreements (and all material amendments, modifications and supplements thereto and all side letters to which OSI or any of its subsidiaries is a party materially affecting the obligations of any party thereunder) to which OSI or any of its subsidiaries or any of its subsidiaries is a party or by which any of its properties or assets are bound of the following types: (i) contracts and agreements for the sale of advertising or advertising services, or with advertising agencies or representatives, that contain exclusivity or "most favored nation" provisions or account, individually or in the aggregate for a series of related contracts, for net revenues per annum of OSI and its subsidiaries in excess of $2 million; (ii) contracts and agreements providing for a right of first refusal, first negotiation, "tag along" or "drag along" rights applicable to any capital stock of OSI or assets of OSI with an aggregate fair market value in excess of $500,000; (iii) partnership, joint venture or cooperative development agreements, involving an investment in excess of $500,000 or additional mandatory capital contributions in excess of $500,000; (iv) contracts and agreements providing for the acquisition, sale, or other disposition of material properties or assets of OSI or its subsidiaries or predecessors (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1995 and involving a purchase price in excess of $5 million; (v) contracts and agreements with any transit, transportation or similar authority or agreements with any Governmental Entity that account, individually or in the aggregate for a series of related contracts, for gross revenues per annum of OSI and its subsidiaries in excess of $5 million; (vi) promotion, marketing, sponsorship or similar arrangements involving annual payments in excess of $250,000; (vii) loan or credit agreements, mortgages, indentures, or other agreements or instruments evidencing indebtedness for borrowed money by OSI or any of its subsidiaries or any such agreement or instrument pursuant to which indebtedness for borrowed money may be incurred, including guaranties; (viii) contracts and agreements providing for the provision of any services, products or payments to or from any officer, director, or other affiliate of OSI or such officer, director or affiliate, and such contracts and agreements involving employees or their affiliates if payments in excess of $100,000 per annum are made to such employee or his affiliate under such contract; (ix) agreements that purport to limit, curtail or restrict the ability of OSI or any of its subsidiaries, or would restrict the ability of Infinity or any of its subsidiaries, to compete in any geographic area or line of business; and (x) all commitments and agreements to enter into any contracts or agreements relating to any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.1 hereof, the "MATERIAL CONTRACTS"). OSI has heretofore delivered or made available to Infinity true, correct and complete copies of all Material Contracts, except with respect to contracts listed in
Section 3.15(a)(i); where standard forms of OSI or advertising agency contracts are used.

    (b) Except as set forth in Section 3.15(b) of the OSI Disclosure Schedule and except as have not had would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI, (A) each of the Material Contracts, and (B) each lease of real property for outdoor structures, licenses, easements and other agreements for the placement, use, or construction of advertising displays including, without limitation, rights to locations on which structures have not yet been built (the matters described in this clause (B) being referred to herein as "REAL PROPERTY RIGHTS"), is valid and enforceable in accordance with its terms, and (i) there is no default under any contract or agreement to which OSI or any of its subsidiaries is a party or by which any of its properties or assets are bound, either by OSI or any of its subsidiaries or, to the knowledge of OSI, by any other party thereto, (ii) no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by OSI or any of its subsidiaries (including the consummation of the Merger) or, to the knowledge of OSI, any other party, and (iii) no party to any such contract or agreement has given notice to OSI or any of its subsidiaries or made a claim against OSI or any of its subsidiaries with respect to any breach or default thereunder.

    3.16 INSURANCE. OSI and its subsidiaries maintain adequate insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputations engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

    3.17  REAL PROPERTY.

    (a) Section 3.17(a) of the OSI Disclosure Schedule sets forth all of the real property owned in fee by OSI and its subsidiaries that is used for operating facilities or office space or, to the knowledge of OSI, is material to the conduct of the business of OSI and its subsidiaries, taken as a whole. Each of OSI and its subsidiaries has good and marketable title to each parcel of material real property owned by it and owns such real property free and clear of all Liens, except (i) Liens for Taxes and general and special assessments not in default and payable without penalty and interest, (ii) Liens created under the CIBC Credit Documents and (iii) other Liens which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI (collectively, "PERMITTED LIENS").

    (b) Section 3.17(b) of the OSI Disclosure Schedule sets forth all leases, subleases and other agreements under which OSI or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property used for operating facilities or office space or, to the knowledge of OSI, that is material to the conduct of the business of OSI and its subsidiaries, taken as a whole, except leases of real property used for advertising displays, which is covered by Section 3.15 (the "REAL PROPERTY LEASES"). Each of OSI and its subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except Permitted Liens.

    (c) Except as have not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Real Property Leases is valid and enforceable in accordance with its terms, and (i) there is no default under any Real Property Leases either by OSI or any of its subsidiaries or, to the knowledge of OSI, by any other party thereto, (ii) no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by OSI or any of its subsidiaries (including the consummation of the Merger) or, to the knowledge of OSI, any other party, and (iii) no party to any such contract or agreement has given notice to OSI or any of its subsidiaries of or made any claim against OSI or any of its subsidiaries with respect to any breach or default thereunder.

    3.18 TANGIBLE PROPERTY. With respect to the tangible properties and assets of OSI and its subsidiaries (excluding real property) that are material to the conduct of the business of OSI and its subsidiaries, OSI and its subsidiaries have good title to, or hold pursuant to valid and enforceable leases or licenses, all such properties and assets. With such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI, (i) all of the assets of OSI and its subsidiaries, including without limitation all advertising displays, have been maintained and repaired for their continued operation and are in good repair and condition and (ii) all advertising displays of OSI and its subsidiaries are located entirely on real property leased or owned by, or subject to a valid easement held by, OSI or its subsidiaries.

    3.19 INTELLECTUAL PROPERTY. Subject to such exceptions which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on OSI, OSI and its subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights copyrights service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of OSI and its subsidiaries as currently conducted or as contemplated to be conducted and OSI is not aware of any assertion or claim challenging the validity or enforceability of any of the foregoing which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on OSI. Subject to such exceptions as have not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there have been no claims made or notices that the conduct of OSI's business has infringed the intellectual property rights of any third party.

    3.20 YEAR 2000. The latest Filed OSI SEC Report accurately describes OSI's year 2000 compliance program and the state of year 2000 readiness of OSI's Computer Programs (as hereinafter defined). To OSI's knowledge, there are no facts or circumstances that would reasonably be expected to render OSI unable to complete its Year 2000 compliance program as outlined in the latest Filed OSI SEC Report. OSI has not received written notice from any customer, supplier or financial institution that such party expects its operations to be disrupted as a result of Computer Programs failures due to Year 2000 problems, which disruption, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on OSI.

    For the purposes of this Agreement, "COMPUTER PROGRAMS" means (i) any and all computer software programs, including all source and object code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) billing, reporting, and other management information systems; (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing;
(v) all content contained on any Internet site(s); and (vi) all documentation, including user manuals and training materials, relating to any of the foregoing.

    3.21 ABSENCE OF QUESTIONABLE PAYMENTS. Neither OSI nor any of its subsidiaries nor, to OSI's knowledge, any director, officer, agent, employee or other person acting on behalf of OSI or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither OSI nor any of its subsidiaries nor, to OSI's knowledge, any director, officer, agent, employee or other person acting on behalf of OSI or any of its subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures. To OSI's knowledge, OSI and each of its subsidiaries which is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

    3.22 OPINION OF FINANCIAL ADVISOR. BT Alex Brown & Sons, Inc. (the "OSI FINANCIAL ADVISOR") has delivered to the OSI Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of Shares from a financial point of view, and such opinion has not been withdrawn or adversely modified.

    3.23 BROKERS. No broker, finder or investment banker (other than the OSI Financial Advisor, a true and correct copy of whose engagement agreement has been provided to Infinity) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of OSI or any of its affiliates.

    3.24 TAKEOVER STATUTES; DISSENTERS' RIGHTS. OSI has taken all action required to be taken by it in order to exempt this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stockholders' Agreement and the transactions contemplate hereby and thereby (the "COVERED TRANSACTIONS") are exempt from, (i) the requirements of Section 203 of the DGCL, (ii) to the knowledge of OSI, any "moratorium", "control share", "fair price", "affiliate transaction", "business combination", or other anti-takeover Laws of any state (collectively, "TAKEOVER STATUTES") or
(iii) any anti-takeover provision in OSI's certificate of incorporation. Holders of Shares do not have dissenters' rights in connection with the Merger.

                                   ARTICLE 4
        REPRESENTATIONS AND WARRANTIES OF INFINITY AND BURMA ACQUISITION

    Infinity and Burma Acquisition hereby represent and warrant to the Company as follows:

    4.1  ORGANIZATION AND QUALIFICATION.

    (a) Each of Infinity and its subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Each of Infinity and its subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified and in good standing has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Infinity.

    (b) Except as set forth in Section 4.1(b) of the Infinity Disclosure Schedule, Infinity has no subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other material investment in any other entity.

    4.2  CAPITALIZATION OF INFINITY AND ITS SUBSIDIARIES.

    (a) The authorized capital stock of Infinity consists of (i) 2,000,000,000 shares of Infinity Common Stock, (ii) 2,000,000,000 shares of Class B Common Stock, par value $.01 per share (the "CLASS B COMMON STOCK", and (iii) 50,000,000 shares of Preferred Stock, par value $.01 per share (the "INFINITY PREFERRED STOCK"). As of May 25, 1999, 155,250,000 shares of Infinity Common Stock, 700,000,000 shares of Class B Common Stock and no shares of Infinity Preferred Stock were issued and outstanding. As of May 25, 1999, options to acquire 5,424,028 shares of Infinity Common Stock were outstanding. As of March 31, 1999, 22,500,000 shares of Infinity Common Stock were reserved for issuance under Infinity's employee and director stock plans and 700,000,000 shares of Infinity Common Stock were reserved for issuance upon conversion of shares of Class B Common Stock. All the outstanding shares of Infinity Common Stock are, and all shares to be issued as part of the Merger Consideration will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth above in this Section 4.2(a), as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Infinity, (ii) no securities of Infinity or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Infinity, (iii) no options or other rights to acquire from Infinity or its subsidiaries, and no obligations of Infinity or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Infinity, and (iv) no equity equivalents, or interests in the ownership or earnings, of Infinity or other similar rights (including stock appreciation rights) (collectively, "INFINITY SECURITIES"). Except as set forth in Article Twelfth of Infinity's Certificate of Incorporation, there are no outstanding obligations of Infinity or its subsidiaries to repurchase, redeem or otherwise acquire any Infinity Securities. Except as set forth in Section 4.2(a) of the Infinity Disclosure Schedule, there are no shareholder agreements, voting trusts or other agreements or understandings to which Infinity is a party or to which it is bound relating to the voting of any shares of capital stock of Infinity.

    (b) Except as set forth in Section 4.2(b) of the Infinity Disclosure Schedule, all of the outstanding capital stock of Infinity's subsidiaries is owned by Infinity, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). Except as set forth in Section 4.2(b) of the Infinity Disclosure Schedule, there are no securities of Infinity or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Infinity or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of Infinity. Except as set forth in Section 4.2(b) of the Infinity Disclosure Schedule, there are no outstanding contractual obligations of Infinity or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Infinity, except for redemption provisions contained in the certificate of incorporation of certain subsidiaries similar to Article Twelfth of Infinity's Certificate of Incorporation.

    4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Infinity and Burma Acquisition have all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Infinity and Burma Acquisition, and by Infinity as the sole stockholder of Burma Acquisition, and no other corporate proceedings on the part of Infinity or Burma Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the issuance of the Infinity Common Stock in the Merger (the "SHARE ISSUANCE"), the approval of such issuance by A majority of the VOTES CAST BY HOLDERS OF Infinity Common Stock and Class B Common Stock PRESENT IN PERSON OR BY PROXY AT A MEETING, voting as one class (the "INFINITY REQUISITE VOTE")). This Agreement has been duly and validly executed and delivered by each of Infinity and Burma Acquisition and constitutes a valid, legal and binding agreement each of Infinity and Burma Acquisition, enforceable against Infinity and Burma Acquisition, respectively, in accordance with its terms.

    4.4  SEC REPORTS; FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES.

    (a) Infinity has filed all required forms, reports and documents with the SEC since January 1, 1999 and the final prospectus dated December 9, 1998 (the "INFINITY SEC REPORTS"), each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such Infinity SEC Reports were filed. None of the Infinity SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Infinity included in the Infinity SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect on the dates such Infinity SEC

Reports were filed, and fairly present, in all material respects and in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Infinity and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which are not expected to be material).

    (b) Except as and to the extent disclosed or reflected in the Infinity SEC Reports filed prior to the date of this Agreement (the "FILED INFINITY SEC REPORTS"), neither Infinity nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether due or to become due or asserted or unasserted which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Infinity.

    4.5  INFORMATION SUPPLIED.

    (a) None of the information supplied or to be supplied by Infinity for inclusion in the Proxy Statement will, at the date mailed to stockholders of OSI and at the time of the meeting of stockholder of OSI to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event with respect to Infinity, its officers and directors or any of its subsidiaries should occur which is required to be described in the Proxy Statement (or an amendment or supplement thereto), Infinity shall promptly so advise OSI.

    (b) Neither the S-4 nor any amendment thereto will at the time it becomes effective under the Securities Act or at the Effective Time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information statement relating to the meeting of Infinity's stockholders to be held in connection with the Share Issuance, including any amendment thereof or supplement thereto (the "INFORMATION STATEMENT"), will not, at the date mailed to stockholders of Infinity and at the time of the meeting of stockholders of Infinity to be held in connection with the Share Issuance, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made by Infinity in this Section 4.5 with respect to statements made or incorporated by reference therein based on information supplied by OSI or any of its subsidiaries for inclusion or incorporation by reference in the S-4 or the Information Statement. The S-4 will comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder and the Information Statement will comply as to form in all material respects with the applicable provisions, of the Exchange Act and the rules and regulations thereunder.

    4.6 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the New York Stock Exchange, Inc. (the "NYSE"), the HSR Act, the Canada Act, the Comision Federal de Competencia of Mexico and the filing and recordation of a certificate of merger as required by the DGCL (the "INFINITY REQUIRED APPROVALS"), no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Infinity and Burma Acquisition of this Agreement or the consummation by Infinity and Burma Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Infinity. Subject to obtaining the of the Infinity Required Approvals, neither the execution, delivery and performance of this Agreement by Infinity and Burma Acquisition nor the consummation by Infinity and Burma Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of Infinity or any of Infinity's subsidiaries,
(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Infinity or any of Infinity's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any Law, applicable to Infinity or any of Infinity's subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Infinity.

    4.7 NO DEFAULT. None of Infinity or its subsidiaries is in default or violation (and no event has occurred which with or without due notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its certificate or articles of incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Infinity or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any, Law, applicable to Infinity, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Infinity.

    4.8 ABSENCE OF CHANGES. Except as and to the extent disclosed by Infinity in the Filed Infinity SEC Reports, from January 1, 1999 through the date of this Agreement, Infinity and its subsidiaries have conducted their business in all material respects in the ordinary and usual course consistent with past practices and there has not been:

        (a) any event, change, occurrence, development or state of circumstances or facts which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Infinity;

        (b) except as set forth in Section 4.8(b) of the Infinity Disclosure Schedule, any issuance, sale or delivery, or commitment to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance or sale of shares of Infinity Common Stock pursuant to outstanding options granted prior to January 1, 1999;

        (c) except as set forth in Section 4.8(c) of the Infinity Disclosure Schedule, any amendment of any term of any outstanding security of Infinity or any subsidiary;

        (d) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Infinity, or any repurchase, redemption or other acquisition by Infinity or any subsidiary of any Infinity securities;

        (e) any material change in any method of accounting or accounting principles or practice (for financial accounting or tax purposes) by Infinity or any subsidiary, except for any such change required by reason of a change in GAAP.

    4.9 LITIGATION. Except as disclosed by Infinity in the Filed Infinity SEC Reports, and as set forth in Section 4.9 of the Infinity Disclosure Schedule,
(i) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Infinity, threatened against Infinity or any of its subsidiaries or any of their respective properties or assets and (ii) none of Infinity or its subsidiaries is subject to any outstanding judgment, order, writ, injunction or decree which (in the case of (i) or

(ii) would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Infinity.

    4.10 COMPLIANCE WITH APPLICABLE LAW. Except as disclosed by Infinity in the Filed Infinity SEC Reports or as set forth in Section 4.10 of the Infinity Disclosure Schedule and for failures which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Infinity, (i) Infinity and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "INFINITY PERMITS"), (ii) Infinity and its subsidiaries are in compliance with the terms of Infinity Permits, (iii) the businesses of Infinity and its subsidiaries are not being conducted in violation of any Law of any Governmental Entity and (iv) no investigation or review by any Governmental Entity with respect to Infinity or its subsidiaries is pending or, to the knowledge of Infinity, threatened, nor, to the knowledge of Infinity, has any Governmental Entity indicated an intention to conduct the same.

    4.11  EMPLOYEE PLANS.

    (a) Section 4.11(a) of the Infinity Disclosure Schedule lists all "employee benefit plans," as defined in Section 3(3) of ERISA and lists by country (whether or not covered by ERISA) all other employee benefit plans or other benefit arrangements, including but not limited to all bonus and other incentive compensation, deferred compensation, disability, retention, salary continuation, severance, stock and stock-related award, stock option, stock purchase, or other plans which Infinity or any of its subsidiaries maintains, is a party to, contributed to or has any obligation to or liability for in respect of current or former employees and directors whether domestic or international (each, an "INFINITY EMPLOYEE BENEFIT PLAN" and collectively, the "INFINITY EMPLOYEE BENEFIT PLANS"). None of the Infinity Employee Benefit Plans other than a "multiemployer plan" (within the meaning of section 3(37) of ERISA) is subject to Title IV of ERISA.

    (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Infinity, (i) all payments required to be made by or under any Infinity Employee Benefit Plan, any related trusts, insurance policies or ancillary agreements, or any collective bargaining agreement have been timely made, (ii) Infinity and its subsidiaries have performed all obligations required to be performed by them under any Infinity Employee Benefit Plan, (iii) the Infinity Employee Benefit Plans have been administered and are in compliance in all respects with their terms and the requirements of ERISA, the Code and other applicable Laws, (iv) except as set forth in Section 4.11(b) of the Infinity Disclosure Schedule, there are no actions, suits, arbitrations or claims (other than routine claims for benefits) pending or, to the knowledge of Infinity, threatened with respect to any Infinity Employee Benefit Plan and (v) there are no audits, investigations or other inquiries pending or threatened by the IRS or the Department of Labor with respect to any Infinity Employee Benefit Plan.

    (c) Each Infinity Employee Benefit Plan and its related trust which are intended to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Code, respectively, have been determined by the Internal Revenue Service to be so "qualified" under such Sections, as amended by the Tax Reform Act of 1986, and Infinity knows of no fact which would adversely affect the qualified status of any such Infinity Employee Benefit Plan and its related trust.

    (d) Except as set forth in Section 4.11(d) of the Infinity Disclosure Schedule, none of the Infinity Employee Benefit Plans provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or as may be offered as individual conversion rights.

    (e) There is no litigation or administrative or other proceedings involving an Infinity Employee Benefit Plan nor has Infinity or any of its subsidiaries received notice that any such proceeding is threatened, in each case that would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Infinity. Neither Infinity nor any of its subsidiaries has incurred, nor, to Infinity's knowledge, assuming a withdrawal as of the Effective Time, would be likely to incur any withdrawal liability with respect to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) which remains unsatisfied in an amount which would have a Material Adverse Effect on Infinity. The termination of, or withdrawal from, any multiemployer plan to which Infinity or any of its subsidiaries contributes, on or prior to the Effective Time, will not subject Infinity or any of its subsidiaries to any liability under Title IV of ERISA that would have a Material Adverse Effect on Infinity.

    4.12  TAXES.  Except as disclosed in Section 4.12 of the Infinity Disclosure
Schedule:

        (a) Each of Infinity and its subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all Tax Returns (as hereinafter defined) required to be filed by it, and all such filed Tax Return are true, complete and accurate, except for any failure to file any Tax Return or for any inaccuracy with respect to any Tax Return that has been filed which would not have, individually or in the aggregate, a Material Adverse Effect on Infinity. All Taxes shown to be due on such Tax Returns have been timely paid.

        (b) The most recent financial statements contained in the Infinity SEC Reports reflect an adequate reserve for all Taxes payable by Infinity and its subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. To the best knowledge of Infinity, no deficiency in excess of $100,000 with respect to Taxes has been proposed, asserted or assessed against Infinity or any subsidiary of Infinity. No material liens for Taxes exist with respect to any asset of Infinity or any subsidiary of Infinity, except for statutory liens for Taxes not yet due.

        (c) The Federal and state income Tax Returns and state franchise tax returns of Infinity and each subsidiary of Infinity have not been examined by the applicable Tax authorities (or the applicable statute of limitations has expired). All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

        (d) Neither Infinity nor any subsidiary of Infinity has any obligation under any agreement (either with any person or any Tax authority) with respect to Taxes, except for any such agreements which would not have, individually or in the aggregate, a Material Adverse Effect on Infinity.

        (e) No audit or other administrative or court proceedings in which the total proposed adjustments to net income exceed $300,000 are pending with respect to Federal or state income or franchise Taxes of Infinity or any subsidiary of Infinity and no notice thereof has been received.

        (f) No claim has been made by a Tax authority in a jurisdiction where neither Infinity nor any subsidiary of Infinity files Tax Returns that Infinity or any subsidiary is or may be subject to taxation in that jurisdiction.

        (g) None of Infinity or any of its subsidiaries has taken, agreed to take or will take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

    4.13 NO PRIOR ACTIVITIES. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Burma Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any time or kind whatsoever or entered into any agreement or arrangement with any person.

    4.14 ABSENCE OF QUESTIONABLE PAYMENTS. Neither Infinity nor any of its subsidiaries nor, to Infinity's knowledge, any director, officer, agent, employee or other person acting on behalf of Infinity or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither Infinity nor any of its subsidiaries nor, to Infinity's knowledge, any director, officer, agent, employee or other person acting on behalf of Infinity or any of its subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures. To Infinity's knowledge, Infinity and each of its subsidiaries which is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

    4.15 BROKERS. No broker, finder or investment banker (other than Chase Securities Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Infinity or any of its affiliates.

    4.16 CONTRACTS. Except as set forth in Section 4.16 of the Infinity Disclosure Schedule, each of the material contracts and agreements to which Infinity or any of its subsidiaries is a party or by which any of its properties or assets are bound, is valid and enforceable in accordance with its terms, and
(i) there is no default under any contract or agreement to which Infinity or any of its subsidiaries is a party or by which any of its properties or assets are bound, either by Infinity or any of its subsidiaries or, to the knowledge of Infinity, by any other party thereto, (ii) no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Infinity or any of its subsidiaries (including the consummation of the Merger) or, to the knowledge of Infinity, any other party, and (iii) no party to any such contract or agreement has given notice to Infinity or any of its subsidiaries or made a claim against Infinity or any of its subsidiaries with respect to any breach or default thereunder, in any such case in which such default or event has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Infinity.

                                   ARTICLE 5
                                   COVENANTS

    5.1 CONDUCT OF BUSINESS OF OSI. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, OSI will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, OSI shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Infinity:

        (a) amend its certificate or articles of incorporation or bylaws (or other similar governing instrument);

        (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance or sale of shares of OSI Common Stock pursuant to outstanding options or other equity rights granted prior to the date hereof under the OSI Option Plans;

        (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (except that any wholly owned subsidiary of OSI may pay a dividend or other distribution to OSI or any wholly owned subsidiary of OSI), make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries;

        (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of OSI or any of its subsidiaries (except that OSI and/or any subsidiary of OSI may adopt a plan of merger in connection with a merger of any subsidiary of OSI into OSI or other subsidiary of OSI);

        (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of OSI or any of its subsidiaries, except for any such alteration with respect to any subsidiary of OSI which would not decrease the ownership interest of OSI in such subsidiary and which would not reasonably be expected to have a Material Adverse Effect on OSI;

        (f) except as may be required by Law, (i) enter into, adopt or amend (other than immaterial amendments in the ordinary course of business) or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, except for grants of severance or termination pay to employees (but not officers or directors) in the ordinary course of business consistent with past practice; or (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to OSI, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof;

        (g) except in the ordinary course of business consistent with past practice, hire or retain any individual as an employee of or consultant to OSI or any subsidiary of OSI;

        (h) except in the ordinary course of business consistent with past practice, enter into, renew or modify any agreement which, if in effect on the date hereof, would have been required to be disclosed in Section 3.15 of the OSI Disclosure Schedule or any Real Property Rights; PROVIDED, that notwithstanding the foregoing, Infinity shall have the right to consent to any amendment to the CIBC Credit Documents or the OSI Indentures;

        (i) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices (whether for financial accounting or tax purposes) used by it;

        (j) revalue any of its assets, including, without limitation, writing up or down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

        (k) make or revoke any Tax election or settle or compromise any Tax liability material to OSI and its subsidiaries taken as a whole, or change (or make a request to any Taxing authority to change) any material aspect of its method of accounting for Tax purposes;

        (l) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements as of March 31, 1999 (or the notes thereto) of OSI and its subsidiaries or incurred in the ordinary course of business consistent with past practice;

        (m) settle or compromise any pending or threatened suit, action or claim, which settlement involves equitable relief or a payment in excess of $500,000 individually or $500,000 in the aggregate, which is not covered by insurance or is covered by insurance which contains a retroactive premium adjustment, or initiate or join any material suit, action or claim;

        (n) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and in amounts not material to OSI and its subsidiaries, taken as a whole, and except for obligations of wholly owned subsidiaries of OSI; (iii) except as set forth in Section 5.1(n) of the OSI Disclosure Schedule, make any loans, advances or capital contributions to, or, except for immaterial investments in the ordinary course of business consistent with past practice, investments in, any other person (other than to wholly owned subsidiaries of OSI or OSI, with respect to its subsidiaries, or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of OSI or its subsidiaries; or (v) mortgage or pledge any of its assets, tangible or intangible, or create or, except pursuant to the CIBC Credit Documents and except for Permitted Liens, suffer to exist any Lien thereupon;

        (o) (i) sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to OSI and its subsidiaries, taken as a whole; or (ii) enter into any commitment or transaction outside the ordinary course of business;

        (p) (i) except as set forth in Section 5.1(p) of the OSI Disclosure Schedule or otherwise disclosed by OSI in writing to Infinity on or prior to the date hereof, acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein, or any assets, for consideration in excess of $10 million individually or in the aggregate;
    (ii) authorize any capital expenditure or expenditures which, in the aggregate, are in excess of the amounts therefor set forth in the OSI 1999 capital expenditure budget delivered to Infinity prior to the date hereof (which provides for aggregate capital expenditures of up to $40 million for 1999); or (iii) enter into any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder or amend any contract, commitment or arrangement in a way that could reasonably be expected to hinder the transactions contemplated by this Agreement;

        (q) take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Code; or

        (r) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(q) or any action which would make any of the representations or warranties of OSI contained in this Agreement untrue or incorrect.

    5.2 CONDUCT OF BUSINESS OF INFINITY. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, Infinity and its subsidiaries shall conduct their respective operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, Infinity shall not, and shall not permit its subsidiaries to, without the prior written consent of OSI:

        (a) amend its certificate or articles of incorporation or bylaws (or other similar governing instrument) in a manner which adversely affects the rights, powers and preferences of the Infinity Common Stock;

        (b) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Infinity or any of its subsidiaries (except that Infinity and/or any subsidiary of Infinity may adopt a plan of merger in connection with (i) a merger of any subsidiary of Infinity into Infinity or another subsidiary of Infinity or (ii) an acquisition or disposition of a business or assets, except for any such acquisition or disposition which would have a Material Adverse Effect on Infinity);

        (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (except that any wholly owned subsidiary of Infinity may pay a dividend or other distribution to Infinity or any wholly owned subsidiary of Infinity), make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries, EXCEPT FOR REPURCHASES BY INFINITY OF SHARES OF INFINITY CLASS A COMMON STOCK WITH A MARKET VALUE (BASED ON THE PURCHASE PRICE THEREOF) OF UP TO $1.0 BILLION AT PREVAILING MARKET PRICES PURSUANT TO A STOCK REPURCHASE PROGRAM APPROVED BY THE INFINITY BOARD OF DIRECTORS AND PUBLICLY ANNOUNCED BY PRESS RELEASE OR FILING WITH THE SEC;

        (d) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of Infinity or any of its subsidiaries, except for any such alteration which would not reasonably be expected to have a Material Adverse Effect on Infinity;

        (e) take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Code; or

        (f) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.2(a) through 5.2(e) or any action which would make any of the representations or warranties of Infinity contained in this Agreement untrue or incorrect.

    5.3  PREPARATION OF S-4 AND THE PROXY STATEMENT.

    (a) OSI and Infinity will, as promptly as practicable, prepare and file with the SEC the Proxy Statement in connection with the vote of the stockholders of OSI with respect to the Merger and the Information Statement in connection with the vote of the stockholders of Infinity with respect to the Share Issuance.

    (b) Infinity will, as promptly as practicable, prepare and, following receipt of notification from the SEC that it has no further comments on the Proxy Statement or Information Statement, file with the SEC the S-4 in connection with the registration under the Securities Act of the shares of Infinity Common Stock issuable upon conversion of the Shares and the other transactions contemplated hereby. OSI will have a reasonable opportunity to review the S-4 and any amendments thereto prior to the filing thereof with the SEC.

    (c) Infinity and OSI will, and will cause their accountants and lawyers to, use all reasonable best efforts to have or cause the S-4 declared effective as promptly as practicable after it is filed, and will take any other action required or necessary to be taken under federal or state securities Laws or otherwise in connection with the registration process. OSI will use its reasonable best efforts to cause the Proxy Statement to be mailed and Infinity will use its reasonable best efforts to cause the Information Statement to be mailed, each to its respective shareholders at the earliest practicable date after the S-4 shall become effective.

    5.4  STOCKHOLDER MEETINGS.

    (a) OSI shall call a meeting of its stockholders (the "OSI STOCKHOLDERS MEETING") to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger, and shall use its reasonable best efforts to cause such stockholders' meeting to be held within forty-five (45) days after the date on which the S-4 is declared effective by the SEC. OSI agrees that its obligations pursuant to the first sentence of this Section 5.4(a) shall not be affected by the commencement, public proposal, public disclosure or communication to OSI of any Acquisition Proposal (as defined in Section 5.5). The OSI Board will recommend to its stockholders approval of this Agreement and the Merger and, except as permitted by Section 5.5(b), the OSI Board shall not withdraw, amend or modify in a manner adverse to Infinity such recommendation (or announce publicly its intention to do so). Notwithstanding the foregoing, regardless of whether the OSI Board has withdrawn, amended or modified its recommendation that its stockholders approve and adopt this Agreement and the Merger, unless this Agreement has been terminated pursuant to the provisions of
Article 7, OSI shall be required to hold the OSI Stockholders Meeting.

    (b) Infinity shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the Share Issuance, and shall use its reasonable best efforts to cause such stockholders' meeting to be held within forty-five (45) days after the date on which the S-4 is declared effective by the SEC. The Board of Directors of Infinity will recommend to its stockholders approval of the Share Issuance.

    (c) OSI and Infinity shall coordinate and cooperate with respect to the timing of such stockholders' meetings and shall use their reasonable efforts to hold such meetings on the same day.

    5.5  NO SOLICITATION.

    (a) From the date hereof until the termination hereof and except as expressly permitted by the following provisions of this Section 5.5, OSI will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, OSI or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined in Section 5.5(c)), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to OSI or any of its subsidiaries, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (iii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of OSI, or (iv) enter into any agreement with respect to an Acquisition Proposal (other than a confidentiality agreement as described below); provided, however, that nothing contained in this Section 5.5(a) shall prohibit the OSI Board from furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide written offer or proposal that constitutes an Acquisition Proposal if, and only to the extent that (A) such action is taken prior to the date on which the OSI Requisite Vote is obtained,
(B) the OSI Board, after consultation with and based upon the advice of outside legal counsel, determines in good faith that such action is necessary for the OSI Board to comply with its fiduciary duties to OSI stockholders under applicable Law, (C) the OSI Board determines in good faith, after consultation with an independent, nationally recognized financial advisor, that such Acquisition Proposal, if accepted, constitutes, or is reasonably likely to lead to, a Superior Proposal (as hereinafter defined), and (D) prior to taking such action, OSI (x) provides reasonable notice to Infinity to the effect that it is taking such action and (y) receives from such person an executed confidentiality/ standstill agreement in reasonably customary form and in any event containing terms at least as stringent as those contained in the Confidentiality Agreement (as defined in Section 5.7(d)) as of the date of its execution (it being understood that such person shall not be released from the standstill obligations set forth therein solely due to the existence of this Agreement or any modification of this Agreement proposed by Infinity). For purposes of this Agreement, "SUPERIOR PROPOSAL" means a bona fide written Acquisition Proposal on terms which a majority of the members of the OSI Board determine in their good faith judgment (after consultation with an independent, nationally-recognized financial advisor) and after taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal, the person making the proposal, the strategic benefits to be derived from the Merger and the long-term prospects of Infinity and its subsidiaries, to be more favorable from a financial point of view to the Company's stockholders than the Merger, and for which the members of the OSI Board determine in their good faith judgment (after such consultation) that financing, to the extent required, is then committed or reasonably available. Prior to providing any information to or entering into discussions or negotiations with any person in connection with an Acquisition Proposal by such person, OSI shall notify Infinity of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable after its receipt thereof, and shall thereafter inform Infinity on a prompt basis of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal. Immediately after the execution and delivery of this Agreement, OSI will, and will cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal and shall promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 5.5(a).

    (b) The OSI Board will not withdraw or modify or propose to withdraw or modify, in a manner adverse to Infinity, its approval or recommendation of this Agreement or the Merger unless (i) OSI has complied with the terms of Section 5.5(a), (ii) a Superior Proposal is pending at the time the OSI Board determines to take any such action, and (iii) the OSI Board, after consultation with and based upon the advice of outside legal counsel, determines in good faith that such action is necessary for OSI to comply with the fiduciary duties to OSI stockholders under applicable Law; provided, however, the OSI Board may not approve or recommend an Acquisition Proposal (and in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) unless such an Acquisition Proposal is a Superior Proposal (and OSI shall have first complied with its obligations set forth in Section 7.3(a) and the time period referred to in the last sentence of Section 7.3(a) has expired) and unless it shall have first consulted with outside legal counsel and have determined, based upon such advice, that such action is necessary for the OSI Board to comply with its fiduciary duties to OSI stockholders. Nothing contained in this Section 5.5(b) shall prohibit OSI from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to OSI's stockholders which, in the good faith reasonable judgment of the OSI Board, based on the advice of outside legal counsel, is required under applicable Law; provided, that (i) the OSI Board shall not recommend that the stockholders of OSI tender their shares in connection with a tender offer except to the extent the OSI Board by a majority vote determines in its good faith that such a recommendation is required to comply with the fiduciary duties of the OSI Board to OSI's stockholders under applicable Law, after receiving the advice of outside legal counsel and (ii) except as otherwise permitted in this Section 5.5(b), OSI does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. Nothing in this Section 5.5(b) shall (i) permit OSI to terminate this Agreement (except as provided in Article 7 hereof) or (ii) affect any other obligations of OSI under this Agreement.

    (c) "ACQUISITION PROPOSAL" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving OSI or any of its subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction;
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of OSI and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 20 percent or more of the outstanding Shares or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

    5.6  LETTERS OF ACCOUNTANTS.

    (a) OSI shall use all reasonable best efforts to cause to be delivered to Infinity a letter of Deloitte & Touche LLP (or its successor firm), OSI's independent auditors, dated a date within two (2) business days before the date on which the S-4 shall become effective and addressed to Infinity, in form and substance reasonably satisfactory to Infinity and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

    (b) Infinity shall use all reasonable best efforts to cause to be delivered to OSI a letter of KPMG Peat Marwick LLP, Infinity's independent auditors, dated a date within two (2) business days before the date on which the S-4 shall become effective and addressed to OSI, in form and substance reasonably satisfactory to OSI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

    5.7  ACCESS TO INFORMATION.

    (a) Between the date hereof and the Effective Time, OSI will give to Infinity and its authorized representatives reasonable access to all employees (which access shall be coordinated with such party's executive management), plants, offices, warehouses and other facilities and to all books and records of OSI and its subsidiaries and will permit Infinity to make such inspections as it may reasonably require. Each of OSI and Infinity will cause its officers and those of its subsidiaries to furnish the other with such financial and operating data and other information with respect to the business, properties and personnel of itself and its subsidiaries as the other may from time to time reasonably request; PROVIDED, that in no event shall Infinity be obligated to provide information in violation of Law. No investigation made pursuant to this
Section 5.7(a) shall affect or be deemed to modify any of the representations or warranties made by OSI or Infinity in this Agreement.

    (b) Between the date hereof and the Effective Time, each of OSI and Infinity shall furnish to the other (i) within two business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to its Chief Executive Officer and (ii) at the earliest time at which they are available and prior to filing thereof with the SEC, such quarterly and annual financial statements as are prepared for its SEC filings, which shall be in accordance with its books and records, and drafts of all such SEC filings.

    (c) Each of OSI, Infinity and Burma Acquisition will hold and will cause its consultants and advisors to hold in confidence all documents and information concerning the other and the other's subsidiaries furnished to it in connection with the transactions contemplated by this Agreement to the extent required by that certain confidentiality agreement entered into between OSI, CBS Corporation and Infinity dated May 12, 1999 (the "CONFIDENTIALITY AGREEMENT").

    5.8 ADDITIONAL AGREEMENTS; REASONABLE BEST EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperation in the preparation and filing of the Proxy Statement and the S-4, any filings that may be required under the HSR Act, and any amendments to any thereof, (ii) cooperation in obtaining, prior to the Effective Time, the approval for listing on the NYSE, effective upon the official notice of issuance, of the shares of Infinity Common Stock into which the Shares will be converted pursuant to Article 2 hereof, (iii) the taking of all action reasonably necessary, proper or advisable to secure any necessary consents of all third parties and Governmental Entities, including those relating to existing debt obligations of OSI and its subsidiaries, (iv) the transfer of existing Company Permits to the Surviving Corporation, (v) contesting any legal proceeding relating to the Merger and the Share Issuance and (vi) the execution of any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Infinity, Burma Acquisition and OSI agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the stockholder votes with respect to the Merger and the Share Issuance. None of the parties hereto will take any action which could reasonably be expected to hinder, delay or impede the Merger or the Share Issuance. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

    5.9 REGULATORY REVIEWS. Each party hereto will use its reasonable best efforts (a) to file with the U.S. Department of Justice and U.S. Federal Trade Commission, as soon as practicable and in no event later than ten (10) days after the date hereof, the Notification and Report Form under the HSR Act and any supplemental information or material requested pursuant to the HSR Act, and
(b) to comply as soon as practicable after the date hereof with any other Laws of any country under which any consent, authorization, registration, declaration or other action with respect to the transactions contemplated herein may be required. Each party hereto shall furnish to the other such information and assistance as the other may reasonably request in connection with any filing or other act undertaken in compliance with the HSR Act or other such Laws, and shall keep each other timely apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity under the HSR Act or other such Laws. Infinity, Burma Acquisition and OSI will each use its reasonable best efforts to cause termination of the HSR waiting period(s) in connection with any review of the transactions contemplated by this Agreement under the HSR Act. In connection with any litigation or administrative proceeding instituted to prevent the consummation of the Merger, Infinity, Burma Acquisition and OSI shall take any and all action reasonably necessary in connection with such litigation or administrative proceeding (i) to prevent the entry of any order, preliminary or permanent injunction, or other legal restraint or prohibition preventing consummation of the Merger or any related transactions contemplated by this Agreement and (ii) to vacate any order, injunction or legal restraint or prohibition which would prevent the consummation of the transactions contemplated by this Agreement.

    5.10 PUBLIC ANNOUNCEMENTS. Each of Infinity, Burma Acquisition and OSI will agree on the text of any press release before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger. None of Infinity, Burma Acquisition or OSI shall issue any such press release or make any such public statement prior to such agreement, except as may be required by applicable Law or by obligations pursuant to any agreement with the NYSE or NASDAQ, as determined by Infinity or OSI, as the case may be, in which case such release or statement shall be limited to a factual summary of the material provisions of this Agreement and the transactions contemplated hereby.

    5.11  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

    (a) Infinity, Burma Acquisition and OSI agree that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time and advancement of expenses existing on the date of this Agreement in favor of the current or former directors, officers, employees or agents of OSI or any of its subsidiaries (the "INDEMNIFIED PARTIES") of OSI as provided in its certificate of incorporation or bylaws or in any agreement between OSI and any of the Indemnified Parties shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six (6) years following the Effective Time, and accordingly during such period, the Surviving Corporation shall indemnify and advance expenses to the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification and advancement of expenses pursuant to the preceding sentence.

    (b) For a period of six (6) years after the Effective Time, Infinity shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by OSI for the benefit of those persons who are covered by such policies at the Effective Time (or Infinity may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to Infinity not greater than 300 percent of the annual premium (the "CURRENT PREMIUM") for the current OSI directors' and officers' liability insurance; PROVIDED, that if such insurance cannot be so maintained or obtained at such costs, Infinity shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 300 percent of the current annual premiums of OSI for such insurance. OSI represents and warrants to Infinity that the Current Premium is $297,500.

    (c) In addition to the other rights provided for in this Section 5.11 and not in limitation thereof, for six (6) years from and after the Effective Time, the Surviving Corporation shall, and Infinity shall cause the Surviving Corporation to, (i) indemnify and hold harmless the Indemnified Parties against all losses, Expenses (as hereinafter defined), claims, damages, liabilities, judgments, or, subject to the proviso of the next succeeding sentence, amounts paid in settlement in respect to any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative based on, or arising out of or relating to this Agreement and the transactions contemplated hereby (an "Indemnifiable Claim") and (ii) advance to such Indemnified Parties all Expenses incurred in connection with any Indemnifiable Claim promptly after receipt of reasonably detailed statements therefor; PROVIDED, HOWEVER, that the Indemnified Party to whom Expenses are to be advanced provides any affirmation required by the DGCL and an undertaking to repay such advances if it is ultimately determined by a court of competent jurisdiction or by independent counsel mutually acceptable to Infinity and the Indemnified Party, that such Indemnified Party's conduct does not comply with the standards set forth under the DGCL or is otherwise not entitled to indemnification from Lightyear or the Surviving Corporation. In the event any Indemnifiable Claim is asserted or made within such six (6) year period, all rights to indemnification and advancement of Expenses in respect of any such Indemnifiable Claim shall continue until such Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied; PROVIDED, HOWEVER, that neither Infinity nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties. For the purposes of this Section 5.11, "Expenses" shall include reasonable attorneys' fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable Claim.

    (d) The Surviving Corporation shall, and Infinity shall cause the Surviving Corporation to, advance all Expenses to any Indemnified Parties incurred enforcing the indemnity or other obligations provided for in this Section 5.11.

    (e) The rights of each Indemnified Party under this Section 5.11 are intended to benefit, and shall be enforceable by, each Indemnified Party and the heirs, executors, trustees, fiduciaries and administrators of such Indemnified Party.

    (f) If the Surviving Corporation is financially incapable of satisfying its obligations under Section 5.11(a) or 5.11(c), Infinity shall satisfy such obligations.

    5.12 NOTIFICATION OF CERTAIN MATTERS. OSI, on the one hand, and Infinity and Burma Acquisition, on the other, shall give prompt notice to each other of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of a party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by a party or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of a party and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, where the failure to obtain the consent, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the party receiving such notice of other communication, (v) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to the effect of the transactions contemplated hereby not to be satisfied, (vi) any notice or other communication from any Governmental Entity in connection with the Merger or (vii) any Material Adverse Effect on a party; PROVIDED, that the delivery of any notice pursuant to this Section 5.12 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    5.13 TAX-FREE REORGANIZATION TREATMENT. OSI, certain stockholders of OSI, and Infinity shall execute and deliver to Powell, Goldstein, Frazer & Murphy LLP, counsel to OSI, and Weil, Gotshal & Manges LLP, counsel to Infinity and Burma Acquisition, certificates substantially in the forms agreed to prior to the date hereof at such time or times as may be reasonably requested by such law firms in connection with their respective deliveries of opinions, pursuant to Sections 6.2(c) and 6.3(h) hereof, with respect to the Tax-free reorganization treatment of the Merger. Prior to the Effective Time, none of OSI, Infinity, or Burma Acquisition shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such certificates.

    5.14 OSI AFFILIATES. Prior to the Closing Date, OSI shall deliver to Infinity a letter identifying each affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) of OSI at the time the Merger is submitted for approval to the stockholders of OSI (each a "OSI AFFILIATE") and OSI shall use its reasonable best efforts to cause each OSI Affiliate to deliver to Infinity on or prior to the Closing Date, a written agreement that such OSI Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Infinity Common Stock issued to such OSI Affiliate pursuant to the Merger, except in compliance with Rule 145 promulgated under the Securities Act, pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act.

    5.15 SEC FILINGS. Each of Infinity and OSI shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

    5.16 EMPLOYEE BENEFITS. For a period of one year after the Effective Time, Infinity will provide each employee (and, to the extent applicable, former employees) of the Surviving Corporation and its subsidiaries with benefits that, with respect to such employee (or former employee), are at least substantially equivalent on an aggregate basis to the benefits received by such employees immediately prior to the Effective Time (other than any stock option plans). Without limiting the generality of the foregoing, all vacation, holiday, sickness and personal days accrued by the employees of OSI and of its subsidiaries shall be honored. In the event that any employee of the Surviving Corporation or one of its subsidiaries is at any time after the Effective Time transferred to Infinity or any affiliate of Infinity or becomes a participant in an employee benefit plan, program or arrangement maintained by or contributed by Infinity or any affiliate of Infinity, Infinity shall cause such plan, program or arrangement to treat the prior service of such employee with OSI or its subsidiaries as service rendered to Infinity or such affiliates for purposes of eligibility, vesting, vacation time or severance benefits under such plans. Infinity shall cause to be waived any pre-existing condition limitation under their welfare plans that might otherwise apply to such employee or, to the extent applicable, a former employee. Infinity agrees to recognize (or cause to be recognized) the dollar amount of all expenses incurred by such employees or, to the extent applicable, former employees, during the calendar year in which the Effective Time occurs for purposes of satisfying the calendar year deductibles, co-payment limitations and lifetime maximums for such year under the relevant benefit plans of Infinity and its respective subsidiaries. Nothing contained in this Section 5.16 shall be construed as requiring Infinity to continue any specific OSI Employee Benefit Plan or to continue the employment of any employee, PROVIDED, HOWEVER, that any changes that Infinity may make to any such OSI Employee Benefit Plan are consistent with the prior parts of this
Section 5.16, and are permitted by the terms of the OSI Employee Benefit Plan and under the applicable Law.

    5.17 REGISTRATION RIGHTS. Infinity shall enter into a registration rights agreement substantially in the form attached hereto as EXHIBIT C with the OSI stockholders named on the signature pages thereto.

    5.18 INFINITY BOARD OF DIRECTORS. Infinity shall take all necessary action to cause Arturo R. Moreno and William S. Levine to be appointed to the Board of Directors of Infinity EFFECTIVE AS OF THE SECOND BUSINESS DAY AFTER the Effective Time; one of such individuals shall be appointed to the class of directors whose term expires in 2001 and the other to the class of directors whose term expires in 2002 (as such individuals shall designate prior to the filing of the Proxy Statement with the SEC).

    5.19 FEES AND EXPENSES. Whether or not the Merger is consummated, all Expenses (as hereinafter defined) incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) Expenses incurred in connection with the filing, printing and mailing of the Proxy Statement and the S-4, which shall be shared equally by OSI and Infinity, and (b), if applicable, as provided in Section 7.5. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, filing, printing and mailing of the Proxy Statement and the S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

    5.20 ANTITAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Merger, each of OSI and Infinity shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

    5.21 OSI BOARD OF DIRECTORS. From and after the Effective Time, Infinity shall take all necessary action to cause the Board of Directors to forego any exercise of the cash-out rights described in Section 7.7(b) of the Outdoor Systems, Inc. 1996 Omnibus Plan.

    5.22 FIRPTA CERTIFICATE. At the Closing, OSI shall deliver a certificate to Infinity, certified by an officer of OSI, that OSI has no nonresident alien individual or foreign corporation that either held or holds more than 5% of the OSI Common Stock during the shorter of the periods described in Section 897(c)(1)(A)(ii) of the Code.

                                   ARTICLE 6
                    CONDITIONS TO CONSUMMATION OF THE MERGER

    6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) this Agreement shall have been approved and adopted by the OSI Requisite Vote;

        (b) the Share Issuance shall have been approved by the Infinity Requisite Vote;

        (c) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority and continued in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger;

        (d) any waiting period (including any extension thereof) applicable to the Merger under the HSR Act shall have terminated or expired;

        (e) there shall not be pending or threatened by any Governmental Entity any suit, action or proceeding, in each case (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from OSI or Infinity any damages that are material in relation to OSI and its subsidiaries taken as a whole or Infinity and its subsidiaries taken as a whole, as applicable, or
    (ii) which otherwise could reasonably be expected to have a Material Adverse Effect on OSI or a Material Adverse Effect on Infinity; and

        (f) if required for the consummation of the Merger under applicable Law, Infinity shall have either received a receipt issued under subsection 13(1) of the Canada Act certifying that a complete notice in prescribed form in respect of the Merger has been received and advising that the Merger is not reviewable; or a notice from the Minister, designated by the Governor in Council as the Minister for the purposes of the Investment Canada Act, issued under Part IV of the Canada Act, indicating that such Minister is, or is deemed to be, satisfied that the Merger is likely to be of net benefit to Canada.

        (g) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and Infinity shall have received all state securities Laws or "blue sky" permits and authorizations necessary to issue shares of Infinity Common Stock in exchange for the Shares in the Merger;

        (h) the Infinity Common Stock issuable in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance; and

        (i) if required for the consummation of the Merger under applicable Law, the parties shall have obtained the favorable opinion of the Comision Federal de Competencia.

    6.2 CONDITIONS TO THE OBLIGATIONS OF OSI. The obligation of OSI to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) the representations and warranties of Infinity and Burma Acquisition contained in this Agreement shall have been and shall be true and correct, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct, or true and correct only as of the specified date), without giving effect to any "materiality" or "Material Adverse Effect" qaulifiers contained in such representations and warranties, with such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse

    Effect on Infinity, and at the Closing, Infinity and Burma Acquisition shall have delivered to OSI a certificate executed by a senior executive officer of Infinity (the "INFINITY CLOSING CERTIFICATE") to that effect;

        (b) each of the obligations of Infinity and Burma Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time, and the Infinity Closing Certificate shall certify the foregoing;

        (c) OSI shall have received an opinion of Powell, Goldstein, Frazer & Murphy LLP, dated the Closing Date, to the effect that the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Powell, Goldstein, Frazer & Murphy LLP shall have received and may rely upon the representations contained in the certificates referred to in Section 5.13; and

        (d) there shall not be any Material Adverse Effect on Infinity, and the Infinity Closing Certificate shall certify the foregoing; PROVIDED, that for purposes of this Section 6.2(d), any event, change, occurrence, development, circumstance or effect resulting from or relating to (x) compliance with the Confidentiality Agreement (as defined in Section 5.7(c)) with respect to the public announcement or disclosure of the negotiations leading to the execution of this Agreement, (y) the execution and delivery of this Agreement or (z) any action taken or omitted by Infinity at the direction of OSI in compliance with the terms and conditions of this Agreement, shall not constitute a Material Adverse Effect on Infinity.

    6.3 CONDITIONS TO THE OBLIGATIONS OF INFINITY AND BURMA ACQUISITION. The respective obligations of Infinity and Burma Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) the representations and warranties of OSI contained in this Agreement shall have been and shall be true and correct in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct, or true and correct only as of the specified date), without giving effect to any "materiality" or "Material Adverse Effect" qualifiers contained in such representations and warranties, with such exceptions as have not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI, and at the Closing, OSI shall have delivered to Infinity and Burma Acquisition a certificate executed by a senior executive officer of OSI (the "OSI CLOSING CERTIFICATE") to that effect;

        (b) the representation and warranty of OSI contained in Section 3.9 of this Agreement shall have been and shall be true and correct when made and on and as of the Closing Date as though made on and as of the Closing Date, and the OSI Closing Certificate shall certify the foregoing (it being understood that a suit, claim, action, proceeding or investigation (excluding any matter set forth in Section 3.9 of the OSI Disclosure Schedule, each, a "Litigation Matter") shall not be deemed "material" for purposes of Section 3.9 of this Agreement unless Infinity's outside counsel has (or have) advised Infinity that such Litigation Matter, taken individually or in the aggregate with all other Litigation Matters is reasonably likely to result in judgments (or equitable remedies) against OSI or any of its subsidiaries (or reasonably likely to have an adverse economic effect on OSI or any of its subsidiaries) in excess of $30 million (net of third party insurance reasonably expected to be recovered in respect thereof);

        (c) the representations and warranties of OSI contained in Sections 3.8(k) and (l), 3.10 (solely insofar as the matters set forth therein relate to or affect Real Property Rights) and 3.15 (solely insofar as the matters set forth therein relate to or affect Real Property Rights) of this

    Agreement shall have been and shall be true and correct when made and on and as of the Closing Date, without giving effect to any "materiality" or "Material Adverse Effect" qualifiers contained in such representations and warranties, with such exceptions as have not and would not reasonably be expected to, individually or in the aggregate, reduce, prior to the second anniversary of the Effective Time, the EBITDA of OSI and its subsidiaries, taken as a whole, by $15 million or more on an annualized basis giving reasonable pro forma effect to new builds, and the OSI Closing Certificate shall certify the foregoing (it being understood that the matters set forth in Section 6.3(c) of the OSI disclosure Schedule shall not be taken into account in determining whether this condition has been satisfied);

        (d) each of the obligations of OSI to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time, and the OSI Closing Certificate shall certify the foregoing;

        (e)  the Stockholders Agreement shall be in full force and effect;

        (f) Arturo R. Moreno shall have entered into an employment and non-competition agreement substantially on the terms set forth in the term sheet with respect thereto dated the date hereof, such agreement shall be in full force and effect and Infinity shall not be aware of any basis that would reasonably be expected to cause such agreement to no longer be in full force and effect;

        (g)  [Intentionally Omitted];

        (h) Infinity shall have received an opinion of Weil, Gotshal & Manges LLP, dated the Closing Date to the effect that the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of
    Section 368(a) of the Code. In rendering such opinion, Weil, Gotshal & Manges LLP shall have received and may rely upon the representations contained in the certificates referred to in Section 5.13; and

        (i) There shall not be any Material Adverse Effect on OSI, and the OSI Closing Certificate shall certify the foregoing; PROVIDED, that for purposes of this Section 6.3(i), any event, change, occurrence, development, circumstance or effect resulting from or relating to (x) compliance with the Confidentiality Agreement with respect to the public announcement or disclosure of the negotiations leading to the execution of this Agreement,
    (y) the execution and delivery of this Agreement or (z) any action taken or omitted by OSI at the direction of Infinity in compliance with the terms and conditions of this Agreement, shall not constitute a Material Adverse Effect on OSI.

                                   ARTICLE 7
                         TERMINATION; AMENDMENT; WAIVER

    7.1 TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the mutual written consent of Infinity and OSI by action of their respective Board of Directors.

    7.2 TERMINATION BY EITHER INFINITY OR OSI. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Infinity or OSI if:

        (a) the Merger shall not have been consummated by December 31, 1999 (the "TERMINATION DATE"); PROVIDED, HOWEVER, that if either Infinity or OSI determines that additional time is necessary in connection with obtaining any consent, registration, approval, permit or authorization required to be obtained from any Governmental Entity, the Termination Date may be extended by Infinity or OSI from time to time by written notice to the other party to a date not beyond February 28, 2000;

        (b) the OSI Requisite Vote shall not have been obtained at the OSI Stockholders Meeting or at any adjournment or postponement thereof;

        (c) the Share Issuance shall not have been approved by the Infinity Requisite Vote; or

        (d) any injunction, order, decree or ruling permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable, or any statute, law, regulation or ordinance permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall be adopted;

PROVIDED, that the right to terminate this Agreement pursuant to this Section
7.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

    7.3 TERMINATION BY OSI. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the OSI Board if:

        (a) (i) OSI is not in breach of Section 5.5, (ii) the Merger shall not have been approved by the OSI Requisite Vote, (iii) the OSI Board shall have determined in good faith, based on the advice of outside legal counsel, that it is necessary, in order to comply with its fiduciary duties to OSI's stockholders under applicable Law, to terminate this Agreement to enter into an agreement with a third party with respect to or to consummate a transaction constituting a Superior Proposal, (iv) the OSI Board authorizes OSI, subject to complying with the terms of this Agreement, to enter into a binding written agreement with a third party concerning a transaction that constitutes a Superior Proposal and OSI notifies Infinity in writing (the "NOTICE") that it intends to enter into such an agreement (it being understood that OSI shall be required to deliver a new Notice in respect of any revised Superior Proposal from such third party or its affiliates that OSI proposes to accept), attaching the most current version (or draft) of such agreement to such Notice (which version (or draft) shall be updated on a current basis), and (v) during the five business day (or, in the case of any Notice with respect to a particular third party other than the initial Notice with respect to such third party's Acquisition Proposal, three business day) period after delivery of the Notice, OSI shall have negotiated with, and shall have caused its respective financial and legal advisors to, negotiate with Infinity to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as would enable OSI to proceed with the transactions contemplated herein and (vi) the OSI Board shall have concluded, after considering the results of such negotiations, that any Superior Proposal giving rise to OSI's Notice continues to be a Superior Proposal. OSI may not effect any termination pursuant to this Section 7.3(a) unless (i) prior thereto or concurrently therewith OSI pays to Infinity in immediately available funds the fees required to be paid pursuant to Section 7.5 and (ii) such termination is within two business days after the termination of the five (or, if applicable, three) business day period referred to in clause (v) above. OSI agrees (x) that it will not enter into a binding agreement referred to in clause (iii) above until at least the first business day after the five (or, if applicable, three) business day period referred to in clause (v) above, and (y) to notify Infinity promptly if its intention to enter into a written agreement referred to in its Notice shall change at any time after giving such notification; or

        (b) there is a breach by Infinity or Burma Acquisition of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to a failure of a condition set forth in Section 6.2(a) or 6.2(b), which has not been cured within 15 business days following receipt by Infinity and Burma Acquisition of written notice of such breach; or

        (c) the Board of Directors of Infinity shall have failed to call the meeting of Infinity stockholders in accordance with Section 5.4(b), other than if the calling thereof is subject to an existing injunction or restraining order or if the S-4 has not been declared effective (other than as a result of a breach of this Agreement by Infinity (and Infinity's stockholders shall not have otherwise consented to the Share Issuance in accordance with Section 228 of the DGCL).

    7.4 TERMINATION BY INFINITY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Infinity Board if:

        (a)  (i) OSI enters into a binding agreement for a Superior Proposal, or
    (ii) the OSI Board, whether or not permitted to do so by this Agreement, (A) shall have withdrawn or adversely modified its approval, or recommendation of this Agreement or the Merger, or (B) shall have failed to call the meeting of OSI stockholders in accordance with Section 5.4(a), other than, in the case of Clause (B), if the calling thereof is subject to an existing injunction or restraining order or if the S-4 has not been declared effective (other than as a result of the breach of this Agreement by OSI); or

        (b) there is a breach by OSI of any representation, warranty, covenant or agreement contained in this Agreement would give rise to a failure of a condition set forth in Section 6.3(a), 6.3(b), 6.3(c) or 6.3(d), which has not been cured within 15 business days following receipt by OSI of written notice of such breach.

    7.5  EFFECT OF TERMINATION AND ABANDONMENT.

    (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 7, this Agreement (other than this Section
7.5 and Sections 5.7(c), 5.19 and Article 8) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); PROVIDED, HOWEVER, except as otherwise provided herein, neither such termination nor the existence of any rights provided for in Section 7.5(b) shall relieve any party hereto of any liability or eliminate or reduce any damages resulting from (i) any willful breach of any representations or warranties contained in this Agreement or (ii) any breach of any covenant or agreement contained in this Agreement.

    (b) (i) In the event that (A) this Agreement is terminated by OSI pursuant to Section 7.3(a), or by Infinity pursuant to Section 7.4(a), or (B) OSI gives a Notice pursuant to Section 7.3(a) and this Agreement is thereafter terminated by Infinity or OSI pursuant to Section 7.2(b), then OSI shall pay Infinity a termination fee of $300 million in same-day funds (the "FEE"), on the date of such termination.

        (ii) In the event that this Agreement is terminated by (A) by either Infinity or OSI pursuant to Section 7.2(b) (other than in the circumstances described in Section 7.5(b)(i)(B)) or (B) by Infinity pursuant to Section 7.4(b) and, within 18 months of any such termination, any Acquisition Proposal (whether received prior to or after such termination) is entered into, agreed to or consummated by OSI, then OSI shall pay to Infinity the Fee, on the earlier of the date an agreement is entered into with respect to an Acquisition Proposal or an Acquisition Proposal is consummated.

    (c) OSI acknowledges that the agreements contained in Section 7.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Infinity and Burma Acquisition would not have entered into this Agreement; accordingly, if OSI fails to promptly pay the amount due pursuant to Section 7.5(b), and, in order to obtain such payment, Infinity commences a suit which results in a judgment against OSI for the fee set forth in this Section 7.5, OSI shall pay to Infinity its costs and expenses (including attorney's fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Citibank, N.A. in effect from time to time during such period plus two percent.

    (d) In the event of termination of this Agreement and abandonment of the Merger pursuant to and in compliance with this Article 7 (other than pursuant to Section 7.4(b)), Infinity and Burma Acquisition each agree that from the date of such termination until the first anniversary of the date of such termination (the "STANDSTILL PERIOD") they will not, collectively or individually, and will cause their respective affiliates (as such term is defined in Rule 12b-2 under the Exchange Act (each an "INFINITY AFFILIATE" and collectively the "INFINITY AFFILIATES") not to, collectively or individually, in any manner, directly or indirectly, unless such shall have been specifically approved or requested by OSI, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of OSI or any of its subsidiaries, (ii) any tender or exchange offer, merger or other business combination involving OSI or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to OSI or any of its subsidiaries; or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) or consent to vote any voting securities of OSI; or (b) otherwise act, alone or in concert with others, to seek to control or influence OSI's management, the OSI Board or policies of OSI (any of the foregoing transactions hereinafter being referred to as a "CHANGE OF CONTROL TRANSACTION"). Notwithstanding the foregoing, the provisions of this paragraph shall cease to be effective with respect to OSI and any of its subsidiaries upon (A) the commencement by OSI or any of its subsidiaries, whether voluntarily or involuntarily, of any proceeding under 11 U.S.C. Section 101 et seq., (B) the initiation (or public announcement of an intent to initiate) by any person or group other than or involving Infinity, Burma Acquisition or any Infinity Affiliate of any action, proceeding or undertaking with respect to OSI or any of its subsidiaries that would have the effect of a Change of Control Transaction or any other transaction that, if consummated, would have the effect of a Change of Control Transaction with respect to such entity. Infinity hereby specifically acknowledges and agrees that it shall be responsible for any breach of this
Section 7.5(d) by any Infinity Affiliate.

    7.6 AMENDMENT. This Agreement may be amended by action taken by OSI, Infinity and Burma Acquisition at any time before or after approval of the Merger by the shareholders of OSI but, after any such approval, no amendment shall be made which requires the approval of such shareholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

    7.7 EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto (for these purposes, Infinity and Burma Acquisition shall together be deemed one party and OSI shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 8
                                 MISCELLANEOUS

    8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement.

    8.2  ENTIRE AGREEMENT; ASSIGNMENT.  This Agreement:

        (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; and

        (b)  shall not be assigned by operation of Law or otherwise.

    8.3 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, confirmed facsimile or telex, or by first class mail (postage prepaid, return receipt requested), to the other party as follows:

if to Infinity or Burma Acquisition to:       Infinity Broadcasting Corporation
                                              40 West 57(th) Street
                                              New York, New York 10011
                                              Attention: Farid Suleman
                                              Facsimile: (212) 314-9336

With copies to:                               CBS Corporation
                                              51 West 52(nd) Street
                                              New York, New York 10019
                                              Attention: General Counsel
                                              Facsimile: (212) 597-4031

                                              and

                                              Weil, Gotshal & Manges LLP
                                              767 Fifth Avenue
                                              New York, New York 10153
                                              Attention: Howard Chatzinoff, Esq.
                                              Facsimile: (212) 310-8007

if to OSI to:                                 Outdoor Systems, Inc.
                                              2502 N. Black Canyon Highway
                                              Phoenix, Arizona 85009
                                              Attention: William Levine
                                              Facsimile: (602) 248-0884

With a copy to:                               Powell, Goldstein, Frazer & Murphy LLP
                                              Sixteenth Floor
                                              191 Peachtree Street, N.E.
                                              Atlanta, Georgia 30303
                                              Attention: William B. Shearer, Jr.,
                                              Esq.
                                              Facsimile: (404) 572-5958

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

    8.4 GOVERNING LAW. Except to the extent that Delaware Law is mandatorily applicable to the Merger and the rights of the shareholders of OSI, this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the principles of conflicts of Law thereof.

    8.5 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    8.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Section 5.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

    8.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

    8.8 SPECIFIC PERFORMANCE. The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

    8.9 BROKERS. In the event the Merger is not consummated, OSI agrees to indemnify and hold harmless Infinity and Burma Acquisition, and Burma Acquisition agrees to indemnify and hold harmless OSI, from and against any and all liability to which Infinity and Burma Acquisition, on the one hand, or OSI, on the other hand, may be subjected by reason of any broker's, finder's or similar fees or expenses with respect to the transactions contemplated by this Agreement to the extent such similar fees and expenses are attributable to any action undertaken by or on behalf of OSI, or Infinity or Burma Acquisition, as the case may be.

    8.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    8.11  INTERPRETATION.

        (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

        (b) The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 27, 1999.

        (c) "KNOW" or "KNOWLEDGE" means, with respect to Infinity, the actual knowledge of the persons listed on Section 8.11(c) of the Infinity Disclosure Schedule and, with respect to OSI, the actual acknowledge of the persons listed on Section 8.11(c) of the OSI Disclosure Schedule.

        (d) The term "MATERIAL ADVERSE EFFECT" means, with respect to any entity, any event, change, occurrence, development, circumstance or effect that, individually or in the aggregate with all other events, changes, occurrences, developments, circumstances and effects, is or would reasonably be expected to be materially adverse to (i) the assets, properties, condition (financial or otherwise), business or results of operations of such entity and its subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement.

        (e) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                          [SIGNATURES BEGIN ON NEXT PAGE]

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                INFINITY BROADCASTING CORPORATION

                                By:  /s/ FARID SULEMAN
                                     -----------------------------------------
                                     Name: Farid Suleman
                                     Title: Executive Vice President, Chief
                                     Financial Officer

                                BURMA ACQUISITION CORP.

                                By:  /s/ FARID SULEMAN
                                     -----------------------------------------
                                     Name: Farid Suleman
                                     Title: Vice President and Treasurer

                                OUTDOOR SYSTEMS, INC.

                                By:  /s/ WILLIAM S. LEVINE
                                     -----------------------------------------
                                     Name: William S. Levine
                                     Title: Chairman of the Boad

                                                                         ANNEX D
                                                                 COMPOSITE COPY*

                     OUTDOOR SYSTEMS STOCKHOLDERS AGREEMENT

    AGREEMENT dated May 27, 1999 among INFINITY BROADCASTING CORPORATION, a Delaware corporation ("INFINITY"), LEVINE INVESTMENTS LIMITED PARTNERSHIP, an Arizona limited partnership, BRN PROPERTIES LIMITED PARTNERSHIP, an Arizona limited partnership, Arturo R. Moreno, Carole D. Moreno and William S. Levine (each a "STOCKHOLDER," and collectively, the "STOCKHOLDERS").

                              W I T N E S S E T H:

    WHEREAS, concurrently herewith, Infinity, Burma Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Infinity ("BURMA ACQUISITION") and Outdoor Systems, Inc., a Delaware corporation ("OSI"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "MERGER AGREEMENT"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement), pursuant to which Burma Acquisition will be merged with and into OSI and OSI shall continue as the surviving corporation (the "MERGER");

    WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Infinity and Burma Acquisition have required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  DEFINITIONS.  For purposes of this Agreement:

        (a) "OSI COMMON STOCK" shall mean at any time, collectively, the Common Stock, par value $.01 per share, of OSI. In the event of a stock dividend or distribution, or any change in the OSI Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "OSI COMMON STOCK" shall be deemed to refer to and include all such stock dividends and distributions and any shares into which or for which any or all of the shares of OSI Common Stock may be changed or exchanged.

        (b) "PERSON" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        (c) "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

    2. PROVISIONS Concerning OSI COMMON STOCK. Each Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or

------------------------

* THIS COMPOSITE COPY OF THE STOCKHOLDERS AGREEMENT COMBINES THE STOCKHOLDERS AGREEMENT DATED MAY 27, 1999 AND THE AMENDMENT TO THE STOCKHOLDERS AGREEMENT DATED JULY 15, 1999. ANY TEXT THAT HAS BEEN ADDED TO, OR THAT HAS REPLACED TEXT IN, THE ORIGINAL STOCKHOLDERS AGREEMENT AS A RESULT OF THE AMENDMENT, APPEARS IN ITALICS AND BOLD.

termination of the Merger Agreement in accordance with its terms, at any meeting of the holders of OSI Common Stock, however called, or in connection with any written consent of the holders of OSI Common Stock, such Stockholder shall (x) vote (or cause to be voted) all Owned Shares (as hereinafter defined) and all shares of OSI Common Stock such Stockholder may acquire after the date of this Agreement as a result of exercise of stock options or otherwise, and (y) exercise their rights to vote (or cause to be voted) the M-K Link Shares (as hereinafter defined) pursuant to the M-K Link Stockholders' Agreement (as hereinafter defined) in the following manner: (i) in favor of the Merger, and the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of OSI under the Merger Agreement or this Agreement; and (iii) except as otherwise expressly agreed to in writing in advance by Infinity, against (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving OSI or its subsidiaries (other than the Merger and the transactions contemplated by the Merger Agreement); (B) a sale, lease or transfer of a material amount of assets of OSI or its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of OSI or its Subsidiaries; (C) any change in a majority of the persons who constitute the board of directors of OSI; (D) any change in the present capitalization of OSI, or any amendment of OSI's certificate of incorporation or bylaws; (E) any other material change in OSI's corporate structure or business; or (F) any other action involving OSI or its subsidiaries which is intended, or could in any manner be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement including, without limitation, any action to approve or facilitate any other Acqusition Proposal (as defined in Section 5.5(c) of the Merger Agreement). No Stockholder shall enter into any agreement or understanding with any person or entity the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

    3. ADDITIONAL AGREEMENTS OF CEO. Arturo R. Moreno ("CEO") holds validly issued and outstanding options (the "CEO OPTIONS") to acquire 17,642,632 shares of OSI Common Stock, of which options to purchase 15,063,578 shares are currently exercisable. CEO shall not exercise the CEO Options prior to the Effective Time.

    4.  OTHER COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE
STOCKHOLDERS. Each Stockholder hereby covenants, represents and warrants to Infinity as follows:

        (a) OWNERSHIP OF SHARES. (i) Such Stockholder is the beneficial owner of the number of shares of OSI Common Stock set forth opposite such Stockholder's name on Schedule I hereto under the heading "Owned Shares" (collectively, the "OWNED SHARES"). On the date hereof, the number of shares set forth opposite such Stockholder's name on Schedule I hereto under the heading "OWNED SHARES" constitute all of the shares of OSI Common Stock beneficially owned by such Stockholder, except for up to 321,000 shares held by the William S. and Ina Levine Foundation and up to 50,000 shares held by the Arturo R. and Carole Moreno Foundation. With respect to such Stockholder's Owned Shares, such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement, except that CEO shares such power with his spouse, as joint tenants with right of survivorship, with respect to 3,429,396 Owned Shares, as indicated on Schedule I hereto.

           (ii) The Stockholders have the right to vote the shares of OSI Common Stock owned by M-K Link Investments Limited Partnership and certain transferees thereof (collectively, "M-K LINK") (such shares of OSI Common Stock owned by M-K Link are hereinafter referred to as the "M-K LINK SHARES") pursuant to the Stockholders' Agreement dated as of April 15,

       1996, among William S. Levine, CEO and M-K Link, as amended (the "M-K LINK STOCKHOLDERS' AGREEMENT"). To the best knowledge of the Stockholders, as of the date hereof, the numbers of M-K Link Shares remaining subject to the M-K Link Stockholders' Agreement is as set forth on Schedule I.

        (b) POWER; BINDING AGREEMENT. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, partnership agreement, stockholders agreement (including the M-K Link Stockholders' Agreement) or voting trust. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. If such Stockholder is married and such Stockholder's Owned Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms.

        (c) NO CONFLICTS. Except for filings, permits, authorizations, consents and approvals under the federal securities laws and the HSR Act, if applicable, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to such Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

        (d) NO ENCUMBRANCES. Except as applicable in connection with the transactions contemplated hereby, such Stockholder's Owned Shares and the certificates representing such Owned Shares are now, and at all times during the term hereof will be, held of record by such Stockholder, by a nominee or custodian for the benefit of such Stockholder or by a nominee of a commercial bank or by a broker-dealer (for purposes of providing collateral existing on the date hereof for lines of credit or cover for margin purposes), free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except (x) for any such encumbrances or proxies arising hereunder in favor of Infinity and (y) any such pledges or encumbrances existing on the date hereof in connection with lines of credit or margin loans obtained by such Stockholder.

        (e) NO FINDER'S FEES. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

        (f) NO SOLICITATION. Such Stockholder shall not, in his or its capacity as a stockholder of OSI, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Infinity or any affiliate of Infinity) with respect to OSI that constitutes an Acquisition Proposal. If any Stockholder receives any such inquiry or proposal, then such Stockholder shall promptly inform Infinity of the existence thereof. Each Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing in his or its capacity as a stockholder of OSI.

        (g) RESTRICTION ON TRANSFER OF SHARES, PROXIES AND NON-INTERFERENCE. Except as contemplated by this Agreement or the Merger Agreement, no Stockholder shall, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (any such action being referred to herein as a "DISPOSITION"), any or all of such Stockholder's Owned Shares or any interest therein; (ii) except as contemplated by or permitted by this Agreement, grant any proxies or powers of attorney, deposit any Owned Shares into a voting trust or enter into a voting agreement with respect to any Owned Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement. Each Stockholder agrees with, and covenants to, Infinity that such Stockholder shall not request that OSI register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Owned Shares, unless such transfer is permitted by and made in compliance with this Agreement.

        (h) RIGHTS OF FIRST REFUSAL. Beginning on the date hereof and ending on the first to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms, the Stockholders shall promptly forward to Infinity all notices received and promptly notify Infinity of all communications regarding their rights of first refusal contained in the M-K Link Stockholders' Agreement.

        (i) RESTRICTION ON TRANSFER OF SHARES OF INFINITY COMMON STOCK. Each Stockholder agrees THAT WILLIAM S. LEVINE AND LEVINE INVESTMENTS LIMITED PARTNERSHIP, AS A GROUP (THE "LEVINE GROUP"), AND ARTURO R. MORENO, CAROLE
    B. MORENO AND BRN PROPERTIES LIMITED PARTNERSHIP, AS A GROUP (THE "MORENO GROUP"), WILL not effect any Disposition of an aggregate number of shares or Infinity Common Stock received (x) in the Merger or (y) following the Effective Time, upon the exercise or payment of OSI Stock Options assumed by Infinity pursuant to the Merger Agreement (such shares are collectively referred to as the "RESTRICTED SHARES"), in excess of:

           (i) during the first year following the Effective Time, Restricted Shares having a fair market value measured at the time of sale not to exceed $100 million in the aggregate BY THE LEVINE GROUP AND $100 MILLION IN THE AGGREGATE BY THE MORENO GROUP; and

           (ii) during the second year following the Effective Time, a number of Restricted Shares equal to, FOR EACH OF THE LEVINE GROUP AND THE MORENO GROUP, the sum of (A) 50% of the total number of Restricted Shares held OR PURCHASABLE UPON THE EXERCISE OR PAYMENT OF OSI STOCK OPTIONS on the first anniversary of the Effective Time, plus (B) Restricted Shares having a fair market value not to exceed $100 million, less the aggregate fair market value measured at the time of sale of Restricted Shares sold pursuant to clause (i) of this Section 4(i).

    Notwithstanding clauses (i) and (ii) of this 4(i) and in addition to any Dispositions in accordance with said clauses (i) and (ii):

           (x) THE Levine GROUP may effect Dispositions of additional RESTRICTED Shares as security for borrowing or margin loans from commercial lenders or broker-dealers up to a maximum number of RESTRICTED Shares with a fair market value which, when added to the then fair market value of other RESTRICTED Shares pledged or encumbered after the Effective Time in connection with similar borrowings or margin loans, will not exceed $125 million; and

           (y) THE Moreno GROUP may effect Dispositions of additional RESTRICTED Shares as security for borrowings or margin loans from commercial lenders or broker-dealers up to a maximum number of RESTRICTED Shares with a fair market value which, when added to the then fair market value of other RESTRICTED Shares pledged or encumbered after the Effective Time in connection with similar borrowings or margin loans, will not exceed $100 million.

    The parties hereto agree that all restrictions on Dispositions under this Agreement shall terminate on the SECOND anniversary of the Effective Time.

           (j) RELIANCE BY INFINITY AND BURMA ACQUISITION. Each Stockholder understands and acknowledges that Infinity and Burma Acquisition are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

    5. REPRESENTATIONS AND WARRANTIES OF INFINITY. Infinity hereby represents and warrants to each Stockholder that Infinity has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Infinity will not violate any other material agreement to which Infinity is a party. In addition, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors of Infinity and (ii) do not and will not violate any provision of the certificate of incorporation or by-laws of Infinity. This Agreement has been duly and validly executed and delivered by Infinity and constitutes a valid and binding agreement of Infinity, enforceable against it in accordance with its terms.

    6. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    7. TERMINATION. The covenants and agreements contained herein shall terminate (i) in the event the Merger Agreement is terminated in accordance with its terms, upon such termination and (ii) in the event the Merger is consummated, at the Effective Time, except that the provisions of Section 4(i) hereof shall survive any such termination, PROVIDED, in each case, that the provisions of Section 10 hereof shall survive any termination of this Agreement, and PROVIDED, FURTHER, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

    8. STOCKHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director or officer of OSI makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Owned Shares, and as the beneficiary of contractual rights with respect to the M-K Link Shares.

    9. SOPHISTICATION. Each Stockholder acknowledges that such Stockholder is an informed and sophisticated investor and, together with such Stockholder's advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable such Stockholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

    10. CONFIDENTIALITY. Each of the parties hereto recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each party hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than such party's counsel and advisors, if any) without the prior written consent of the other party, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such party's counsel advises are necessary in order to fulfill such party's obligations imposed by law, in which event such party shall give notice of such disclosure to the other party as promptly as practicable so as to enable the other party to seek a protective order from a court of competent jurisdiction with respect thereto.

    11.  MISCELLANEOUS.

        (a) ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        (b) CERTAIN EVENTS. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Owned Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Owned Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors; PROVIDED, that following the Effective Time or termination of the Merger Agreement, this Agreement shall not be binding on any purchaser of Owned Shares in an open market transaction. Notwithstanding any transfer of Owned Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

        (c) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party; PROVIDED, that Infinity may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Infinity, but no such assignment shall relieve Infinity of its obligations hereunder if such assignee does not or cannot perform such obligations and, notwithstanding the foregoing, Infinity shall remain liable for its obligations under Section 10 hereof.

        (d) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Stockholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto; PROVIDED, that Schedule I hereto may be supplemented by Infinity by adding the name and other relevant information concerning any stockholder of OSI who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

        (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to a             At the address set forth on Schedule I hereto
  Stockholder:

copy to:            Powell, Goldstein, Frazer & Murphy LLP,
                    Sixteenth Floor
                    191 Peachtree Street, N.E.
                    Atlanta, Georgia 30303
                    Attention: William B. Shearer, Jr., Esq.
                    Facsimile: (404) 572-5958

If to Infinity:     Infinity Broadcasting Corporation
                    51 West 52(nd) Street--35(th) Floor
                    New York, New York 10019
                    Attention: Louis J. Briskman, Esq.
                    Facsimile: (212) 597-4031

copy to:            Weil, Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, New York 10153
                    Attention: Howard Chatzinoff, Esq.
                    Facsimile: (212) 310-8007

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (f) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        (g) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the aggrieved party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

        (h) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        (i) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (j) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

        (k) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

        (l) JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on FORUM NON CONVENIENS or any other objection to venue therein); PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (l) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

        (m) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (n) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                          [SIGNATURES BEGIN ON NEXT PAGE]

    IN WITNESS WHEREOF, Infinity and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                    INFINITY BROADCASTING CORPORATION

                                    By:        /s/ FARID SULEMAN
                                               -------------------------------------------------
                                               NAME: FARID SULEMAN
                                               TITLE: EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL
                                               OFFICER

                                    STOCKHOLDERS

                                               /s/ WILLIAM S. LEVINE
                                               -------------------------------------------------
                                               William S. Levine

                                               /s/ ARTURO R. MORENO
                                               Arturo R. Moreno

                                               /s/ CAROLE D. MORENO
                                               -------------------------------------------------
                                               Carole D. Moreno

                                    LEVINE INVESTMENTS LIMITED PARTNERSHIP
                                    By:        William S. Levine, Its Sole General Partner

                                               /s/ WILLIAM S. LEVINE
                                               -------------------------------------------------
                                               William S. Levine

                                    BRN PROPERTIES LIMITED PARTNERSHIP
                                    By:        Arturo R. Moreno, Its Sole General Partner

                                               /s/ ARTURO R. MORENO
                                               -------------------------------------------------
                                               Arturo R. Moreno

                                   SCHEDULE I
                           TO STOCKHOLDERS AGREEMENT
                                  OWNED SHARES

                                                                                                    SHARES OF
NAME OF STOCKHOLDER                                                                              OSI COMMON STOCK
----------------------------------------------------------------------------------------------  ------------------

LEVINE INVESTMENTS LIMITED PARTNERSHIP........................................................       29,733,321

WILLIAM S. LEVINE.............................................................................              225

ARTURO R. MORENO..............................................................................        6,677,785(1)

ARTURO R. MORENO AND CAROLE MORENO, as joint tenants with rights of survivorship..............        3,429,396

BRN PROPERTIES LIMITED PARTNERSHIP............................................................        4,121,266

                                                 M-K LINK SHARES

M-K LINK INVESTMENTS LIMITED PARTNERSHIP......................................................        4,348,206

------------------------

1 An additional 15,063,578 shares are subject to options exercisable by Mr Moreno within 60 days.

ADDRESS FOR STOCKHOLDERS

Mr. William S. Levine
Pacific Companies
1702 East Highland Avenue
Suite 310
Phoenix, Arizona 85016
Facsimile: (602) 248-0884
AND

Mr. Arturo R. Moreno
Outdoor Systems, Inc.
2502 N. Black Canyon Highway
Phoenix, Arizona 85009
Facsimile: (602) 269-8867

WITH A COPY TO:

Powell, Goldstein, Frazer & Murphy LLP
Sixteenth Floor
191 Peachtree Street, N.E.
Atlanta, Georgia 30303
Facsimile: (404) 572-5958

                                                                         ANNEX E

                       CBS BROADCASTING VOTING AGREEMENT

    AGREEMENT dated May 27, 1999 among OUTDOOR SYSTEMS, INC., a Delaware corporation ("OSI") and CBS BROADCASTING, INC., a New York corporation ("STOCKHOLDER").

                              W I T N E S S E T H:

    WHEREAS, concurrently herewith, Infinity Broadcasting Corporation, a Delaware corporation controlled by Stockholder ("Infinity"), Burma Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Infinity ("BURMA ACQUISITION") and OSI, are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "MERGER AGREEMENT"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement), pursuant to which Burma Acquisition will be merged with and into OSI and OSI shall continue as the surviving corporation (the "MERGER");

    WHEREAS, as an inducement and a condition to entering into the Merger Agreement, OSI has required that Stockholder agree, and Stockholder has agreed, to enter into this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  DEFINITIONS.  For purposes of this Agreement:

    (a) "INFINITY COMMON STOCK" shall mean at any time, collectively, the Class A Common Stock, par value $.01 per share, and the Class B Common Stock, par value $.01 per share, of Infinity. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "INFINITY COMMON STOCK" shall be deemed to refer to and include all such stock dividends and distributions and any shares into which or for which any or all of the shares of Infinity Common Stock may be changed or exchanged.

    (b) "PERSON" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

    (c) "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

    2. PROVISIONS CONCERNING INFINITY COMMON STOCK. Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or termination of the Merger Agreement in accordance with its terms, at any meeting of the holders of Infinity Common Stock, however called, or in connection with any written consent of the holders of Infinity Common Stock, such Stockholder shall vote (or cause to be voted) all shares of Infinity Common Stock over which such Stockholder has voting power, whether such power exists now or is acquired by such Stockholder after the date of this Agreement: (i) in favor of the Share Issuance and each of the other actions contemplated by the Merger Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of

Infinity under the Merger Agreement or this Agreement; and (iii) against any other action involving Infinity or its subsidiaries which is intended, or could in any manner be expected, to materially impede, interfere with, delay, postpone, or adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. Stockholder shall not enter into any agreement or understanding with any person or entity the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

    3.  OTHER COVENANTS, REPRESENTATIONS AND WARRANTIES OF
STOCKHOLDER. Stockholder hereby covenants, represents and warrants to Infinity as follows:

    (a) OWNERSHIP OF SHARES. Stockholder is the record holder and beneficial owner of 700,000,000 shares of Class B Common Stock, par value $.01 per share, of Infinity (the "SUBJECT SHARES"). The Subject Shares constitute all of the shares of Infinity Common Stock owned of record or Beneficially Owned by Stockholder. With respect to the Subject Shares, Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition and sole power to agree to all of the other matters set forth in this Agreement, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

    (b) POWER; BINDING AGREEMENT. Stockholder has the legal capacity, corporate power and authority to enter into and perform all of Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party including, without limitation, any voting agreement, partnership agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated hereby.

    (c) NO CONFLICTS. Except for filings, permits, authorizations, consents and approvals under federal securities laws and the HSR Act, if applicable, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of Stockholder's properties or assets may be bound, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets.

    (d) NO ENCUMBRANCES. Except as applicable in connection with the transactions contemplated hereby, the Subject Shares and the certificates representing such Subject Shares are now, and at all times during the term hereof will be, held of record by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder in favor of OSI.

    (e) NO FINDER'S FEES. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

    (f) RESTRICTION ON PROXIES AND NON-INTERFERENCE. Stockholder shall not, directly or indirectly, (i) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares; or (ii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement.

    (g) RELIANCE BY OSI. Stockholder understands and acknowledges that OSI is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

    4. REPRESENTATIONS AND WARRANTIES OF OSI. OSI hereby represents and warrants to Stockholder that OSI has the legal capacity, corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by OSI will not violate any other material agreement to which OSI is a party. In addition, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors of OSI and (ii) do not and will not violate any provision of the certificate of incorporation or by-laws of OSI. This Agreement has been duly and validly executed and delivered by OSI and constitutes a valid and binding agreement of OSI, enforceable against it in accordance with its terms.

    5. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    6. TERMINATION. The covenants and agreements contained herein with respect to the Subject Shares shall terminate (i) in the event the Merger Agreement is terminated in accordance with its terms, upon such termination and (ii) in the event the Merger is consummated, at the Effective Time, PROVIDED, in each case, that the provisions of Section 7 hereof shall survive any termination of this Agreement, and PROVIDED, FURTHER, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

    7. CONFIDENTIALITY. Each of the parties hereto recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each party hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than such party's counsel and advisors, if any) without the prior written consent of the other party, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such party's counsel advises are necessary in order to fulfill such party's obligations imposed by law, in which event such party shall give notice of such disclosure to the other party as promptly as practicable so as to enable the other party to seek a protective order from a court of competent jurisdiction with respect thereto.

    8.  MISCELLANEOUS.

    (a) ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    (b) CERTAIN EVENTS. Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or Beneficial Ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including, without limitation, Stockholder's successors. Notwithstanding any transfer of Subject Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor. Prior to any transfer of Subject Shares, Stockholder shall give the transferee written notice of the foregoing obligations and the terms of this Section 8(b).

    (c) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise by either party hereto without the prior written consent of the other party.

    (d) AMENDMENTS, WAIVERS, ETC. This Agreement may be amended, changed, supplemented, waived or otherwise modified or terminated, upon the execution and delivery of a written agreement executed by the relevant parties hereto.

    (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

    If to Stockholder:                         CBS Corporation
                                               51 West 52(nd) Street--35(th) Floor
                                               New York, New York 10019
                                               Attention: Louis J. Briskman, Esq.
                                               Facsimile: (212) 597-4031

    copy to:                                   Weil, Gotshal & Manges LLP
                                               767 Fifth Avenue
                                               New York, New York 10153
                                               Attention: Howard Chatzinoff, Esq.
                                               Facsimile: (212) 310-8007

    If to OSI:                                 Outdoor Systems, Inc.
                                               2502 North Black Canyon Highway
                                               Phoenix, Arizona 85009
                                               Attention: William Levine
                                               Facsimile: (602) 248-0884

    copy to:                                   Powell, Goldstein, Frazer & Murphy LLP
                                               Sixteenth Floor
                                               191 Peachtree Street, N.E.
                                               Atlanta, Georgia 30303
                                               Attention: William B. Shearer, Jr., Esq.
                                               Facsimile: (404) 572-5958

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

    (f) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

    (g) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the aggrieved party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

    (h) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

    (i) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

    (j) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

    (k) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

    (l) JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on FORUM NON CONVENIENS or any other objection to venue therein); PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (l) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

    (m) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    (n) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                        [SIGNATURES BEGIN ON NEXT PAGE]

    IN WITNESS WHEREOF, OSI and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                OUTDOOR SYSTEMS, INC.

                                By:  /s/ WILLIAM S. LEVINE
                                     -------------------------------
                                     Name: William S. Levine
                                     Title:  Chairman of the Board

                                CBS BROADCASTING, INC.

                                By:  /s/ LOUIS J. BRISKMAN
                                     -------------------------------
                                     Name: Louis J. Briskman
                                     Title:  Executive Vice President and
                                     General Counsel

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant is incorporated under the laws of the State of Delaware. Under Section 145 of the Delaware General Corporate Law (the "DGCL"), the Registrant is empowered to indemnify its directors and officers in the circumstances therein provided. Certain portions of Section 145 are summarized below:

    Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

    Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

    Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or

(3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

    Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

    Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

    The Registrant's Restated Certificate of Incorporation contains a provision eliminating, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the liability of a director to the Registrant and its stockholders for monetary damages for breaches of fiduciary or other duty as a director. However, the DGCL does not currently allow such provision to limit the liability of a director for: (i) any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws; (iii) payment of dividends, stock purchases or redemptions that violate the DGCL; or
(iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

    The Registrant's Restated Certificate of Incorporation and its Restated By-Laws also provide that, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the Registrant will indemnify and hold harmless any officer or director who is or was made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant or a director or elected officer of a subsidiary of the Registrant, and may indemnify any employee or agent of the Registrant and any person serving at the request of the Registrant as an officer, director, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise; provided, however, that the Registrant will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by the Restated Certificate of Incorporation or the Restated By-Laws. In addition, the Registrant will pay the expenses incurred by any officers and directors, and may pay the expenses incurred by other persons that may be indemnified pursuant to its Restated Certificate of Incorporation and its Restated By-Laws, in defending any such proceeding in advance of its final disposition upon receipt (unless the Registrant upon authorization of the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Registrant as authorized in its Restated By-Laws or otherwise. The Restated By-Laws also state that such indemnification is not exclusive of any other rights of the indemnified party, including rights under any indemnification agreements or otherwise.

ITEM 21. EXHIBITS AND FINANCIAL SCHEDULES.

    (a) The following is a list of Exhibits included as part of this Registration Statement.

EXHIBIT NO.    EXHIBIT DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

        2.1    Agreement and Plan of Merger, dated as of May 27, 1999, by and among Infinity Broadcasting
               Corporation, Burma Acquisition Corp. and Outdoor Systems, Inc. (incorporated herein by reference to
               Exhibit 99.1 to the report on Form 8-K of Outdoor Systems, Inc., filed with the Securities and
               Exchange Commission on June 3, 1999).
        2.2    Amendment No. 1 to the Agreement and Plan of Merger, dated as of June 16, 1999, by and among Infinity
               Broadcasting Corporation, Burma Acquisition Corp. and Outdoor Systems, Inc. (incorporated herein by reference to Exhibit 99.2 to the report on Form 8-K of Infinity Broadcasting Corporation, filed with the Securities and Exchange Commission on June 25, 1999).
        2.3    Stockholders Agreement, dated as of May 27, 1999, among Infinity Broadcasting Corporation and the stockholders named therein (incorporated herein by reference to Exhibit 99.2 to the report on Form
               8-K of Outdoor Systems, Inc., filed with the Securities and Exchange Commission on June 3, 1999).
       2.4*    Amendment No. 1 to the Stockholders Agreement, dated as of May 27, 1999, among Infinity Broadcasting
               Corporation and the stockholders named therein.
        2.5    Voting Agreement, dated as of May 27, 1999, among Outdoor Systems, Inc. and the stockholders named therein (incorporated herein by reference to Exhibit 99.3 to the report on Form 8-K of Outdoor
               Systems, Inc., filed with the Securities and Exchange Commission on June 3, 1999).
         5*    Opinion of Weil, Gotshal & Manges LLP, as to the legality of the securities being registered.
       8.1*    Opinion of Weil, Gotshal & Manges LLP, as to certain United States federal income tax consequences of the Merger.
       8.2*    Opinion of Powell, Goldstein, Frazer & Murphy LLP, as to certain United States federal income tax consequences of the Merger.
      23.1*    Consent of KPMG LLP.
      23.2*    Consent of Deloitte & Touche LLP.
      23.3*    Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5 to this Registration Statement).
      23.4*    Consent of Weil, Gotshal & Manges LLP (included in Exhibit 8.1 to this Registration Statement).
      23.5*    Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 8.2 to this Registration
               Statement).
      24.1*    Powers of Attorney.

EXHIBIT NO.    EXHIBIT DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
       99.1    Form of Registration Rights Agreement to be entered into among Infinity Broadcasting Corporation and the stockholders named therein (incorporated herein by reference to Exhibit 99.4 to the report on
               Form 8-K of Outdoor Systems, Inc., filed with the Securities and Exchange Commission on June 3,
               1999).

------------------------

*   Filed herewith

ITEM 22.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes as follows:

    (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

provided however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

    (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (d) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act that of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (e) that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

    (f) that every prospectus (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is issued in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment of the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (g) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

    (h) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request; and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

    (i) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on
this       day of             , 1999.

                                INFINITY BROADCASTING CORPORATION

                                By:
                                     ------------------------------------------
                                                    Mel Karmazin
                                      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                                      OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons on             ,
1999 in the capacities indicated.

                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------

                                                        Chairman, President and Chief Executive Officer
     -------------------------------------------        (Principal Executive Officer) and Director
                     Mel Karmazin

                          *                             Executive Vice President, Chief Financial Officer, and
     -------------------------------------------        Treasurer (Principal Financial and Accounting Officer)
                    Farid Suleman                       and Director

                          *                             Director
     -------------------------------------------
                  George H. Conrades

                          *                             Director
     -------------------------------------------
                   Bruce S. Gordon

                          *                             Director
     -------------------------------------------
                 Richard R. Pivirotto

                          *                             Director
     -------------------------------------------
                   Jeffrey Sherman

                          *                             Director
     -------------------------------------------
                   Dr. Paula Stern

                          *                             Director
     -------------------------------------------
                   Robert D. Walter

*By:  -------------------------
            Mel Karmazin
          ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 4th day of October, 1999.

                                INFINITY BROADCASTING CORPORATION

                                By:               /s/ MEL KARMAZIN
                                     ------------------------------------------
                                                    Mel Karmazin
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons on             ,
1999 in the capacities indicated.

                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------

                   /s/ MEL KARMAZIN                     Chairman, President and Chief Executive Officer
     -------------------------------------------        (Principal Executive Officer) and Director
                     Mel Karmazin

                          *                             Executive Vice President, Chief Financial Officer, and
     -------------------------------------------        Treasurer (Principal Financial and Accounting Officer)
                    Farid Suleman                       and Director

                          *                             Director
     -------------------------------------------
                  George H. Conrades

                          *                             Director
     -------------------------------------------
                   Bruce S. Gordon

                          *                             Director
     -------------------------------------------
                 Richard R. Pivirotto

                          *                             Director
     -------------------------------------------
                   Jeffrey Sherman

                          *                             Director
     -------------------------------------------
                   Dr. Paula Stern

                          *                             Director
     -------------------------------------------
                   Robert D. Walter

*By:      /s/ MEL KARMAZIN
      -------------------------
            Mel Karmazin
         PRESIDENT AND CHIEF
          EXECUTIVE OFFICER
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT NO.    EXHIBIT DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

        2.1    Agreement and Plan of Merger, dated as of May 27, 1999, by and among Infinity Broadcasting
               Corporation, Burma Acquisition Corp. and Outdoor Systems, Inc. (incorporated herein by reference to
               Exhibit 99.1 to the report on Form 8-K of Outdoor Systems, Inc., filed with the Securities and
               Exchange Commission on June 3, 1999).
        2.2    Amendment No. 1 to the Agreement and Plan of Merger, dated as of June 16, 1999, by and among Infinity
               Broadcasting Corporation, Burma Acquisition Corp. and Outdoor Systems, Inc. (incorporated herein by reference to Exhibit 99.2 to the report on Form 8-K of Infinity Broadcasting Corporation, filed with the Securities and Exchange Commission on June 25, 1999).
        2.3    Stockholders Agreement, dated as of May 27, 1999, among Infinity Broadcasting Corporation and the stockholders named therein (incorporated herein by reference to Exhibit 99.2 to the report on Form
               8-K of Outdoor Systems, Inc., filed with the Securities and Exchange Commission on June 3, 1999).
       2.4*    Amendment No. 1 to the Stockholders Agreement, dated as of May 27, 1999, among Infinity Broadcasting
               Corporation and the stockholders named therein.
        2.5    Voting Agreement, dated as of May 27, 1999, among Outdoor Systems, Inc. and the stockholders named therein (incorporated herein by reference to Exhibit 99.3 to the report on Form 8-K of Outdoor
               Systems, Inc., filed with the Securities and Exchange Commission on June 3, 1999).
         5*    Opinion of Weil, Gotshal & Manges LLP, as to the legality of the securities being registered.
       8.1*    Opinion of Weil, Gotshal & Manges LLP, as to certain United States federal income tax consequences of the Merger.
       8.2*    Opinion of Powell, Goldstein, Frazer & Murphy LLP, as to certain United States federal income tax consequences of the Merger.
      23.1*    Consent of KPMG LLP.
      23.2*    Consent of Deloitte & Touche LLP.
      23.3*    Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5 to this Registration Statement).
      23.4*    Consent of Weil, Gotshal & Manges LLP (included in Exhibit 8.1 to this Registration Statement).
      23.5*    Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 8.2 to this Registration
               Statement).
      24.1*    Powers of Attorney.
       99.1    Form of Registration Rights Agreement to be entered into among Infinity Broadcasting Corporation and the stockholders named therein (incorporated herein by reference to Exhibit 99.4 to the report on
               Form 8-K of Outdoor Systems, Inc., filed with the Securities and Exchange Commission on June 3,
               1999).

------------------------

* Filed herewith